As filed with the Securities and Exchange Commission on December 29, 2010
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UFOOD RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	5812	20-4463582
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
255 Washington Street, Suite 150
Newton, MA 02458
(617) 787-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
George Naddaff, Chief Executive Officer
UFood Restaurant Group, Inc.
255 Washington Street, Suite 150
Newton, MA 02458
(617) 787-6000
(Name, address including zip code, and
telephone number, including area code, of agent for service)
Copy to:
Richard A. Krantz, Esq.
Robinson & Cole LLP
1055 Washington Blvd.
Stamford, CT 06901
(203) 462-7500
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount	Proposed	Proposed Maximum	Amount of
Securities	To Be	Maximum Offering	Aggregate Offering	Registration
to Be Registered	Registered(1)	Price Per Share(2)	Price(2)	Fee
Common Stock, par value $0.001 per share	21,940,870	$0.235	$5,156,104.45	$598.62

(1)	Consists of (i) 14,956,522 shares of common stock issuable upon the conversion of convertible preferred stock issued to investors, (ii) 1,196,522 shares of common stock issuable for accrued dividends upon the conversion of convertible preferred stock issued to investors, (iii) 3,440,000 shares of common stock issuable upon exercise of warrants issued to investors, (iv) 2,173,913 shares of common stock issuable upon the conversion of convertible preferred stock issued to a public relations firm, and (v) 173,913 shares of common stock issuable for accrued dividends upon the conversion of convertible preferred stock issued the public relations firm.

(2)	Estimated solely for the purpose of determining the amount of the registration fee, based on the average of the high and low sale prices of the common stock as reported by the OTC Bulletin Board on December 23, 2010, in accordance with Rule 457(c) under the Securities Act of 1933.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 29, 2010
UFOOD RESTAURANT GROUP, INC.
Prospectus
21,940,870 shares of common stock
This prospectus relates to the offering by the selling stockholders of UFood Restaurant Group, Inc., of up to 21,940,870 shares of our common stock, par value $0.001 per share. These shares include (i) 14,956,522 shares of our common stock issuable upon the conversion of Series B 8% Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) issued to investors, (ii) 1,196,522 shares of common stock issuable for accrued dividends upon the Series B Preferred Stock issued to investors, (iii) 3,440,000 shares of our common stock issuable upon exercise of warrants (the “Warrants”) issued to investors, (iv) 2,173,913 shares of common stock issuable upon the conversion of Series B Preferred Stock issued to a public relations firm, and (v) 173,913 shares of common stock issuable for accrued dividends upon the conversion of Series B Preferred Stock issued the public relations firm. We are registering the offer and sale of the common stock to satisfy registration rights we have granted to the selling stockholders. We will not receive any proceeds from the sale of the common stock by the selling stockholders.
The selling stockholders have advised us that they will sell the shares of our common stock from time to time in the open market, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
Our common stock is traded on the OTC Bulletin Board under the symbol “UFFC.OB”. On ___, 2010, the closing price of our common stock was $___ per share.
Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 8 of this prospectus.
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated _____ , 2010.

SUMMARY
The following summary highlights information contained elsewhere in this prospectus. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below in the “Description of Business” section, the risks of purchasing our common stock discussed under the “Risk Factors” section, and our financial statements and the accompanying notes.
As used in this prospectus, “UFood,” “the Company,” “we,” “us” and “our” refer to UFood Restaurant Group, Inc., a Nevada corporation, and its wholly-owned subsidiaries taken as a whole, unless otherwise stated or the context clearly indicates otherwise. “KnowFat” refers to the operations of KnowFat Franchise Company, Inc., a Delaware company, prior to the December 18, 2007 merger discussed below, which resulted in KnowFat Franchise Company, Inc. becoming a wholly-owned subsidiary of ours.
Our Company
We are a franchisor and operator of fast-casual food service restaurants that capitalize on what we believe are the developing trends toward healthier living and eating and the increasing consumer demands for restaurant fare that offers appetizing food with healthy attributes. We believe our menu items are made with higher quality ingredients and healthier cooking techniques than ordinary quick serve food. Delivering great taste and an overall pleasing dining experience for an individual customer is the focus of UFood’s mission and concept.
We were incorporated in the State of Nevada on February 8, 2006 as Axxent Media Corporation. Prior to December 18, 2007, we were a development stage company as defined by Accounting Standards Codification (ASC) 915, Development Stage Entities. As Axxent Media Corporation, our business was to obtain reproduction and distribution rights to foreign films within North America and also to obtain the foreign rights to North American films for reproduction and distribution to foreign countries. Following the merger described below, we abandoned our plans to obtain reproduction and distribution rights to films. On August 8, 2007, we changed our name to UFood Franchise Company, and on September 25, 2007, we changed our name to UFood Restaurant Group, Inc.
On December 18, 2007, a wholly-owned subsidiary of our Company merged with and into KnowFat Franchise Company, Inc., with KnowFat surviving the merger as our wholly-owned subsidiary. Following the merger, we continued KnowFat’s business operations. KnowFat was founded in 2004 to capitalize on the popularity of a chain of fast-casual concept restaurants operating under the trade name “Lo Fat Know Fat” in the greater Boston area, as well as the trend we believe is developing in the United States towards healthier living and eating. After operating for three years as KnowFat! Lifestyle Grille, while continuously modifying and improving the concept, management decided that future locations will operate under the name UFood Grill. During the third quarter of 2008, the four remaining KnowFat! Lifestyle Grille locations were converted to UFood Grill outlets. All of our Company-owned restaurants and franchise-owned locations now operate, and all future locations will operate, under the name UFood Grill.
Three of our four Company-owned restaurants that were originally KnowFat! Lifestyle Grilles included an integrated convenience-style retail store that carried a variety of health-oriented nutritional products, such as supplements, vitamins, nutrition bars, energy drinks and healthy snacks. As part of the process of conversion to UFood Grill outlets, floor space formerly devoted to the sale of nutritional products in two of these stores was reconfigured to accommodate the sale of smoothie drinks and frozen yogurt, because we believe that these products will generate higher revenues in these locations. None of our franchise locations currently carries nutrition products, and only our Watertown, Massachusetts Company-owned location carries nutritional products. We will continue to evaluate the placement of nutrition products in our existing and future locations based on our assessment of demand in the particular location and, in the case of franchise locations, the franchisee’s preferences.
Our operations currently consist of eight restaurants in the Boston area and Dallas Forth Worth, TX and Cleveland, OH; comprising four Company-owned restaurants and four franchise-owned locations. We have entered into a total of four area development agreements and three franchise agreements covering 56 franchise units in the following states: Texas, Ohio, Massachusetts and the Washington, DC area. Furthermore, two of the area development agreements are for non-traditional locations such as airports, colleges, travel plazas, and hospitals across the United States. The 56 units include four franchise locations currently open and operating, and requiring an additional 52 future UFood Grill outlets to be developed by franchisees. The Naples, FL location was closed on July 24, 2010. On July 17, 2010 the Cleveland Hopkins International Airport location was open.
We believe the sale of franchises allows us to expand the UFood Grill brand faster than the construction and operation of Company-owned outlets due to the Company’s limited human and financial resources, while allowing us to collect franchise fees and royalties. Under our area development and franchise agreements, we receive royalties on gross franchise sales as described above, and we do not pay any of the construction, opening (other than the training and advice described above), operating or marketing costs. We do not provide or arrange financing to franchisees or area developers.

All of our Company-owned restaurants and franchise-owned locations now operate, and all future locations will operate, under the name UFood Grill.
Corporate Information
Our principal executive offices are located at 255 Washington Street, Suite 150, Newton, Massachusetts 02458. Our telephone number is (617) 787-6000. Our website address is www.ufoodgrill.com . Information contained on our website is not deemed part of this prospectus.
The Offering

Common stock currently outstanding	40,489,033 (1)

Common stock offered by the Company	None

Common stock offered by the selling stockholders	21,940,870 shares (2)

Common stock outstanding after the offering	62,429,903 shares (3)

Use of proceeds	We will not receive any of the proceeds from the sales of our common stock offered by this prospectus.

OTC Bulletin Board symbol	UFFC.OB

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 8 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	As of December 16, 2010.

(2)	Includes (i) 14,956,522 shares of our common stock issuable upon the conversion of Series B Preferred Stock issued to investors, (ii) 1,196,522 shares of common stock issuable for accrued dividends upon the conversion of Series B Preferred Stock issued to investors, (iii) 3,440,000 shares of our common stock issuable upon exercise of Warrants issued to investors, (iv) 2,173,913 shares of common stock issuable upon the conversion of Series B Preferred Stock issued to a public relations firm, and (v) 173,913 shares of common stock issuable for accrued dividends upon the conversion of Series B Preferred Stock issued the public relations firm.

(3)	Assumes (i) the full exercise of the warrants held by the investor selling stockholders to acquire 3,440,000 shares of common stock, (ii) the full conversion by the holders of the Series B Preferred Stock held by the investor selling stockholders into 16,153,044 shares of common stock, (iii) the full conversion by the investor relations firm of the Series B Preferred Stock held by the investor relations firm into 2,347,826 shares of common stock and (iv) all of our other outstanding options and warrants are not exercised.
Private Placement
On October 4 and October 29, 2010, we sold an aggregate of $3,440,000 of Series B Preferred Stock in a private offering (the “Private Placement”). The Series B Preferred Stock is convertible into 14,956,522 shares of our common stock at the rate of $0.23 per share. The initial closing of the sale of Series B Preferred stock took place on October 4, 2010, when the market price of the common shares was $0.30 per share. The subsequent delayed closing took place on October 29, 2010. On that date, the market price per share of our common stock was $0.28, but the shares of Series B Preferred Stock were identical to those issued earlier with a conversion price of $0.23 per share. As of October 1, 2010 (the date on which the terms of the Series B Preferred Stock were determined), the market value of the common stock into which all of Series B Preferred Stock sold in the Private Placement is convertible was $4,636,522.
In conjunction with the sale of the Series B Preferred Stock, we also sold Warrants to purchase an aggregate of 3,440,000 shares of common stock. The Warrants are exercisable at a price of $0.29 per share of common stock.
In connection with the Private Placement, we engaged a placement agent and agreed to pay the placement agent (i) a cash fee equal to 10% of the funds raised from the investors in connection with the Offering; (ii) warrants to purchase 15% of the shares of our common stock underlying the Series B Preferred Stock issuable to investors in the Private Placement at an exercise price equal to $0.29, and exercisable for a period of 5 years; and (iv) $37,500 for its fees and expenses.

The approximate total amount of payments made or which we may be required to make in connection with the Private Placement is as follows:

		TOTAL
		PAYMENT
Placement Agent
Legal expenses	$30,000
Cash Expenses	7,500
Commission	344,000

Total cash paid to Placement Agent		$381,500

Legal Expenses		$91,017

Issuance of Warrants to Placement Agent

Total fair value of warrants		$563,166

TOTAL PAYMENTS		$1,035,683

Dividends
The holders of Series B Preferred Stock are entitled to receive cumulative dividends at a rate per share (as a percentage of the stated value of such share) of 8% per annum, compounded annually, payable upon a liquidation, dissolution or winding up of UFood, or payable in shares of common stock upon the conversion of the Series B Preferred Stock.
Liquidated Damages
If we fail for any reason to deliver certificates to the investors upon conversion of the Series B Preferred Stock, we must pay, in cash, as liquidated damages and not as a penalty, for each $5,000 of stated value of Series B Preferred Stock being converted, $50 per trading day (increasing to $100 per trading day on the sixth (6th) trading day after such liquidated damages begin to accrue and increasing to $200 per trading day on the ninth (9th) trading day after such liquidated damages begin to accrue) for each trading day until the certificates are delivered.
Series B Preferred Stock Conversion Price
On October 1, 2010, the date that the terms of the Series B Preferred Stock were contractually agreed upon, the conversion price per common share ($0.23) represented a twenty-six percent (26%) discount to the market price of the common shares ($0.31).

Market price per share (as of October 1, 2010)	$0.31
Conversion price per share	$0.23
Total shares of common stock underlying the Series B Preferred Stock (excluding dividends)	14,956,522
Market price of total shares (as of October 1, 2010)	$4,636,522

Total conversion price of shares	$3,440,000

Total discount to the market price	$1,196,522

A portion of the Series B Preferred Stock (representing 12,152,174 shares of common stock underlying the Series B Preferred Stock) was issued on October 4, 2010, when the market price per share of common stock was $0.30. Accordingly, the market value of these shares on day these shares of Series B Preferred Stock were issued ($3,645,652) exceeded their aggregate conversion price ($2,795,000) by $850,652. The remainder of the Series B Preferred Stock (representing 2,804,348 shares of common stock underlying the Series B Preferred Stock) was issued on October 29, 2010, when the market price per share of common stock was $0.28. Accordingly, the market value of these shares on day these shares of Series B Preferred Stock were issued ($785,217) exceeded their aggregate conversion price ($645,000) by $140,217.

Warrant Exercise Price
On October 1, 2010, the date that the terms of the Warrants were contractually agreed upon, the exercise price per common share ($0.29) represented a six percent (6%) discount to the market price of the common shares ($0.31).

Market price per share	$0.31
Exercise price per share	$0.29
Total shares underlying the Warrants	3,440,000
Market price of total shares (as of October 1, 2010)	$1,066,400

Total exercise price of shares	$997,600

Total discount to the market price	$68,800

A portion of the Warrants (representing 2,795,000 shares of common stock underlying the Warrants) was issued on October 4, 2010, when the market price per share was $0.30. Accordingly, the market value of these shares on day these Warrants were issued ($838,500) exceeded their aggregate exercise price ($810,550) by $27,950. The remainder of the Warrants (representing 645,000 shares of common stock underlying the Warrants) was issued on October 29, 2010, when the market price per share was $0.28. Accordingly, the market value of these shares on day these Warrants were issued ($180,600) exceeded their aggregate exercise price ($187,050) by $6,450.
Warrant Adjustment
If we (or any of our subsidiaries), at any time while the Warrants are outstanding, sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents entitling any person to acquire shares of common stock, at an effective price per share less than the then exercise price of the Warrants, then (i) the exercise price of the Warrants shall be reduced by multiplying the exercise price by a fraction, the numerator of which is the number of shares of common stock issued and outstanding immediately prior to the dilutive issuance plus the number of shares of common stock which the offering price for such dilutive issuance would purchase at the exercise price, and the denominator of which shall be the sum of the number of shares of common stock issued and outstanding immediately prior to the dilutive issuance plus the number of shares of common stock so issued or issuable in connection with the dilutive issuance, and (ii) the number of warrant shares issuable under the Warrants shall be increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.
Summary of Proceeds
The summary of the proceeds from the Private Placement is:

Gross Proceeds from the sale of Series B Preferred Stock and Warrants	$3,440,000
Total payments made by us	$472,517
Net proceeds	$3,912,517

Possible total net proceeds as a result of the additional exercise of Warrants	$997,600

The total payments made by us in connection with the Private Placement equaled 13.73% of the gross proceeds from the sale of Series B Preferred Stock before taking into account the proceeds from the exercise of the Warrants included in this transaction. Including the proceeds from the exercise of all of the Warrants, the total payments made by us in the Private Placement transaction equaled 10.65% of the gross proceeds from the sale of Series B Preferred Stock and the exercise of Warrants.
Summary Financial Information
The following tables summarizes historical financial data regarding our business and should be read together with the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated Financial Statements and the related notes included in this prospectus.

	Year Ended
	December 27,	December 28,
	2009	2008
Statement of Operations Data

Revenues	$5,450,836	$5,824,042
Total costs and expenses	9,408,187	15,699,347
Net loss	$(3,957,351)	$(9,875,305)
Weighted average shares outstanding, basic and fully diluted	35,320,547	33,851,004
Net loss per common share, basic and fully diluted	$(0.11)	$(0.29)

Statement of Cash Flows Data

Net cash used in operating activities	$(3,189,391)	$(5,171,158)
Cash and cash equivalents (end of period)	2,278,427	787,551

	Nine months	Nine months
	ended September	ended September
	26, 2010	27, 2009
Statement of Operations Data

Revenues	$3,719,211	$3,879,562
Total costs and expenses	10,646,832	6,973,906
Net loss	$(6,927,621)	$(3,094,344)
Weighted average shares outstanding, basic and fully diluted	39,039,355	34,950,705
Net loss per common share, basic and fully diluted	$(0.18)	$(0.09)

Statement of Cash Flows Data

Net cash used in operating activities	$(1,239,833)	$(2,566,029)
Cash and cash equivalents (end of period)	518,140	3,045,060

	At	At	At
	September 26,	December 27,	December 28,
Balance Sheet Data	2010	2009	2008
Current assets	$757,306	$2,711,239	$1,578,878
Total assets	2,646,617	4,992,339	3,642,666
Current liabilities	1,159,076	1,517,222	2,664,873
Total liabilities	7,020,283	4,880,964	3,326,468
Total stockholders’ equity (deficit)	(4,373,666)	111,375	316,198

NOTE REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our annual growth, operating results, future earnings, plans and objectives, contain forward-looking statements. In some cases, you can identify such forward-looking statements by words such as “estimate,” “project,” “intend,” “forecast,” “future,” “anticipate,” “plan,” “anticipates,” “target,” “planning,” “positioned,” “continue,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such terms and other comparable terminology that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus and in our other public filings with the Securities and Exchange Commission. It is routine for internal projections and expectations to change as the year or each quarter of the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this prospectus or other periodic reports are made only as of the date made and may change. We do not undertake any obligation to update or publicly release the result of any revision to these forward-looking statements to reflect events or circumstances occurring after the date they are made or to reflect the occurrence of unanticipated events.
RISK FACTORS
An investment in shares of our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should participate in this offering.
Risks Related to Our Company and Our Business
We have a limited operating history and are subject to all of the risks inherent in the expansion of an early-stage business.
We were formed approximately six years ago, and we have a short operating history upon which an investor can evaluate our performance. Our proposed operations are subject to all of the risks inherent in the expansion of an early-stage business enterprise, including higher-than-expected expenses and uncertain revenues. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the expansion of an early-stage business and the competitive environment in which we operate. We have had no profits to date, and there can be no assurance of future profits. As a result of the expansion-stage nature of our business and the fact that we will incur significant expenses in connection with our activities, we can be expected to sustain operating losses for the foreseeable future.
We have not been profitable to date and expect our operating losses to continue for the foreseeable future; we may never be profitable. Our auditors have included an explanatory paragraph in their opinion as to the substantial doubt about our ability to continue as a going concern.
We have incurred annual operating losses and generated negative cash flows since our inception and have financed our operations principally through equity investments and borrowings. At this time, our ability to generate sufficient revenues to fund operations is uncertain. For the nine months ended September 26, 2010 we had revenue of $3,719,211 and incurred an operating loss of $6,927,621. For the nine months ended September 27, 2009, we had revenue of $3,879,562 and incurred an operating loss of $3,094,344. Our total accumulated deficit through September 26, 2010, was $32,463,270.
Due to, among other factors, our history of losses and negative cash flows from operations, our independent auditors have included an explanatory paragraph in their opinion for the year ended December 27, 2009 as to the substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared in accordance with accounting principals generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern.
As a result of our brief operating history, revenue is difficult to predict with certainty. Current and projected expense levels are based largely on estimates of future revenue. We expect expenses to increase in the future as we expand our sales, marketing and administrative activities and incur the expenses of being a public company. As a result, we expect to incur additional losses for at least the next 18 months. We cannot assure you that we will be profitable in the future or generate future revenues. Accordingly, the extent of our future losses and the time required to achieve profitability, if ever, is uncertain. Failure to achieve profitability could materially and adversely affect the value of our Company and our ability to effect additional financings. The success of the business depends on our ability to increase revenues to offset expenses. If our revenues fall short of projections, our business, financial condition and operating results will be materially adversely affected. If we are unable to generate positive cash flow from our Company-owned restaurants or if the market price of our common stock declines, we may be required to recognize an impairment loss with respect to the assets of our Company-owned restaurants or our goodwill.
There are risks inherent in expansion of operations, including our ability to sell franchises, generate profits from new restaurants, find suitable sites and develop and construct stores in a timely and cost-effective way.
We cannot project with certainty, nor do we make any representations regarding, the number of franchises we will be able to sell or the number of new restaurants we and our franchisees will open in accordance with our present plans and within the timeline or the budgets that we currently project. While our business plan focuses primarily on the sale of franchises rather than building and operating additional Company-owned stores, sales at Company-owned stores represented over 85% of our total revenues for the year ended December 27, 2009. Our failure to sell the projected number of franchises would adversely affect our ability to execute our business plan by, among other things, reducing our revenues and profits and preventing us from realizing our strategy of being the first major franchiser of retail outlets offering a combination of food service featuring low-fat, low-carbohydrate and low-calorie food items, selected beverages to the general public. Furthermore, we cannot assure you that our new restaurants will generate revenues or profit margins consistent with those currently operated by us and our franchisees or that our restaurants will be operated profitably.
During the nine months ended September 26, 2010, our store operations business segment generated revenue of $3,447,118 and an operating profit of $132,426. During the nine months ended September 27, 2009, our store operations business segment generated revenue of $3,548,216 and an operating loss of $5,439. During the year ended December 27, 2009, our store operations business segment generated revenue of $4,632,651 and an operating loss of $13,056.
We will rely primarily upon area developers to open and operate franchise units. The number of openings and the performance of new stores will depend on various factors, including:
•	the availability of suitable sites for new stores;

•	our and our franchisees’ ability to negotiate acceptable lease or purchase terms for new locations, obtain adequate financing, on favorable terms, requires to construct, build-out and operate new stores and meet construction schedules, and hire and train and retain qualified store managers and personnel;

•	managing construction and development costs of new stores at affordable levels;

•	the establishment of brand awareness in new markets; and

•	the ability of our Company and our area developers to manage this anticipated expansion.
While the impact varies with the location and the qualifications of the franchisee, tight credit markets are generally making financing for construction and operation of restaurants more difficult to obtain on favorable terms.
Competition for suitable store sites in target markets is intense and lease costs are increasing (particularly for urban locations). Not all of these factors are within our control or the control of our franchisees, and there can be no assurance that we will be able to accelerate our growth or that we will be able to manage the anticipated expansion of our operations effectively.
We will depend on contractors and real estate developers to construct our stores. Many factors may adversely affect the cost and time associated with the development and construction of our stores, including:
•	labor disputes;

•	shortages of materials or skilled labor;

•	requirements to use union labor;

•	energy prices;

•	adverse weather;

•	unforeseen engineering problems;

•	environmental problems;

•	construction or zoning problems;

•	local government regulations;

•	modifications in design; and

•	other unanticipated increases in costs.
Any of these factors could give rise to delays or cost overruns, which may prevent us from developing additional stores within our anticipated budgets or time periods or at all. Any such failure could cause our business, results of operations and financial condition to suffer. The recent volatility in certain commodity markets, such as those for energy, grains and dairy products, which have experienced significant increases in prices, may be generally causing franchisees in our industry to delay construction of new restaurants and/or causing potential new franchisees to reconsider entering into franchise agreements.
Our business plan is dependent on the franchising model; therefore, our success will generally depend on the success of our franchisees and the profitability of their stores.
Because royalties from franchisees’ sales are a principal component of our revenue base, our success is dependent upon our ability to attract highly qualified franchisees and the ability of our franchisees to promote and capitalize upon UFood’s concept. Our franchisees generally depend upon financing from banks and other financial institutions to finance the cost of opening a new restaurant. If franchisees cannot obtain reasonable financing and restaurants do not open, our royalties from those restaurants will not exist. Even if we are successful in selling franchise units, the contemplated expansion may entail difficulty in maintaining quality standards, operating controls and communications, and in attracting qualified restaurant operators. Locations for units will be based on theoretical projections of market demand with no assurance that such locations will prove successful. As a result, franchise units may not attain desired levels of revenues or may attain them more slowly than projected, and this would adversely affect our results of operations. Since we are dependent on franchisee royalties, we are also at risk for the non-performance by our franchisees of their payment and other obligations under our franchise agreements. For example, in May 2008, we terminated a 2005 franchise agreement with our franchisee operator in Dade and Broward Counties, Florida, covering 24 unopened franchise locations because the franchisee did not meet the opening timeline specified in the agreement, and we have reclaimed the franchise territory. In 2007, two agreements covering two operating and four unopened locations were terminated after the stores ceased operations. Two other agreements covering twelve unopened locations were also terminated when the area developers did not meet the opening timeline set forth in their agreements. In 2009, we terminated three Area Development Agreements that included the following states Colorado, Utah, Montana, Wyoming, Idaho, Illinois, and the Houston, TX area. Also, during 2009 we terminated two franchise agreements for stores in DeMoines, IA and Burlington, MA. During 2010, we terminated the franchise agreements for the area developers in San Jose, CA and Naples, FL whose agreements require them to develop an aggregate of 12 restaurants, had failed to meet their agreed opening timelines. Similar defaults or failures by other franchisees could materially adversely affect our growth plans and our business, financial condition and operating results.
Our past and future operating losses may make it more difficult for us to attract new franchisees.
Potential new franchisees may be reluctant to commit to develop new UFood Grill restaurants as long as we are not profitable. As stated above, we have not been profitable to date and expect our operating losses to continue for at least the next 18 months. Until we have demonstrated the ability to be profitable, we may find it difficult to attract new franchisees, who are required to expend substantial sums to develop, construct and operate new restaurants, if they perceive that there is a risk that we will not continue in business or that our lack of profitability will impair their ability to make a profit.
We may be subject to general risk factors affecting the restaurant industry, including current economic climate, costs of labor, food prices, gasoline prices and the unemployment levels.
If we grow as anticipated, our Company and our franchisees may be affected by risks inherent in the restaurant industry, including:
•	adverse changes in national, regional or local economic or market conditions;

•	increased costs of labor (including increases in the minimum wage);

•	increased costs of food products;

•	availability of, and ability to obtain, adequate supplies of ingredients that meet our quality standards;

•	increased energy costs;

•	management problems;

•	increases in the number and density of competitors;

•	limited alternative uses for properties and equipment;

•	changing consumer tastes, habits and spending priorities;

•	changing demographics;

•	the cost and availability of insurance coverage;

•	uninsured losses;

•	changes in government regulation;

•	changing traffic patterns;

•	weather conditions; and

•	local, regional or national health and safety matters.
Our Company and our franchisees may be the subject of litigation based on discrimination, personal injury or other claims. We can be adversely affected by publicity resulting from food quality, illness, injury or other health concerns or operating issues resulting from one restaurant or a limited number of restaurants in our system. None of these factors can be predicted with any degree of certainty, and any one or more of these factors could have a material adverse effect on our Company.
There is intensive competition in our industry, and we will be competing with national and regional chains and independent restaurant operators.
The restaurant industry is intensely competitive. There are several healthy-food themed restaurants, most of which have fewer than six units. Moreover, the retail food industry in general, which is highly competitive and includes highly sophisticated national and regional chains, has begun to offer “healthier” alternatives to its typical menu offerings. We operate in the fast-casual sector of the retail food industry. This sector is highly competitive with respect to, among other things, taste, price, food quality and presentation, service, location and the ambiance and condition of each restaurant. Some of the restaurants and franchises have substantial financial resources, name recognition and reputations. While we strive to differentiate ourselves from major restaurants and food-service establishments through the nutritional attributes of the items we offer on our menu (all-natural and hormone-free meat, reduced fat sauces, cheeses and salad dressings, whole grain breads, and whenever possible, organic vegetables), the manner in which those items are prepared (baked, steamed or grilled) and the environment in which they are offered, we will, nonetheless, be required to compete with national and regional chains and with independent operators for market share, access to desirable locations and recruitment of personnel. Many of our competitors have existed longer and have a more established market presence with substantially greater financial, marketing, personnel and other resources than us. No assurances can be given that we will have the financial resources, distribution ability, depth of key personnel or marketing expertise to compete successfully in these markets.
Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences.
Our success depends, in part, upon the popularity of our food products and our ability to develop new menu items that appeal to consumers. Shifts in consumer preferences away from our restaurants or cuisine, our inability to develop new menu items that appeal to consumers or changes in our menu that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty like that which followed the 2001 terrorist attacks on the United States and the possibility of further terrorist attacks. A continuing decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.
For the nine months ended September 26, 2010, comparable store sales for our Company-owned stores decreased by 2.8%. For the twelve months ended December 27, 2009, comparable store sales for our Company-owned stores decreased by 5.6%. We believe higher gasoline prices, inflationary pressures on groceries and utilities, increased unemployment, home foreclosures and tightening credit conditions have all reduced consumer discretionary spending which in turn has adversely impacted our revenues and may continue to do so.
Increases in costs, including food, labor and energy prices, will adversely affect our results of operations.
Our profitability is dependent on our ability to anticipate and react to changes in our operating costs, including food, labor, occupancy (including utilities and energy), insurance and supplies costs. Various factors beyond our control, including climatic changes and government regulations, may affect food costs. Specifically, our dependence on frequent, timely deliveries of fresh meat and produce subject us to the risks of possible shortages or interruptions in supply caused by adverse weather or other conditions which could adversely affect the availability and cost of any such items. In the past, we have been able to recover some of our higher operating costs through increased menu prices. There have been, and there may be in the future, delays in implementing such menu price increases, and competitive pressures may limit our ability to recover such cost increases in their entirety. The recent volatility in certain commodity markets, such as those for energy, grains and dairy products, which have experienced significant increases in prices, may have an adverse effect on us in the fiscal 2010 and beyond and may cause franchisees in our industry to delay construction of new restaurants and/or cause potential new franchisees to reconsider entering into franchise agreements. The extent of the impact may depend on our ability to increase our menu prices and the timing thereof.
Our stores are concentrated in a small geographic area.
Four of our stores are located in the greater Boston area. A downturn in the regional economy or other significant adverse events in the greater Boston area could have a material adverse effect on our financial condition and results of operations.
The growth of our Company is dependent on the skills and expertise of management and key personnel.
During the upcoming stages of our Company’s growth, we will be entirely dependent upon the management skills and expertise of our management and key personnel, including George Naddaff, our current Chairman and Chief Executive Officer, and Charles A. Cocotas, our current President and Chief Operating Officer. We would be materially adversely affected in the event that the services of these individuals or other management or key personnel for any reason ceased to be available and adequate replacement personnel were not found. We have obtained key-man insurance on the life of George Naddaff. Such insurance may be cancelled if premiums are not paid when due. If the current policy is cancelled and when it expires, similar insurance may not be available in the future on terms acceptable to us, and there can be no assurance we will be able to secure such insurance.
Our food service business and the restaurant industry are subject to extensive government regulation.
We are subject to extensive and varied federal, state and local government regulation, including regulations relating to public health and safety and zoning codes. We operate each of our stores in accordance with standards and procedures designed to comply with applicable codes and regulations. However, if we could not obtain or retain food or other licenses, it would adversely affect our operations. Although we have not experienced, and do not anticipate, any significant difficulties, delays or failures in obtaining required licenses, permits or approvals, any such problem could delay or prevent the opening of, or adversely impact the viability of, a particular store or group of stores.
Massachusetts, and most other states and local jurisdictions have enacted laws, rules, regulations and ordinances which may apply to the operation of a UFood store, including those which:
•	Establish general standards, specifications and requirements for the construction, design and maintenance of the store premises;

•	regulate matters affecting the health, safety and welfare of our customers, such as general health and sanitation requirements for restaurants, employee practices concerning the storage, handling, cooking and preparation of food, special health, food service and licensing requirements, restrictions on smoking, exposure to tobacco smoke or other carcinogens or reproductive toxicants and saccharin and availability of and requirements for public accommodations, including restrooms;

•	set standards pertaining to employee health and safety;

•	set standards and requirements for fire safety emergency preparedness; regulate the proper use, storage and disposal of waste, insecticides, and other hazardous materials;

•	establish general requirements or restrictions on advertising containing false or misleading claims, or health and nutrient claims on menus or otherwise, such as “low calorie” or “fat free”, and

•	establish requirements concerning withholdings and employee reporting of taxes on tips.
In addition, some jurisdictions now require menu or other in-store disclosure of calorie and other nutritional information for each menu item.
In order to develop and construct more stores, we need to comply with applicable zoning, land use and environmental regulations. Federal and state environmental regulations have not had a material effect on our operations to date, but more stringent and varied requirements of local governmental bodies with respect to zoning, land use and environmental factors could delay or even prevent construction and increase development costs for new stores. We are also required to comply with the accessibility standards mandated by the U.S. Americans with Disabilities Act, which generally prohibit discrimination in accommodation or employment based on disability. We may, in the future, have to modify stores, for example, by adding access ramps or redesigning certain architectural fixtures, to provide service to or make reasonable accommodations for disabled persons. While these expenses could be material, our current expectation is that any such action will not require us to expend substantial funds.
We are subject to the U.S. Fair Labor Standards Act, the U.S. Immigration Reform and Control Act of 1986 and various federal and state laws governing various matters including minimum wages, overtime and other working conditions. We pay a significant number of our hourly staff at rates consistent with but higher than the applicable federal or state minimum wage. Accordingly, increases in the minimum wage would increase our labor cost. We are also subject to various laws and regulations relating to our current and any future franchise operations.
We are also subject to various federal and state laws that regulate the offer and sale of franchises and aspects of the licensor-licensee relationships. Many state franchise laws impose restrictions on the franchise agreement, including the duration and scope of non-competition provisions, the ability of a franchisor to terminate or refuse to renew and the ability of a franchisor to designate sources of supply. The Federal Trade Commission, or the FTC, and some state laws also require that the franchisor furnish to prospective franchisees a franchise offering circular that contains prescribed information and, in some instances, require the franchisor to register the franchise offering.
We have not conducted a comprehensive review of all the potential environmental liabilities at our properties.
We are subject to federal, state and local environmental laws and regulations concerning the discharge, storage, handling, release and disposal of hazardous or toxic substances. These environmental laws provide for significant fines, penalties and liabilities, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of the hazardous or toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such substances. We cannot predict what environmental laws will be enacted in the future, how existing or future environmental laws will be administered or interpreted or the amount of future expenditures that we may need to make to comply with, or to satisfy claims relating to, environmental laws. While, during the period of their ownership, lease or operation, our stores have not been subject to any material environmental matters, we have not conducted a comprehensive environmental review of our properties or operations. We have not conducted investigations of our properties to identify contamination caused by third-party operations; in such instances, our landlords would be required to address the contamination. If the relevant landlord does not identify contamination properly or completely, then under certain environmental laws, we could be held liable as an owner and operator to address any remaining contamination. Any such liability could be material.
Our success and competitive position depends on our ability to protect our proprietary intellectual property.
We own certain common law trademark rights and a number of federal trademark and service mark registrations. We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We therefore devote what we believe to be appropriate resources to the protection of our trademarks and proprietary rights. The protective actions that we take, however, may not be enough to prevent unauthorized usage or imitation by others, which may cause us to incur significant litigation costs and could harm our image or our brand or competitive position. To date, we have not been notified that our trademarks or menu offerings infringe upon the proprietary rights of third parties, but we cannot assure you that third parties will not claim infringement by us. Any such claim, whether or not it has merit, could be time-consuming, result in costly litigation, cause product delays or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse effect on our business, results of operations and financial condition. As a franchisor, we will grant our franchisees a limited license to use our trademarks and service marks. The general public could incorrectly identify our franchisees as controlled by us. In the event that a court determines the franchisee is not adequately identified as a franchisee, we could be held liable for the misidentified franchisee’s debts, obligations and liabilities.
Our plan to rapidly increase the number of stores may make future results unpredictable, as our success will depend on acceptance of our products in new markets.
We plan to significantly increase the number of our stores in the next three years. This growth strategy and the substantial investment associated with the development of each new store may cause operating results to fluctuate and be unpredictable or adversely affect profits. Our future results depend on various factors, including successful selection of new markets and store locations, market acceptance of the UFood experience, consumer recognition of the quality of our food and willingness to pay our prices (which in some instances reflect higher ingredient costs), the quality of operations and general economic conditions. In addition, as has happened when other fast-casual restaurant concepts have tried to expand nationally, we may find that the UFood concept has limited or no appeal to customers in new markets or we may experience a decline in the popularity of UFood restaurants. Newly opened stores may not succeed, future markets and stores may not be successful and, even if we are successful, our average store sales may not increase.
New stores, once opened, may not be profitable, and the increases in average store sales and Company store sales that we have experienced in the past may not be indicative of future results.
Our ability to operate new stores profitably and increase sales will depend on many factors, some of which are beyond our control, including:
•	sales performance of new stores

•	competition, either from competitors in the restaurant industry or our own stores;

•	changes in consumer preferences and discretionary spending;

•	consumer understanding and acceptance of UFood stores;

•	road construction and other factors limiting access to new stores;

•	general economic conditions, which can affect store traffic, local labor costs and prices we pay for ingredients and other supplies; and

•	changes in government regulation.
If we fail to open stores as quickly as planned, or if new stores do not perform as planned, our business and future prospects could be harmed. In addition, a decrease in store sales could cause operating results to vary adversely from expectations.
Expansion into new markets may present increased risks due to our unfamiliarity with those areas.
Some of the new stores are planned for markets where we have little or no operating experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets. As a result, those new stores may be less successful than stores in existing markets. Consumers in a new market may not be familiar with the UFood brand, and we may need to build brand awareness in that market through greater investments in advertising and promotional activity than we originally planned. We may find it more difficult in new markets to hire, motivate and keep qualified employees who can project the UFood vision, passion and culture. Stores opened in new markets may also have lower average store sales than stores opened in existing markets, and may have higher construction, occupancy or operating costs than stores in existing markets. Sales at stores opened in new markets may take longer to ramp up and reach expected sales and profit levels, and may never do so, thereby affecting overall profitability.
We may not persuade customers of the benefits of paying higher prices for higher-quality food.
Due to what we believe are our higher quality standards, our food prices may be substantially higher than those of many of our competitors, particularly those in the fast food sector. Our success depends in large part on our ability to persuade customers that food and beverages made with higher-quality ingredients are worth the higher prices they will pay at our stores relative to prices offered by these competitors. That could require us to change our pricing, advertising or promotional strategies, which could materially and adversely affect its results or the brand identity we have tried to create.

Additional instances of avian flu or “mad cow” disease or other food-borne illnesses could adversely affect the price and availability of chicken, beef or other meat, cause the temporary closure of some stores and result in negative publicity, thereby resulting in a decline in sales.
In 2004 and 2005, Asian and European countries experienced outbreaks of avian flu. Incidents of “mad cow” disease have occurred in Canadian and U.S. cattle herds. These problems, other food-borne illnesses (such as E. coli, hepatitis A, trichinosis or salmonella) and illnesses and injuries caused by food tampering have in the past, and could in the future, adversely affect the price and availability of affected ingredients and cause customers to shift their preferences, particularly if we choose to pass any higher ingredient costs along to consumers. As a result, our sales may decline. Instances of food-borne illnesses, real or perceived, whether at our restaurants or those of our competitors, could also result in negative publicity about us or the restaurant industry, which could adversely affect sales. If we react to negative publicity by changing our menu or other key aspects of our restaurants, we may lose customers who do not accept those changes, and may not be able to attract enough new customers to produce the revenue needed to make our stores profitable. If customers become ill from food-borne illnesses, we could face substantial liability and be forced to temporarily close restaurants.
Our franchisees could take actions that harm our reputation and reduce our royalty revenues.
We do not exercise control over the day-to-day operations of our franchised stores. While we try to ensure that franchised stores meet the same operating standards demanded of our Company-operated stores, one or more franchised stores may not do so. Any operational shortcomings of our franchised stores are likely to be attributed by the public and/or regulators to our system-wide operations and could adversely affect our reputation and have a direct negative impact on the royalty revenues received from those stores.
We could be party to litigation that could adversely affect us by distracting management, increasing expenses or subjecting us to material money damages and other remedies.
Customers may occasionally file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to a restaurant, or that we have problems with food quality or operations. We could also become subject to a variety of other claims arising in the ordinary course of business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and could become subject to class action or other lawsuits related to these or different matters in the future. In addition, the restaurant industry has been subject to a growing number of claims based on the nutritional content of food products they sell and disclosure and advertising practices. We may also be subject to this type of proceeding in the future and, even if not, publicity about these matters (particularly directed at the fast food and fast-casual sectors of the industry) may harm our reputation or prospects and adversely affect our results.
Unfavorable publicity or consumer perception of our nutritional products and any similar products distributed by other companies could cause fluctuations in our operating results and could have a material adverse effect on our reputation, the demand for our products and our ability to generate revenues.
Consumer perception of products can be significantly influenced by scientific research or findings, national media attention and other publicity about product use. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change. Future scientific research or publicity could be unfavorable to the nutritional products market or any of our particular products and may not be consistent with earlier favorable research or publicity. A future research report or publicity that is perceived by our consumers as less favorable or that question such earlier research or publicity could have a material adverse effect on our ability to generate revenues from nutritional products. For example, our sales were adversely affected when the Food and Drug Administration’s rule banning the sale of dietary supplements containing ephedra went into effect in 2004. As a result of the above factors, our revenues from nutritional products may fluctuate significantly from quarter to quarter, which may impair our overall revenues and profitability. Adverse publicity in the form of published scientific research or otherwise, whether or not accurate, that associates consumption of our nutritional products or any other similar products with illness or other adverse effects, that questions the benefits of our or similar products or that claims that any such products are ineffective could have a material adverse effect on our reputation, the demand for our nutritional products and our ability to generate revenues.
We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues and operating income.
As a retailer of nutritional products designed for human consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products include vitamins, minerals, herbs and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain innovative ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. All of the nutritional products we sell are produced by third-party manufacturers. Even though we are only a retailer of nutritional products manufactured by third parties, we may nevertheless be liable for various product liability claims. We may be subject to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. A product liability claim against us could result in increased costs and could adversely affect our reputation with our customers, which in turn could adversely affect our revenues and operating income. Any claims would be tendered to the third-party manufacturer or to our insurer; however, there can be no assurance that the manufacturer would have sufficient financial resources to satisfy any claim or that a claim would be covered by or would not exceed the limits of our insurance.
We will need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.
We expect we will need to raise additional capital to fund our operating plan. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity, Funding and Capital Resources” below. Additional capital may not be available on reasonable terms or at all. Our income from operations is unlikely to be sufficient to fund our business plan. We may need to raise additional funds through borrowings or public or private debt or equity financings to meet various objectives including, but not limited to:
•	pursuing growth opportunities, including more rapid expansion;

•	opening additional Company-owned stores beyond the four we currently operate;

•	acquiring complementary businesses;

•	making capital improvements to improve our infrastructure;

•	hiring qualified management and key employees;

•	research and development of new products;

•	increased advertising and marketing expenses;

•	responding to competitive pressures;

•	complying with regulatory requirements such as licensing and registration; and

•	maintaining compliance with applicable laws.
Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages. See “You may experience dilution of your ownership interests because of other future issuance of additional shares of common stock” below. Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.
We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes, restricted stock, stock options and warrants, which may adversely impact our financial condition.
Compliance with the reporting requirements of federal securities laws can be expensive.
We are a public reporting company in the United States, and accordingly, are subject to the information and reporting requirements of the Securities Exchange Act of 1934 (the Exchange Act) and other federal securities laws. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we had remained privately-held.
Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive and financial officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.
Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.
We are a holding company that depends on cash flow from our subsidiaries to meet our obligations and pay dividends.
We are a holding company with no material assets other than the stock of our wholly-owned subsidiaries. Accordingly, all of our operations will be conducted by KnowFat, our wholly-owned subsidiary (and the wholly-owned subsidiaries of KnowFat). We currently expect that the earnings and cash flow of our subsidiaries will primarily be retained and used by them in their operations, including servicing any debt obligations they may have now or in the future. Therefore, our subsidiaries may not be able to generate sufficient cash flow to distribute funds to us in order to allow us to pay the obligations of UFood Restaurant Group, Inc., as they become due or, although we do not anticipate paying any dividends in the foreseeable future, pay future dividends on, or make any distributions with respect to, our common or other stock.
We have reported a material weakness in our internal control over financial reporting as of December 27, 2009. If we fail to maintain an effective system of internal controls, including internal controls over financial reporting, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.
Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to furnish a report by management on our internal controls over financial reporting. Such report contains, among other matters, an assessment of the effectiveness of our internal control over financial reporting. Our management’s assessment of the effectiveness of our internal control over financial reporting as of December 27, 2009, resulted in a determination that we had a material weakness related to our control environment because we did not have adequate segregation of duties due to limited resources.
We must maintain effective internal controls to provide reliable financial reports on a timely basis and detect fraud. We have been assessing our internal controls to identify areas that need improvement. During 2010, we plan to implement changes to internal controls to improve segregation of duties, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.
Risks Related to Our Securities
There is not now, and there may not ever be, an active market for our common stock.
There currently is a limited public market for our common stock. Further, although the common stock is currently quoted on the OTC Bulletin Board, trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, the common stock. There can be no assurance that a more active market for the common stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of the common stock, and would likely have a material adverse effect on the market price of the common stock and on our ability to raise additional capital.
We cannot assure you that our common stock will become liquid or that it will be listed on a securities exchange.
Until our common stock is listed on an exchange, we expect the common stock to remain eligible for quotation on the OTC Bulletin Board, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of the common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect the liquidity of the common stock. This would also make it more difficult for us to raise additional capital in the future.
Applicable SEC rules governing the trading of “penny stocks” limits the trading and liquidity of our common stock, which may affect the trading price of the common stock.
Our common stock is currently quoted on the OTC Bulletin Board, and trades below $5.00 per share; therefore, the common stock is considered a “penny stock” and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock.
The price of our common stock may become volatile due to our operating results, products offered by our competitors and stock market conditions, which could lead to losses by investors and costly securities litigation.
The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:
•	actual or anticipated variations in our operating results;

•	announcements of developments by us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	introduction of new products by us or our competitors;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.
The stock market in general, and in particular the penny stock market, is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the Company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.
We do not anticipate dividends to be paid on the common stock, and investors may lose the entire amount of their investment.
Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.
Securities analysts may not initiate coverage or continue to cover our common stock, and this may have a negative impact on its market price.
The trading market for our common stock will depend on the research and reports that securities analysts publish about our business and our Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price would likely decline. If one or more of these analysts ceases to cover our Company or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline. In addition, because KnowFat became public through a “reverse triangular merger,” we may have further difficulty attracting the coverage of securities analysts.

You may experience dilution of your ownership interests because of the future issuance of additional shares of common stock.
Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As stated above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our articles of incorporation. We are currently authorized to issue an aggregate of 310,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of December 16, 2010, there (i) were 40,489,033 shares of common stock outstanding and 59,768,715 shares of common stock subject to outstanding options and warrants, (ii) 56,925 shares of Series A Preferred Stock outstanding, and (iii) 39,400 shares of Series B Preferred Stock outstanding. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded on the OTC Bulletin Board or other then-applicable over-the-counter quotation system or exchange.
SELLING STOCKHOLDERS
This prospectus covers the resale from time to time by the selling stockholders identified in the table below of:
•	Up to 14,956,522 shares of our common stock issuable upon conversion of the shares of Series B Preferred Stock sold in a private placement which closed on October 4, 2010 and October 29, 2010;

•	Up to 1,196,522 shares of our common stock issuable for accrued dividends upon the conversion of shares of Series B Preferred Stock sold in a private placement which closed on October 4, 2010 and October 29, 2010;

•	Up to 3,440,000 shares of our common stock issuable upon the exercise of Warrants sold in the private placement which closed on October 4, 2010 and October 29, 2010;

•	Up to 2,173,913 shares of our common stock issuable upon conversion of the shares of Series B Preferred Stock issued to a public relations firm; and

•	Up to 173,913 shares of common stock issuable for accrued dividends upon the conversion of Series B Preferred Stock issued the public relations firm.
Pursuant to registration rights agreements executed in connection with the closing of the private placement which closed on October 4, 2010 and October 29, 2010, we have filed with the SEC a registration statement on Form S-1, of which this prospectus forms a part, under the Securities Act to register these resales. The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered in the Offering” in the table below.
Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.
The table below has been prepared based upon the information furnished to us by the selling stockholders as of the date of this prospectus, as supplemented by our books and records. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

We have been advised, as noted below in the footnotes to the table, that none of the selling stockholders are broker-dealers and none of the selling stockholders are affiliates of broker-dealers.
The following table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates (in a footnote), the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after the date of this prospectus through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 40,489,033 shares of our common stock outstanding as of December 16, 2010. Unless otherwise set forth below, based upon the information furnished to us, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable.

		Shares of
		Common
		Stock		Shares of
		Underlying		Common		Shares of	Percentage of
		Series B	Shares of	Stock		Common	Common
		Preferred	Common Stock	Underlying		Stock	Stock
		Stock	Payable as	Warrants		Beneficially	Outstanding
	Shares of	Beneficially	Dividends	Beneficially		Owned Upon	Beneficially
	Common Stock	Owned	Under the	Owned	Shares of	Completion	Owned Upon
	Owned Before	Before the	Series B	Before the	Common Stock	of the	Completion of
Selling Stockholder	the Offering	Offering	Preferred Stock	Offering	Being Offered	Offering(a)	the Offering
1998 Rey Family Trust U.A.D. 1-16-98 (1)	0	434,783	34,783	100,000	569,565	0	*
Alfano, Michael J.	0	108,696	8,696	25,000	142,391	0	*
Alger, Wm. Christopher	0	217,391	17,391	50,000	284,783	0	*
Armor, Jeffrey D.	0	43,478	3,478	10,000	56,957	0	*
Barclays Wealth Trustees (Isle of Man) Limited as Trustee of the D.J. Rush Family Trust (2)	0	869,565	69,565	200,000	1,139,130	0	*
Barone, Charles	0	217,391	17,391	50,000	284,783	0	*
Beamon, Andrew	0	86,957	6,957	20,000	113,913	0	*
Bradley A. Luepnitz and Fay Luepnitz, JTWROS	170,659	86,957	6,957	20,000	113,913	170,659	*
Brouwer, A.J.	0	217,391	17,391	50,000	284,783	0	*
Buckley, James E.	0	43,478	3,478	10,000	56,957	0	*
Charnoff, Daniel E.	0	43,478	3,478	10,000	56,957	0	*
Cranshire Capital LP (3)	384,615	217,391	17,391	50,000	284,783	384,615	*
Daniel Blacker & Stefanie Lisa Schwartz, Tenants By the Entirety	127,994	108,696	8,696	25,000	142,391	127,994	*
Davis, David	0	217,391	17,391	50,000	284,783	0	*
Davis, Joseph E., Jr.	0	108,696	8,696	25,000	142,391	0	*
DeZuani, Milvia	0	434,783	34,783	100,000	569,565	0	*
Dunbar, Todd A.	0	217,391	17,391	50,000	284,783	0	*
Edward L. Bair / Jana-Lee Bair	0	130,435	10,435	30,000	170,870	0	*
Farish, Douglas	0	108,696	8,696	25,000	142,391	0	*
Favre, Donald P.	0	217,391	17,391	50,000	284,783	0	*
Freyne, James Martin	0	434,783	34,783	100,000	569,565	0	*
Gallant, John O.	0	108,696	8,696	25,000	142,391	0	*
Gegg, James L.	0	434,783	34,783	100,000	569,565	0	*

		Shares of
		Common
		Stock		Shares of
		Underlying		Common		Shares of	Percentage of
		Series B	Shares of	Stock		Common	Common
		Preferred	Common Stock	Underlying		Stock	Stock
		Stock	Payable as	Warrants		Beneficially	Outstanding
	Shares of	Beneficially	Dividends	Beneficially		Owned Upon	Beneficially
	Common Stock	Owned	Under the	Owned	Shares of	Completion	Owned Upon
	Owned Before	Before the	Series B	Before the	Common Stock	of the	Completion of
Selling Stockholder	the Offering	Offering	Preferred Stock	Offering	Being Offered	Offering(a)	the Offering
Goodson, Michael Davis	849,803	434,783	34,783	100,000	569,565	849,803	2.08%
Greenberg, Mark	1,279,940	217,391	17,391	50,000	284,783	1,279,940	3.10%
Hanley, Timothy P. / Hanley, Monica	0	434,783	34,783	100,000	569,565	0	*
Harrell, Douglas	0	217,391	17,391	50,000	284,783	0	*
Harris, Philip Craig	0	217,391	17,391	50,000	284,783	0	*
Johnson III, Miller Alanson	0	108,696	8,696	25,000	142,391	0	*
John Hawkins and Nancy Passamano	0	217,391	17,391	50,000	284,783	0	*
Keller, Kenton C.	1,279,940	652,174	52,174	150,000	854,348	1,279,940	3.10%
Lehnus, Juergen	0	434,783	34,783	100,000	569,565	0	*
Lenns, Charles A.	0	282,609	22,609	65,000	370,217	0	*
Lloyd, Judith Helen	384,615	434,783	34,783	100,000	569,565	384,615	*
Luethe, Greg	0	65,217	5,217	15,000	85,435	0	*
Macagna, James	0	21,739	1,739	5,000	28,478	0	*
Mark A. Kenney and Diane R. Watson, JTWROS	0	108,696	8,696	25,000	142,391	0	*
McGrath, Charles	0	108,696	8,696	25,000	142,391	0	*
Mehallick, Jeffrey G.	0	108,696	8,696	25,000	142,391	0	*
Mitchell, Graham	150,000	217,391	17,391	50,000	284,783	150,000	*
Morgan, Guy	76,923	173,913	13,913	40,000	227,826	76,923	*
MPML Consulting AB (4)	0	86,957	6,957	20,000	113,913	0	*
Munnings, Mark	0	86,957	6,957	20,000	113,913	0	*
Nelson, Ian	0	152,174	12,174	35,000	199,348	0	*
Norris, Russell D.	0	108,696	8,696	25,000	142,391	0	*
O’Dea, Frank	0	217,391	17,391	50,000	284,783	0	*
Pagano, Scott	0	130,435	10,435	30,000	170,870	0	*
Pash, Robert L.	0	217,391	17,391	50,000	284,783	0	*
Pasieka, Adam	0	43,478	3,478	10,000	56,957	0	*
Pein, Uwe	0	43,478	3,478	10,000	56,957	0	*
Piscitelli, Joseph	76,923	43,478	3,478	10,000	56,957	76,923	*
Price, James	0	108,696	8,696	25,000	142,391	0	*
Randolph C. Barba Trust (5)	0	217,391	17,391	50,000	284,783	0	*
Sheibley, Philip B.	0	434,783	34,783	100,000	569,565	0	*
Silbet Partners LLC (6)	0	108,696	8,696	25,000	142,391	0	*
Smelgus, James	152,470	217,391	17,391	50,000	284,783	152,470	*
Smith, Mark T.	0	108,696	8,696	25,000	142,391	0	*
Smith, Scott K.	0	43,478	3,478	10,000	56,957	0	*
Stone, Keith J.	0	108,696	8,696	25,000	142,391	0	*
Summit Trading Limited (7)	0	2,173,913	173,913	0	2,347,826	0	*
Surendranath, Srinivasan	0	43,478	3,478	10,000	56,957	0	*
Sweeney, Gregg M.	0	217,391	17,391	50,000	284,783	0	*
Tutino, Victor	229,808	108,696	8,696	25,000	142,391	229,808	*
Tyrrell, Jospeh	0	217,391	17,391	50,000	284,783	0	*
Universal Technology Inc. 401(k) Profit Sharing Plan and Trust FBO Robert G. Curtin (8)	0	217,391	17,391	50,000	284,783	0	*
Wakil, Salman	424,901	65,217	5,217	15,000	85,435	424,901	1.05%
Warren H. Watkins Trust, Warren H. Watkins, Trustee U/A with Warren H. Watkins dated 1/24/2003 (9)	853,293	434,783	34,783	100,000	569,565	853,293	2.09%
Washburn, Stephanie / Washburn, Christopher	0	217,391	17,391	50,000	284,783	0	*
Weir, Sean	424,901	217,391	17,391	50,000	284,783	424,901	1.05%

Shares of
Common
		Stock		Shares of
		Underlying		Common		Shares of	Percentage of
		Series B	Shares of	Stock		Common	Common
		Preferred	Common Stock	Underlying		Stock	Stock
		Stock	Payable as	Warrants		Beneficially	Outstanding
	Shares of	Beneficially	Dividends	Beneficially		Owned Upon	Beneficially
	Common Stock	Owned	Under the	Owned	Shares of	Completion	Owned Upon
	Owned Before	Before the	Series B	Before the	Common Stock	of the	Completion of
Selling Stockholder	the Offering	Offering	Preferred Stock	Offering	Being Offered	Offering(a)	the Offering
Were, Hugo	172,470	217,391	17,391	50,000	284,783	172,470	*
Wittkemper, Gerd	1,153,293	869,565	69,565	200,000	1,139,130	1,153,293	2.80%
Woodward Jr., John L.	84,981	86,957	6,957	20,000	113,913	84,981	*

(a)	Assumes that all of the shares of common stock beneficially owned by each selling stockholder being offered pursuant to this prospectus, including all shares of common stock underlying warrants, are sold in the offering, and that shares of common stock beneficially owned by such selling stockholder but not being registered by this prospectus are not sold.

*	Less than 1%

(1)	David Allan Rey, a trustee, has the power to vote and dispose of the shares being registered on behalf of 1998 Rey Family Trust U.A.D. 1-16-98.

(2)	James Toshingman, a director, has the power to vote and dispose of the shares being registered on behalf of Barclays Wealth Trustees (Isle of Man) Limited as Trustee of the D.J. Rush Family Trust.

(3)	Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

(4)	Mikael Persson has the power to vote and dispose of the shares being registered on behalf of MPML Consulting AB.

(5)	Randolph C. Barba, a trustee, has the power to vote and dispose of the shares being registered on behalf of Randolph C. Barba Trust.

(6)	Kenneth S. Silbert has the power to vote and dispose of the shares being registered on behalf of Silbert Partners LLC.

(7)	Richard J. Fixaris as the power to vote and dispose of the shares being registered on behalf of Summit Trading Limited.

(8)	Robert G. Curtin has the power to vote and dispose of the shares being registered on behalf of Universal Technology Inc. 401(k) Profit Sharing Plan and Trust FBO Robert G. Curtin.

(9)	Warren H. Watkins has the power to vote and dispose of the shares being registered on behalf of Warren H. Watkins Trust, Warren H. Watkins Trustee U/A with Warren H Watkins Dated 1/27/03.
All selling stockholders (other than the Summit Trading Limited) acquired (i) shares of Series B Preferred Stock which are convertible into shares of common stock which are being registered, and (ii) warrants, the shares of common stock underlying which are being registered, in the private placement offering which occurred on October 4, 2010 and October 29, 2010. In connection with the first and second closings of the private placement, we issued (i) Series B Preferred Stock with an aggregate stated value of $3,440,000, and (ii) warrants to purchase an aggregate of 3,440,000 shares of our common stock. The securities were sold to accredited investors, as defined under Regulation D under the Securities Act, and non-U.S. persons, as defined under Regulation S under the Securities Act and otherwise in accordance with the provisions of Regulation D and/or Regulation S.
USE OF PROCEEDS
We will not receive proceeds from the sale of common stock under this prospectus. We could, however, receive proceeds from the selling stockholders if and when they exercise Warrants the common stock underlying which is covered by this prospectus. We would use any proceeds received for working capital and general corporate purposes. The Warrant holders may exercise their Warrants at any time until their expiration, by cash payment of the exercise price or by “cashless exercise,” as further described below under “Description of Securities.” If the Warrants are exercised in full, the estimated proceeds from such exercise would be between $0 (if all of the Warrants which can be exercised by a cashless exercise are so exercised) and $997,600 (if all of the Warrants are exercised through the payment of cash to the Company). Because the Warrant holders may exercise the Warrants in their own discretion, if at all, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes. We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock being offered hereby by the selling stockholders.

DETERMINATION OF OFFERING PRICE
There currently is a limited public market for our common stock. The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information and Holders
Our common stock is quoted on the OTC Bulletin Board under the symbol “UFFC.OB.” As of December 16, 2010, there were 40,489,033 shares of our common stock issued and outstanding and 65,597,193 shares issuable upon exercise of outstanding stock options and warrants. On that date, there were approximately 394 holders of record of shares of our common stock.
Prior to the merger on December 18, 2007, there was a limited sales history for our common stock, because it had never been actively traded. As of December 16, 2010, the last reported sale price of our shares on the OTC Bulletin Board was $0.25. For the periods indicated, the following table sets forth the range of high and low bid quotations for our common stock, as reported by Nasdaq in the Info Quotes section of its web site located at www.nasdaq.com . The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High	Low
December 30, 2007	$1.87	$0.52
March 30, 2008	$1.52	$0.95
June 29, 2008	$2.10	$1.15
September 28, 2008	$1.65	$0.625
December 28, 2008	$0.67	$0.18
March 29, 2009	$0.36	$0.10
June 28, 2009	$0.28	$0.17
September 27, 2009	$0.20	$0.09
December 27, 2009	$0.14	$0.07
March 28, 2010	$0.27	$0.06
June 27, 2010	$0.50	$0.16
September 26, 2010	$0.39	$0.18
January 2, 2011 (through December 16, 2010)	$0.349	$0.249
Dividends
We have never declared or paid dividends on our equity securities. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends, if any, on the common stock will rest solely within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors. We are a holding company with no material assets and therefore are dependent on our operating subsidiaries to make distributions to us in order to have cash with which to pay dividends. We currently expect that the earnings and cash flow of our subsidiaries will primarily be retained and used by them in their operations, including servicing any debt obligations they may have now or in the future. See “Risk Factors— We are a holding company that depends on cash flow from our subsidiaries to meet our obligations and pay dividends” above and Note 5, Long-Term Debt, to our 2009 Consolidated Financial Statements below.

Securities Authorized for Issuance under Equity Compensation Plans
The Company has two share-based, shareholder-approved equity compensation plans, the 2004 Stock Option Plan (the “2004 Plan”) and the 2007 Equity Incentive Plan (the “2007 Plan”). Descriptions of these plans, and certain information regarding options issued thereunder, are presented in Note 8, Stock-Based Compensation, of our 2009 Consolidated Financial Statements below.
As of the end of fiscal year 2009, we had the following securities authorized for issuance under our equity compensation plans:

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,952,747	$0.20	2,080,010

Equity compensation plans not approved by security holders	175,000 (1)	$0.15	0

Total	4,127,747	$0.19	2,080,010

(1)	The options to purchase 175,000 shares shown in the table were not granted pursuant to a compensation plan, but instead represent non-qualified stock options granted to consultants in lieu of cash payment. The options granted were fully vested.
The table above does not include the approval by the Board of Directors on April 1, 2010 of options to purchase 2,070,000 shares of common stock.
DESCRIPTION OF BUSINESS
We are a franchisor and operator of fast-casual food service restaurants that capitalize on what we believe are the developing trends toward healthier living and eating and the increasing consumer demands for restaurant fare that offers appetizing food with healthy attributes. We believe our menu items are made with higher quality ingredients and healthier cooking techniques than ordinary quick serve food. Delivering great taste and an overall pleasing dining experience for an individual customer is the focus of UFood’s mission and concept.
We were incorporated in the State of Nevada on February 8, 2006, as Axxent Media Corporation. Prior to December 18, 2007, we were a development stage company as defined by Accounting Standards Codification (ASC) 915, Development Stage Entities. As Axxent Media Corporation, our business was to obtain reproduction and distribution rights to foreign films within North America and also to obtain the foreign rights to North American films for reproduction and distribution to foreign countries. Following the merger described below, we abandoned our plans to obtain reproduction and distribution rights to films. On August 8, 2007, we changed our name to UFood Franchise Company, and on September 25, 2007, we changed our name to UFood Restaurant Group, Inc.
On December 18, 2007, a wholly-owned subsidiary of our Company merged with and into KnowFat Franchise Company, Inc., with KnowFat surviving the merger as our wholly-owned subsidiary. Following the merger, we continued KnowFat’s business operations. KnowFat was founded in 2004 to capitalize on the popularity of a chain of fast-casual concept restaurants operating under the trade name “Lo Fat Know Fat” in the greater Boston area, as well as the trend we believe is developing in the United States towards healthier living and eating. After operating for three years as KnowFat! Lifestyle Grille, while continuously modifying and improving the concept, management decided that future locations will operate under the name UFood Grill. During the third quarter of 2008, the four remaining KnowFat! Lifestyle Grille locations were converted to UFood Grill outlets. All of our Company-owned restaurants and franchise-owned locations now operate, and all future locations will operate, under the name UFood Grill.
Three of our four Company-owned restaurants that were originally KnowFat! Lifestyle Grilles included an integrated convenience-style retail store that carried a variety of health-oriented nutritional products, such as supplements, vitamins, nutrition bars, energy drinks and healthy snacks. As part of the process of conversion to UFood Grill outlets, floor space formerly devoted to the sale of nutritional products in two of these stores was reconfigured to accommodate the sale of smoothie drinks and frozen yogurt, because we believe that these products will generate higher revenues in these locations. None of our franchise locations currently carries nutrition products, and only our Watertown, Massachusetts Company-owned location carries nutritional products. We will continue to evaluate the placement of nutrition products in our existing and future locations based on our assessment of demand in the particular location and, in the case of franchise locations, the franchisee’s preferences.
Our operations currently consist of eight restaurants in the Boston area and Dallas Forth Worth, TX and Cleveland, OH; comprising four Company-owned restaurants and four franchise-owned locations. We have entered into a total of four area development agreements and three franchise agreements covering 56 franchise units in the following states: Texas, Ohio, Massachusetts and the Washington, DC area. Furthermore, two of the area development agreements are for non-traditional locations such as airports, colleges, travel plazas, and hospitals across the United States. The 56 units include four franchise locations currently open and operating, and requiring an additional 52 future UFood Grill outlets to be developed by franchisees. The Naples, FL location was closed on July 24, 2010. On July 17, 2010 the Cleveland Hopkins International Airport location was open.
We believe the sale of franchises allows us to expand the UFood Grill brand faster than the construction and operation of Company-owned outlets due to the Company’s limited human and financial resources, while allowing us to collect franchise fees and royalties. Under our area development and franchise agreements, we receive royalties on gross franchise sales as described above, and we do not pay any of the construction, opening (other than the training and advice described above), operating or marketing costs. We do not provide or arrange financing to franchisees or area developers.
All of our Company-owned restaurants and franchise-owned locations now operate, and all future locations will operate, under the name UFood Grill.
We operate in two business segments: Store Operations and Franchise Operations. The Store Operations segment comprises the operating activities of restaurants owned or operated by the Company. The Franchise Operations segment is comprised of the operating activities of the franchise business unit that licenses qualified operators to conduct business under the UFood Grill tradename and monitors the operations of these business units. Certain financial information for each segment is set forth in Note 14, Segment Data, of Notes to Consolidated Financial Statements.
Our headquarters are located at 255 Washington Street, Suite 150, Newton, Massachusetts 02458. Our telephone number is (617) 787-6000.
Concept and Strategy
We are a franchisor and operator of fast-casual food service restaurants that capitalize on what we believe are the developing trend toward healthier living and eating and the increased consumer demands for restaurant fare that offers appetizing food with healthy attributes. We believe our menu items are made using higher quality ingredients and healthier cooking techniques than ordinary quick serve food. Consequently, we believe our menu provides customers with a delicious and healthy alternative to typical fast food options. Guests order at a counter and wait three to five minutes for their meals to be prepared. At UFood Grill, we bake, grill or steam our menu offerings; we never fry our food. Our sauces, cheeses and salad dressings are reduced-fat. We serve whole-grain breads and side dishes and, where we can do so while still charging our customers a reasonable price, organic meats and vegetables (meeting U.S. Food and Drug Administration standards for “organic”). The food is served on ceramic plates with metal utensils and is taken to the table by each guest. Delivering great taste and an overall pleasing dining experience for an individual customer is the focus of UFood’s mission and concept.
The UFood Grill concept attempts to provide each customer segment with the features it seeks in a quick service restaurant. Understanding the market segmentation model allows us to focus on those market segments that afford the greatest sales opportunities. The UFood Grill brand has four pillars on which it rests:
U Love Great Food
U Are Always on the Go
U Want It Your Way
U Want to Look and Feel Great
Approximately half of all our sales are prepared for take-out, with the guest either calling ahead or ordering in the restaurant. Nearly 60% of customers frequent our restaurants for lunch, with the remaining 40% enjoying our fare at dinner time. Most of Our restaurants are not open for breakfast service. We are required to offer breakfast service at our UFood Grill outlet at Logan International Airport in Boston.

We believe the UFood concept has significant growth potential, which we hope to realize through a combination of company and franchisee efforts. Franchising will be a key component of our success. There are currently a total of seven UFood Grill restaurant locations open. Four of the locations are in the greater Boston area, with one location in Cleveland, OH and two locations in the area of the Dallas/Ft. Worth Texas.
Industry Background
The United States restaurant industry is benefitting from a long-term trend of consumers eating out more frequently. According to the National Restaurant Association, the restaurant industry’s share of consumer food expenditures has increased from 25% in 1955 to 49% in 2009, and restaurant sales are expected to reach $580 billion in 2010, an increase of 2.5% over 2009 sales. The leading factors contributing to the recent growth have been the growing population, the trend toward busier lifestyles, greater spending on dining and entertainment activities and the increased availability of high-quality dining options.
The recent emergence of the fast-casual dining sector has capitalized significantly on the industry’s expansion. This group, led by companies such as Chipotle Mexican Grill and Panera Bread Company, caters to customers who desire the convenience of fast food, and who are willing to pay a premium for higher quality, differentiated menu items. According to the National Restaurant Association, these consumer preferences have made fast-casual one of the fastest growing sub-sectors within the restaurant industry.
However, the increase in eating out has also contributed to a general deterioration in the health of Americans. Today, obesity has reached epidemic proportions in the United States. According to the Centers for Disease Control and Prevention (CDC), approximately 34% of American adults aged 20 and over, or 72 million people, met the criterion for obesity in 2007-2008. In addition, a CDC study indicates that in the past 30 years, the occurrence of obesity in children has doubled, and it is now estimated that one in five children in the United States is overweight. According to published studies, obese children are more likely to be obese as adults, which leads to an increased risk for a number of diseases including stroke, cardiovascular disease, hypertension, diabetes and some cancers. Obesity also contributes to additional negative health consequences, including Type 2 Diabetes, high total and LDL (bad) cholesterol and triglyceride levels in the blood, low HDL (good) cholesterol levels in the blood, sleep apnea and inflammation of the liver. Poor food choices, such as diets high in calories (including fats and simple sugars) and lower in fruits and vegetables, are linked with being overweight.
Menu
We believe our menu items are made with higher quality ingredients and healthier cooking techniques than ordinary quick serve food. Consequently, we believe our menu provides customers with a delicious and healthy alternative to typical fast food options. Guests order at a counter and wait three to five minutes for their meals to be prepared. At UFood Grill, we bake, grill or steam our menu offerings; we never fry our food. Our sauces, cheeses and salad dressings are reduced-fat. We serve whole-grain breads and side dishes and, where we can do so while still charging our customers a reasonable price, organic meats and vegetables (meeting U.S. Food and Drug Administration standards for “organic”). The food is served on ceramic plates with metal utensils and is taken to the table by each guest. Delivering great taste and an overall pleasing dining experience for an individual customer is the focus of UFood’s mission and concept.
With our innovative menu, we are targeting mainstream customers as well as health conscious customers. We believe the taste and quality of our food offerings will have wide market appeal.
Our menu contains a wide variety of food types, including hot entrees, burgers, salads, sandwiches, wraps, smoothies, and desserts, each of which is united in the theme that the food is “better for you” than many other dining-out options. Each item is prepared with healthier alternatives in mind, whether an ingredient or a method of preparation, and has better nutritional qualities than the equivalent item a consumer might find at a typical quick serve establishment.
Growth Strategy
We plan to further expand our franchising network as well as open other Company-owned stores. We have increased our focus on nontraditional locations such as airports, hospitals, colleges and travel plazas. We anticipate announcing several new nontraditional locations in the coming months.
Franchise sales are led by our chairman and chief executive officer, George Naddaff. In addition, we have entered into a services agreement with George Foreman, the well-known world heavyweight boxing champion, businessman and celebrity, to be a spokesperson for the brand as well as to assist in generating interest in franchising the UFood concept. Under the terms of an agreement, Mr. Foreman has agreed to lend his name and likeness and assist in marketing and branding efforts of UFood restaurants. Mr. Foreman is expected initially to be involved in helping to sell franchises. Once we have more than 50 stores opened, he is expected to shift his focus to generating publicity through personal appearances in UFood restaurants and traditional media. The agreement expires in June 2011.
Outside of the Boston area, we plan to award only multi-unit territories to sophisticated, experienced owner-operators. These operators will sign area development agreements wherein they will obtain an exclusive territory in which to build UFood outlets. Upon signing these agreements, the operators will pay an upfront fee for the rights to their territory, and they will then be bound to a timeline over which they must open the units.
We have five area developers in the areas other than Boston. We seek to sell franchises to sophisticated, experienced restaurant operators who already know their markets, having operated other restaurants in their territories. We believe these sophisticated operators will enable our concept to grow rapidly and help establish the UFood brand across the country. We do not allow sub-franchising. All franchise agreements are directly with us.
We also intend to grow our store base through the building of Company-owned stores. Our current plan calls for approximately 10% of our stores to be Company-owned. The primary purpose of this effort is to ensure that management understands how the stores evolve and operate and has its own “kitchen” to test new initiatives (menu items, loyalty programs etc.) in front of real customers. We have transitioned our loyalty program to an email club to communicate with our guests and send out special offers. To leverage the current geographical concentration of UFood stores in the Boston area, we plan to locate the new Company-owned stores in the New England area, close to our headquarters.
We have developed two prototype stores that we believe are suitable to differing site and demographic conditions: 1) 1,500 — 2,500 sq. feet units (currently four stores); and 2) 800 — 1,000 sq. feet units that are kiosks in airports, bus and train stations, hospitals and other high-traffic locations (currently three store). We cannot currently estimate the proportion of our planned future locations that will fall in each of these categories.
Franchise Operations
UFood has pursued a broad-based franchising program since 2004. UFood continues to extend its franchise relationships beyond its current franchisees. Pursuant to federal and state regulations, UFood annually updates its Franchise Disclosure Document, which includes a disclosure statement, a Franchise Agreement, and an Area Development Agreement, to facilitate sales of additional franchise and area development licenses. The UFood franchise agreement typically requires the payment of a franchise fee of $35,000 per restaurant, royalties of 5.0% of gross sales and contributions to a system-wide advertising fund of 1.5% of gross sales. The franchisee is also required to spend 1.5% of gross sales on local marketing. In general, 50% of the franchise fee is payable at the time the Franchise Agreement is signed and the balance is due at the time each store opens. Each Franchise Agreement generally provides for a term of 15 years and two, five-year renewal options.
The Area Development Agreement is similar to the Franchise Agreement in its terms. In order for an area developer to acquire the rights to a territory, the developer must pay one-half of the franchise fee up front for each unit that developer agrees to build in the territory. In some agreements, UFood has deferred the payment of the upfront fee, so that the developer pays up-front fees for the first few stores upon the execution of the agreement and fees for the stores opening in phase 2 of the build-out at a later date. UFood estimates that it costs between $560,000 and $760,000 to open one of its outlets, these costs include traditional and non-traditional locations, which in some cases we are required to employ union labor for the remodeling.
To ensure that the UFood concept is consistent across all geographic areas, we have fully built out the corporate support system for franchisees. New franchisees get assistance on all levels, including build-out specifications, operational guidance, and menu and recipes. We also provide a three week training program for each of our new franchisees and employees prior to new store openings.
Suppliers
We strive to obtain consistent high-quality ingredients at competitive prices from reliable sources. To obtain operating efficiencies and to provide fresh ingredients for our food products while obtaining the lowest possible ingredient prices for the required quality, we purchase over 70% of our restaurant supplies from a single supplier, Sysco Boston, LLC. The balance of our restaurant supplies come from local vegetable and bread suppliers. Most food, produce and other products are shipped from Sysco’s distribution facility directly to our restaurant locations two to three times per week. We do not maintain a central food product warehouse or commissary. We do not have any long-term contracts with our food suppliers. In the past, we have not experienced delays in receiving our food and beverage inventories, restaurant supplies or equipment.

Competition
The restaurant industry is intensely competitive. There are many different sectors within the restaurant industry that are distinguished by types of service, food types and price/value relationships. We position our restaurants in the highly competitive and fragmented fast-casual sector of the restaurant industry. In addition to competing against other fast-casual restaurants, we compete against other sectors of the restaurant industry, including fast-food restaurants and casual dining restaurants. The number, size and strength of competitors within each sector vary by region. We compete based on a number of factors including taste, product quality, speed of service, value, name recognition, restaurant condition and ambiance, location and customer service. Although we believe we compete favorably with respect to each of these factors, many of our direct and indirect competitors are well-established national, regional or local chains and have substantially greater financial, marketing, personnel and other resources.
Customers seeking a healthier meal at a foodservice establishment, have several choices available to them throughout the country. However, we are not aware of any national chains of health-oriented quick-service restaurants that geographically cover the whole United States or even a number of states.
The following is a list of restaurants that position themselves as healthier and compete in the quick-serve environment, mostly on a local level. The largest chain has six stores.
•	Better Burger (New York City)

•	Energy Kitchen (New York City)

•	The Pump (New York City)

•	Topz (California)

•	Evo’s (California, Florida, Nevada, North Carolina)

•	b. good (Boston)

•	Soma Grill (Arizona)

•	Healthy Bites (Florida)
Of the restaurants listed above, only b. good operates in the Boston area. A number of fast food chains and local eateries operating in the greater Boston area offer similar products and services as UFood Grill but without the emphasis on health. b. good operates five locations in the Boston area. In addition to b. good, there are several vegetarian and raw vegan restaurants in the Boston area as well as several health food stores. These outlets offer healthy food but not in a quick-serve environment.
We also compete with these and many other retail establishments for desirable site locations. See “Risk Factors—There is intensive competition in our industry, and we will be competing with national and regional chains and independent restaurant operators.”
Employees
As of December 27, 2009, we employed approximately 32 full-time associates (defined as associates who average 32 hours or more per week), of whom 11 were employed in general or administrative functions, principally at our headquarters in Newton, Massachusetts, and approximately 21 were employed in our four Company-operated restaurant locations in the Boston area as managers and associates. UFood does not have any collective bargaining agreements with its employees and considers its employee relations to be good. UFood places a priority on staffing its restaurant and store operations with skilled associates and invests in training programs to ensure the quality of its operations.
Trademarks
We have registered the following trademarks with the United States Patents and Trademarks Office: “Unfries” , “UFood Grill”, “Proccino,” “KnowFat! Lifestyle Grille,” “KnowFat,” “Prolatta,” “UBerry,” “Ubowls,” “Smuuthies,” and “LoFat KnowFat”. We believe that our trademarks and other proprietary rights have significant value and are important to the marketing of our restaurant concept.
Seasonality
While our business is not significantly seasonal, revenues in the first two quarters of the calendar year are slightly higher than the last two quarters of the year.

Government Regulation
Our restaurants are subject to licensing and regulation by state and local health, sanitation, safety, fire and other authorities, including licensing and permit requirements for the sale of food. To date we have not experienced an inability to obtain or maintain any necessary licenses, permits or approvals. In addition, the development and construction of additional units are also subject to compliance with applicable zoning, land use and environmental regulations. See “Risk Factors—Our food service business and the restaurant industry are subject to extensive government regulation.”
Environmental Regulation
Our business is subject to federal, state and local environmental laws and regulations concerning the discharge, storage, handling, release and disposal of hazardous or toxic substances. These environmental laws provide for significant fines, penalties and liabilities, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of the hazardous or toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such substances. To date, our stores have not been the subject of any material environmental matters. See “Risk Factors—We have not conducted a comprehensive review of all the potential environmental liabilities at our properties.”
PROPERTIES
Our corporate headquarters, consisting of approximately 3,850 square feet, are located in Newton, Massachusetts. We occupy our headquarters under a lease that expires in 2013, with an option to extend the lease for an additional seven years. We lease each of our restaurant facilities. Our leases expire on various dates through December 2016. The leases require us to pay our share of the operating expenses of the leased properties, including taxes, utilities and insurance.
At September 26, 2010, future minimum payments under non-cancelable leases are as follows:

Year ending December 31,
2010	$199,000
2011	466,000
2012	470,000
2013	473,000
2014	440,000
Thereafter	192,000

$2,240,000
LEGAL PROCEEDINGS
We are subject to legal proceedings and claims which arise in the normal course of business. Although there can be no assurance as to the ultimate outcome, we generally have denied, or believe we have a meritorious defense and will deny, liability in all significant cases pending against us. Based on information currently available, we believe the amount, or range, of reasonably possible losses in connection with the actions against us, in excess of established reserves, in the aggregate, not to be material to our consolidated financial condition or cash flows. However, losses may be material to our operating results for any particular future period, depending on the level of our income for such period.
DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS
Our executive officers and directors are as follows:

Name	Age	Position
George Naddaff	80	Chief Executive Officer and Chairman of the Board of Directors

Charles Cocotas	75	President and Chief Operating Officer, Director

Irma Norton	43	Chief Financial Officer

Name	Age	Position
Robert C. Grayson	65	Director

Mark Giresi	52	Director

Richard Golden	57	Director

Keith Mueller	51	Director
Background of Officers and Directors
George Naddaff has been our Chairman and Chief Executive Officer since December 18, 2007. Prior to the merger Mr. Naddaff was the Chief Executive Officer of KnowFat Franchise Company (“KnowFar”), a predecessor to the Company, since February 2004, its CEO since September 2007 and its Chairman of the Board since March 2004. From February 1986 to February 2004, he was Chief Executive Officer of Business Expansion Capital, Inc., an investment firm located in Newton, Massachusetts. From 1997 to 2001, he held various management positions (including acting Chief Executive Officer) at Ranch*1, Inc., a franchisor of quick service restaurants with its headquarters in New York, New York. Mr. Naddaff is one of the founders of KnowFat Franchise Co., Inc. with more than 40 years of experience in the franchise industry. In addition to Boston Chicken, Mr. Naddaff has been significantly involved with several other successful concepts including the founding of Mulberry Child Care Centers, which had over 90 company-owned childcare centers when it was sold to Kindercare, America’s largest chain. George also founded Living and Learning Schools, which operated more than 50 upscale childcare facilities and was sold to Kindercare in 1980. In addition, he founded VR Business Brokers, the nation’s largest business brokerage franchise with over 350 offices, which was acquired in 1986 by Christies, LLP, London. In 1984, as a director and investor in Sylvan Learning Centers, Mr. Naddaff helped launch their franchising effort which today has over 1100 units. Mr. Naddaff is a serial entrepreneur and franchise leader, which are the perfect attributes to be the Chairman of Board and CEO of our Company.
Charles A. Cocotas has been our President and Chief Operating Officer and a director since December 18, 2007. Mr. Cocotas joined KnowFat as a consultant in May 2007. In September 2007 he was appointed as UFood’s President and Chief Operating Officer. From 1999 to 2007, Mr. Cocotas was principal of the Charles A. Cocotas Restaurant Consulting firm in Massachusetts. Mr. Cocotas has served as Executive Vice-President with International Dairy Queen. Inc, Chief Operating Officer of Churchs Fried Chicken, was the original President/Chief Operating Officer of Boston Chicken, Inc., President/CEO of TCBY, Inc., and Chairman of the Board/CEO of Best Friends Pet Care, Inc. He is an experienced executive with more than 35 years experience in the restaurant industry, which included the launch of start-up ventures as well as turn-arounds with established corporations operating both Company and franchise restaurants. Mr. Cocotas’ leadership experience, particularly as a food operator for over three decades, and extensive functional skill set give him an appreciation for business practices that are vital to the success of a developing company such as ours.
Irma Norton joined KnowFat as its Controller in November 2004 and became our Acting Chief Financial Officer in April 2009. Most recently (from September 2002 through October 2004), Ms. Norton was the controller for Handmade Bow Company, a privately held consumer products company. Prior to that position, from March 1990 through October 1995, Norton was the CFO for the Dunkin’ Donuts master franchisee in Mexico. Ms. Norton holds a B.A. degree in Accounting from University of Guadalajara in Mexico and is a graduate of the distinguished Executive Management Program of ITAM in Mexico City.
Robert C. Grayson has been a director of KnowFat since 2004 and a director of UFood since 2007. Since 1992 Mr. Grayson has been President and Chief Executive Officer of RC Grayson and Associates, a retail-oriented consulting firm in New York City. Mr. Grayson served initially as an outside consultant to Tommy Hilfiger Corp., a wholesaler and retailer of men’s sportswear and boyswear, and later accepted titles of Chairman of Tommy Hilfiger Retail, Inc. and Vice Chairman of Tommy Hilfiger Corp. From 1970 to 1992, Mr. Grayson served in various capacities for Limited Inc., including President and CEO of Lerner New York from 1985 to 1992, and President and CEO of Limited Stores from 1982 to 1985. He also serves as a director of Kenneth Cole Productions, St. John Knits, Lillian August Inc., and Stax Incorporated. Mr. Grayson’s leadership roles in the retail industry, consumer marketing, research and development, retail technology have made him an integral member of our Board.
Mark Giresi has been a director of KnowFat since December 6, 2007, and a director of UFood since 2007. From February 2000 until May 2008, Mr. Giresi worked for Limited Brands where, as Executive Vice President, he was responsible for the retail operation of Victoria’s Secret, Bath & Body Works, Express and The Limited, as well as real estate, store design and construction and loss prevention functions. Most recently, he led the strategic growth of Victoria’s Secret and Bath & Body Works outside of the United States. Prior to Limited Brands, Mr. Giresi spent almost 16 years at Burger King Corporation, where he held several executive positions including Senior Vice President of U.S. Franchise Operations and Development and Worldwide General Counsel. Mr. Giresi holds a Bachelor of Sciences degree in accounting from Villanova University and a Juris Doctorate degree from Seton Hall Law School. He also serves as a director of NXT Nutritional Holdings, Inc. His extensive experience in retail, food and franchising industries has been a tremendous contribution to our board.

Richard Golden is currently a private investor in a number of emerging companies and takes an active role in overseeing the investments. From 2007 to mid-2010, he was a Managing Director of Alumni Capital Network, a private equity firm specializing in buying and building small to mid-sized businesses. He managed the fund-raising for the firm’s $68 million fund and served on the Board of the company. Previously, he spent 28 years with Accenture in various executive management roles as well as managed large-scaled business improvement projects for Global 1000 companies, concentrating on airlines, manufacturers and retailers. His management positions included Country Managing Director — Sweden and Finland; Managing Director of the Retail Industry in Europe and Africa; Chief Operating Officer for the Products Market Unit; and Corporate Chief of Staff where he helped manage the transition of Accenture from a global partnership to an international corporation. Mr. Golden’s contribution to our Company is his vast experience in leadership roles and fund-raising activities that have made him a critical member of our Board.
Keith Mueller currently serves as Advisor to BookKeeping Express, the only national franchise providing book keeping services to small and medium-sized businesses, and Cate Street Capital, the owner and developer of a New Hampshire based bio-mass power plant that is intended to provide 65 megawatts of clean energy starting in 2010. He also held a number of management roles during his 27 years at Accenture and focused on large clients in the utility Industry. Some of experiences include leading the utilities practice in North America that had over $800 million in revenues and 1,000 people and building an outsourcing practice from start-up to over $500 million in revenue in four years with over 4,000 individuals. Mr. Mueller’s brings to our board a deep understanding of business strategy and during his tenure as a member he has gained additional expertise in the restaurant industry.
There are no family relationships among our executive officers and directors. None of our executive officers or directors has, during the past five years:
(a)	had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of, such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b)	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

(d)	been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. Form 3 filings are known to be late for each of the following directors, officers and beneficial owners of more than 10 percent of any class of equity securities of the Company: George A. Naddaff, Charles A. Cocotas, Irma Norton, Robert C. Grayson, Mark A. Giresi, Richard Golden and Keith Mueller.
Nominations to the Board of Directors
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee of the Board of Directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, UFood Restaurant Group, Inc., 255 Washington Street, Suite 150, Newton, MA 02458.
Code of Ethics
We have a Code of Ethics that governs all of our employees, including our CEO, CFO, principal accounting officer or persons performing similar functions. We will provide a copy of our Code of Ethics free of charge to any person upon written request to us at the following address: 255 Washington Street, Suite 150, Newton, MA 02458 Attn: Chief Financial Officer.
Board of Directors
The Board of Directors currently consists of six members. Directors serve until their successors are duly elected or appointed. On February 12, 2008, the Board of Directors designated a Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee of the Board. Mark Giresi, Robert Grayson and Keith Mueller are members of the Compensation Committee,

Mark Giresi and Richard Golden are members of the Audit Committee, and Robert Grayson is a member of the Nominating and Corporate Governance Committee of the Board.
Audit Committee Financial Expert
Our Board of Directors has determined that there is no financial expert serving on our Audit Committee. Since we are not a listed issuer as that term is defined in Rule 10A-3 under the Exchange Act, we are not required to have a financial expert serving on our Audit Committee.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following tables set forth certain information regarding the beneficial ownership of our common stock as of December 16, 2009, by (i) each person who, to our knowledge, owns more than 5% of the Common Stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following tables, each person named in the table has sole voting and investment power and that person’s address is c/o UFood Restaurant Group, Inc., 255 Washington Street, Suite 150, Newton, Massachusetts 02458. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of December 16, 2010 are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person.

	Amount and
	Nature of	Percent
	Beneficial	of
Name and Address of Beneficial Owner	Ownership	Class+
George A. Naddaff(1)	7,058,412	14.86%
Charles A. Cocotas(2)	1,925,729	4.55%
Irma Norton(7)	290,080	*
Robert C. Grayson(3)	493,304	1.21%
Mark Giresi(4)	392,821	*
Keith Mueller(5)	3,386,438	7.73%
Richard Golden(6)	2,767,484	6.41%

Directors and Executive Officers as a group(1)-(6)	16,024,187	28.75%

Kevin Kimberlin(8)	4,483,712	10.07%
535 Madison Avenue
New York, NY 10022

*	Less than one percent

+	Based on 40,044,158 shares of common stock issued and outstanding as of December 16, 2010.

(1)	Includes 1,682,907 shares of Common Stock beneficially owned by Mr. Naddaff. Also includes 184,533 shares of Common Stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days of December 16, 2010 and 5,190,972 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of December 16, 2010. Does not include 1,309,028 shares of Common Stock issuable upon exercise of options granted to Mr. Naddaff which will not be exercisable within 60 days of December 16, 2010.

(2)	Consists of 1,925,729 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of December 16, 2010. Does not include 485,619 shares of Common Stock issuable upon exercise of options granted to Mr. Cocotas which will not be exercisable within 60 days of December 16, 2010

(3)	Includes 74,815 shares of Common Stock beneficially owned by Mr. Grayson. Also includes 25,668 shares of Common Stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days of December 16, 210 and 392,821 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of December 16, 2010. Does not include an additional 212,179 shares of Common Stock issuable upon exercise of options granted to Mr. Grayson which will not be exercisable within 60 days of December 16, 2010.

(4)	Includes 392,821 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of December 16, 2010. Does not include an additional 212,179 shares of Common Stock issuable upon exercise of options granted to Mr. Giresi which will not be exercisable within 60 days of December 16, 2010.

(5)	Includes 210,156 shares of common Stock beneficially owned by Mr. Mueller. Also, includes 1,923,077 shares of common stock issuable upon conversion of Debentures and 961,538 shares of common stock issuable upon exercise of warrants beneficially owned by Mr. Mueller. Includes 291,667 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of December 16, 2010. Does not include an additional 208,333 shares of Common Stock issuable upon exercise of options granted to Mr. Mueller which will not be exercisable within 60 days of December 16, 2010.

(6)	Includes 138,000 shares of common Stock beneficially owned by Mr. Golden. Also, includes 1,538,462 shares of common stock issuable upon conversion of Debentures and 769,231 shares of common stock issuable upon exercise of warrants beneficially owned by Mr. Golden. Includes 291,667 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of December 16, 2010. Does not include an additional 208,333 shares of Common Stock issuable upon exercise of options granted to Mr. Golden which will not be exercisable within 60 days of December 16, 2010.

(7)	Includes 290,080 shares of Common Stock issuable upon exercise of options currently exercisable or exercisable within 60 days of December 16, 2010. Does not include an additional 181,250 shares of Common Stock issuable upon exercise of options granted to Mrs. Norton which will not be exercisable within 60 days of December 16, 2010.

(8)	Includes 102,125 shares of common stock beneficially owned by Spencer Trask Breakthrough Partners, LLC (“STBP”) and 3,240,000 shares of common stock beneficially owned by Spencer Trask Investment Partners, LLC (“STIP”). Mr. Kimberlin is the non-member manager of both STBP and STIP. Also includes (i) 51,063 shares of common stock issuable upon exercise of a warrant held by STBP, (ii) 372,500 shares of common stock issuable upon exercise of a warrant held by Concord Equities Group, Inc., (iii) 358,584 shares of common stock issuable upon exercise of a warrant held by Spencer Trask & Co., a corporation of which Mr. Kimberlin is the sole stockholder, and (iv) 359,440 shares of common stock issuable upon exercise of a warrant held by Washington Associates, LLC. The information set forth in this footnote 7 was obtained from a Form 4 filed by Mr. Kimberlin with the SEC on July 16, 2008.
EXECUTIVE COMPENSATION
Summary Compensation Table
The table below sets forth, for the last two fiscal years, the compensation earned by our Chief Executive Officer and the other executive officers who received annual compensation in excess of $100,000. Each of the named executive officers (the “Named Executive Officers”) is entitled to certain payments in connection with resignation, retirement or other termination, as described more fully under the heading “Agreements with Executive Officers and Consultants.”

						Non-Equity	Nonqualified
Name and						Incentive	Deferred	All Other
Principal				Stock	Option	Plan	Compensation	Annual
Position(s)	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
(a)	(b)	(c)(4)	(d)	(e)(4)	(f)(1)	(g)	(h)	(i)	(j)
George Naddaff,	2009	$301,485	$-0-	$7,500	$212,000	$-0-	$-0-	$7,500	$528,485
Chairman and CEO	2008	$301,620	$-0-	$55,000	$608,700	$-0-	$-0-	$-0-	$965,320

Charles A. Cocotas	2009	$201,485	$-0-	$-0-	$43,200	$-0-	$-0-	$-0-	$244,685
President and COO	2008	$206,703	-0-	$-0-	$182,620	$-0-	$-0-	$-0-	$389,313

Irma Norton	2009	$133,409	$10,000	$-0-	$4,465	$-0-	$-0-	$-0-	$147,874
CFO	2008	$121,020	$-0-	$-0-	$30,185	$-0-	$-0-	$-0-	$151,205

Thomas Mackey	2009	$150,000	-0-0	$-0-	$7,170	$-0-	$-0-	$10,950	$168,120
SVP of Operations	2008	$150,000	$-0-0	-0-	$49,615	$-0-	$-0-	$9,925	$209,540

(1)	These amounts represent the aggregate grant date fair value of awards for fiscal years 2009, and 2008, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The fair value of the stock option award(s) was determined using a Black Scholes option pricing model and the assumptions for expected option term, volatility of our Common Stock, risk-free interest rate and expected annual dividend yield disclosed in Note 10,

Stock-Based Compensation, of the Notes to our 2009 Consolidated Financial Statements included in the Company’s annual report. On May 1, 2008 the Board of Directors approved the grant to Mr. Naddaff of stock options to purchase $1,000,000 shares of the Company’s common stock, fully vested. Also, Mr. Cocotas was granted stock options to purchase 300,000 shares of the Company’s common stock with a monthly vesting schedule for the remaining term of his employment agreement.
The salary of Mr. Naddaff is currently $300,000, and the salary of Mr. Cocotas is currently $200,000.
Agreements with Executive Officers and Consultants
KnowFat entered into an employment contract with Mr. Naddaff on October 15, 2007 that provides: (i) the term of his employment agreement is for three years; (ii) the base salary for Mr. Naddaff is $300,000, plus benefits; (iii) Mr. Naddaff was granted options to purchase 1,500,000 our shares under the Equity Incentive Plan; and (iv) if a Mr. Naddaff’s employment is terminated by KnowFat without cause, or by Mr. Naddaff as a result of a constructive termination by KnowFat, or as a result of Mr. Naddaff’s death or disability, then KnowFat is obligated to pay severance (consisting of salary and benefits as in effect at the time of termination) to Mr. Naddaff (or Mr. Naddaff’s legal representatives) for a period equal to the lesser of 12 months or the then-remaining balance of the employment term. The options referenced above have an exercise price of $1.00 per share, have a term of ten years and vest over a three-year period as follows: Mr. Naddaff’s options to purchase (i) 500,000 shares vested upon the grant of the options and (ii) 1,000,000 shares vest in equal monthly amounts of approximately 27,778 shares over a three year period through December 17, 2010. In addition to the foregoing, upon our consummation of the sale of any franchise restaurant, we will pay Mr. Naddaff a fee of $10,000. To the extent any franchise transaction is a part of an Area Development Agreement, the fee will be payable to Mr. Naddaff upon consummation of the franchise sale as follows: (i) $5,000 in cash and (ii) the remaining portion in a number of shares of our common stock having an aggregate value of $5,000 on the date such fee is due. Mr. Naddaff’s employment agreement provides for severance (consisting of base salary and benefits continuation) for a period of up to 12 months upon termination of the executive without cause. On May 1, 2008, the Board of Directors granted to Mr. Naddaff options to purchase 1,000,000 shares of the Company’s Common Stock, exercisable at $1.23, which options were fully vested. These options were not granted pursuant to a compensation plan, but instead represent non-qualified stock options. All options granted to Mr. Naddaff were canceled on May 13 2009 and he received a new grant with the same amount of options to purchase shares of the Company’s Common stock under the 2007 Stock Option Plan, at an exercise price of $0.20 with the same vesting schedule of the canceled options. On June 30, 2010, the Company amended its employment agreement with George Naddaff to extend the employment period through October 15, 2013. As part of the amendment of the agreement, Mr. Naddaff received non-qualified stock options to purchase 3,250,000 shares of the Company’s common stock at an exercise price of $0.19. One half of options vested on the date of grant and the other half vest over a period of three years.
On February 12, 2008, the Board of Directors approved an employment agreement with Mr. Cocotas. The agreement provides: (i) for an initial term of two years; (ii) for a base salary of $200,000 per year, plus benefits; (iii) that Mr. Cocotas is entitled to receive options to purchase 200,000 shares of the Company’s Common Stock, exercisable at $1.00 per share of Common Stock, which options shall vest in equal amounts on the first day of each month for twenty-four months following the date of the employment agreement; and (iv) that if Mr. Cocotas’ employment is terminated by him for good reason (as defined in the agreement) or by the Company because of his permanent disability (as defined in the agreement), the Company is obligated to pay severance, consisting of base salary, for a six month period. On May 1, 2008, the Board of Directors granted to Mr. Cocotas options to purchase 300,000 shares of the Company’s Common Stock, exercisable at $1.23, which options shall vest monthly over the remaining period of his employment agreement. These options were not granted pursuant to a compensation plan, but instead represent non-qualified stock options. All options granted to Mr. Cocotas were canceled on May 13 2009 and he received a new grant with the same amount of options to purchase shares of the Company’s Common stock under the 2007 Stock Option Plan, at an exercise price of $0.20 with the same vesting schedule of the canceled options. On June 30, 2010, the employment agreement for Mr. Cocotas was amended to extend the term to continue through January 22, 2013. In connection with the execution of this amendment, the Company granted non-qualified stock options to purchase 1,205,673 shares of the Company’s common stock at an exercise price of $0.19 per share. One half of the options vested upon the date of the grant and the other half of the options shall vest in equal amounts on the first day of each month for thirty-six months following the date of the grant.
On April 1st, 2010 the Company’s Board of Directors approved the grant of non-qualified stock options to purchase 600,000 shares of the Company’s common stock with an exercise price of $0.19 and a vesting schedule of equal amounts over the next four months to Mr. Richard Fisher. This grant was pursuant to the terms of his consulting agreement with the Company. As a result of this grant the Company recognized an expense of $39,853.
On June 12, 2010, the Board of Directors approved the grant of 10,000 Series “B” Preferred Shares to Summit Trading Limited according to their service agreement to provide Investor Relations and Public Relations services to the Company. These preferred shares were fully vested at the execution of the agreement. As a result of this grant, General and Administrative expenses include $1,000,000 of stock-based compensation expense. The face value of the preferred shares is $100 per share and the conversion price to common stock is $0.23. On December 8, 2010 the Company decided to terminate this agreement effective as of December 29, 2010. Pursuant to the service agreement the compensation was reduced to half of the shares granted on June 12, 2010 to be only 5,000 Series “B” Preferred Shares.
Outstanding Equity Awards at Fiscal Year End
December 27, 2009

			Equity
			Incentive
			Plan
			Awards:
	No. of	No. of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date
George Naddaff	2,166,667	333,333 (1)	-0-	$0.20	April 30, 2018

Charles A. Cocotas	705,673	-0-	-0-	0.20	April 30, 2018

Irma Norton	71,330	18,590	-0-	0.20	February 11, 2018

Thomas Mackey	90,160	18,590	-0-	0.20	February 11, 2018

(1)	The vesting schedule for the unexercised shares is outlined in the section entitled “Agreements with Executive Officers and Consultants” above.
2004 Stock Option Plan
UFood Grill did not grant any options or other stock awards under the 2004 Stock Option Plan to any named executive officers in 2009 or 2008.
2007 Equity Incentive Plan
Our Board of Directors and stockholders adopted the 2007 Equity Incentive Plan on August 17, 2007, which reserves a total of 3,000,000 shares of our common stock for issuance under the 2007 Plan. If an incentive award granted under the 2007 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2007 Plan.
Shares issued under the 2007 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2007 Plan. In addition, the number of shares of common stock subject to the 2007 Plan, any number of shares subject to any numerical limit in the 2007 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.
On February 12, 2008, our Board of Directors approved an increase in the number of shares of common stock reserved for issuance under the 2007 Plan to 6,000,000 shares. The increase was approved by shareholders at a meeting of shareholders on August 29, 2008. On April 1, 2010 the Board of Directors approved the grant to Mr. Naddaff of 750,000 stock options to acquire shares of the Company’s common stock. Also, the Board approved the grant for Mr. Cocotas of 500,000 stock options to purchase shares of the Company’s common stock. The Board also approved the grant of 175,000 options to acquire shares of the Company’s common stock to Ms. Irma Norton and 125,000 options to Mr. Mackey. All stock options were granted under the Corporation’s 2007 Equity Incentive Plan and fully vested as of the day of the grant.

Administration
The Compensation Committee of the Board, or the Board in the absence of such a committee, will administer the 2007 Plan. Subject to the terms of the 2007 Plan, the Compensation Committee has complete authority and discretion to determine the terms of awards under the 2007 Plan.
Grants
The 2007 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code, as amended, and stock appreciation rights, as described below:
•	Options granted under the 2007 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable and other terms and conditions.

•	The 2007 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•	Stock appreciation rights (SARs) entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.
Duration, Amendment and Termination
The Board has the power to amend, suspend or terminate the 2007 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2007 Plan would terminate ten years after it is adopted.
Other Equity Awards
In May 2008, the Board of Directors awarded Mr. Naddaff and Mr. Cocotas non-qualified options to purchase 1,000,000 and 300,000 shares, respectively, of UFood common stock at an exercise price of $1.23. The options granted to Mr. Naddaff are fully vested and expire ten years from the date of grant. The options granted to Mr. Cocotas vest in monthly installments over the remaining term of his employment agreement (through January 2010) and expire ten years from the date of grant. In May 13, 2009, the Board of Directors approved the cancelation of the stock options granted to employees and Officers and the grant of the same amount of stock options at an exercise price of $0.20.
On June 30th, 2010 the Company awarded to its vendors, executives, Board of Directors and employees, non-qualified stock options to purchase 7,703,673 shares of the Company’s common stock with an exercise price of $0.19. The vesting schedules vary from one year through three years. As a result of this grant, the Company will recognize an expense in the total amount of $1,519,255 over the vesting period. At September 26, 2010 there was $972,355 of total unrecognized compensation cost related to non-vested options granted outside of any Plan. This cost will be recognized over approximately 34 months.
Director Compensation
On February 12, 2008, our Board of Directors approved the following compensation for non-employee directors:

(a) Each non-employee director shall be granted non-qualified options to purchase 100,000 shares of common stock at an exercise price equal to the closing stock price on February 11, 2008. Such grant shall represent a tri-annual retainer for the 2008, 2009 and 2010 fiscal years. The options granted shall vest weekly over 36 months and shall expire February 11, 2018.
(b) Each non-employee director who serves as chairman of the Audit, Compensation or Nominating and Corporate Governance committee shall receive an annual grant of non-qualified options to purchase 3,000 shares of common stock. All other members of each committee shall receive an annual grant of non-qualified options to purchase 2,500 shares of common stock.
In May 13, 2009, UFood granted stock options to purchase 105,000 shares of the Company’s common stock upon the cancelation of the previous grant in the same amount of stock options at an exercise price of $0.20 to Messrs. Giresi, Grayson and Ross. Our directors are reimbursed for reasonable and necessary out-of-pocket expenses incurred in connection with their service to us, including travel expenses.

	Stock Awards	Stock Awards
	2008	2009
Robert Grayson	$63,389	$9,377
Jeffrey Ross	$63,389	$9,377
Mark Giresi	$63,389	$9,377
Keith Mueller	-0-	-0-
Richard Golden	-0-	-0-
On June 30th, 2010, each Director was issued non-qualified stock options to purchase 500,000 shares of the Company’s common stock with an exercise price of $0.19. The vesting schedule is monthly over one year. As a result of this grant, the Company will record an expense of $394,400 over the vesting period.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Directors and Officers of UFood
In May 2006, KnowFat entered into an agreement with George Naddaff, Chairman and CEO, by which Mr. Naddaff received a warrant to purchase up to 184,533 shares of KnowFat common stock in exchange for Mr. Naddaff’s personal guaranty of KnowFat’s credit obligations to the Bank.
UFood’s directors have received stock option grants and reimbursement of certain expenses. See “Director Compensation” above. Two of our directors are also executive officers. Messrs. Naddaff, and Cocotas have entered into employment agreements with us, and each receives compensation thereunder. See “Agreements with Executive Officers and Consultants” above.
Transactions with the Placement Agent and Its Related Parties
The Company paid Garden State Securities, Inc. (“Garden State”), the placement agent retained in connection with its 2009 private placement of securities (the “2009 Offering”) (i) a commission of 10% of the aggregate subscription amount of the securities sold in the 2009 Offering, plus (ii) $50,000 for its legal fees and expenses, plus (iii) a non-accountable expense allowance equal to 3% of the aggregate subscription amount of the securities sold in the 2009 Offering. In addition, Garden State (or its assigns) received warrants to purchase a number of shares of common stock equal to twenty percent (20%) of the maximum number of shares of common stock underlying the debentures and warrants sold in the 2009 Offering. As a result of the foregoing, Garden State was paid a commission of $587,400 plus a non-accountable expense allowance of $176,220 and received warrants to purchase 5,100,000 shares of Common Stock for the March 2009 first closing, and 3,936,923 for the April 2009 second and final closing in connection with the 2009 Offering. The terms of these warrants were similar to those issued to investors in the 2009 Offering.
The Company paid Garden State, the placement agent retained in connection with its 2010 Private Placement (i) an aggregate cash fee $344,000; (ii) warrants to purchase an aggregate of 2,243,478 shares of common stock at an exercise price equal to $0.29, and exercisable for a period of 5 years; and (iv) $37,500 for its fees and expenses.
Board Independence
Although we are not currently subject to the listing standards of any exchange or to the SEC rules pertaining to director independence,

we believe that Messrs. Grayson and Giresi are “independent” directors as that term is defined by applicable listing standards of the Nasdaq stock market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee definition of Rule 16b-3 promulgated under the Exchange Act.
PLAN OF DISTRIBUTION
Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.
In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
DESCRIPTION OF SECURITIES
Authorized Capital Stock
Our amended and restated Articles of Incorporation provide for the issuance of 310,000,000 shares of capital stock, of which 300,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are blank-check preferred stock.
Equity Securities Issued and Outstanding
As of December 16, 2010, there were issued and outstanding:
•	40,489,033 shares of our common stock;

•	56,925 Shares of Series A Preferred Stock and 39,400 Shares of Series B Preferred Stock;

•	Options to purchase 14,646,420 shares of our common stock:
o	10,131,952 of which options are currently vested and exercisable; and

o	4,514,468 of which options will vest through June 2013; and
•	Warrants to purchase 50,950,773 shares of our common stock, 28,743,081 of which are currently exercisable.
Description of Common Stock
The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise provided by law, the holders of common stock vote as one class. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted holders of any preferred stock, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. The amended and restated Articles of Incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the Board from time to time, the common stock holders will be entitled to share pro rata such cash dividends as may be declared from time to time by the Board from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon liquidation, dissolution or winding up of our Company, the common stock holders will be entitled to receive pro rata all assets available for distribution to such holders. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. Our common stock is traded on the OTC Bulletin Board under the symbol “UFFC.OB.”
Description of Preferred Stock
We are authorized to issue 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share, (i) 60,000 of which have been designated as Series A 8% Convertible Preferred Stock (“Series A Preferred Stock”), 56,925 shares of which are outstanding, and (ii) 70,000 of which have been designated as Series B 8% Convertible Preferred Stock (“Series B Preferred Stock”), 34,400 shares of which are outstanding. Our Board of Directors is vested with authority to divide the undesignated shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of undesignated preferred stock will be determined by our Board of Directors, without the necessity of obtaining approval of the stockholders.
Series A Preferred Stock
The stated value per share of Series A Preferred Stock is $100. The holders of Series A Preferred stock are entitled to receive cumulative dividends at the rate per share (as a percentage of the state value per share) of 8% per annum, compounded annually, payable upon a liquidation, dissolution or winding-up of the Company. Payment of accrued dividends on the Series A Preferred Stock shall be made a pro rata, pari passu basis with the Series B Preferred Stock. The holders of shares of Series A Preferred Stock shall vote with all other stockholders of the Company, on all matters voted on by the stockholders of the Company, with each such holder entitled to one vote per share of Series A Preferred Stock. In addition, the Company may not take certain actions without the consent of the holders of a majority of the outstanding Series A Preferred Stock. Upon a liquidation, dissolution or winding-up of the Company, the holders Series A Preferred Stock (pari passu with the holder of Series B Preferred Stock) will be entitled to a priority distribution equal to the greater of (i) 120% of the stated value of the Series A Preferred Stock plus accrued but unpaid dividends or (ii) an amount equal to 20% of the amount of the stated value of the Series A Preferred Stock plus accrued but unpaid dividends and then, on an as-converted basis with the holders of the Common Stock, to a pro rata share of the remaining proceeds available for distribution. A merger, consolidation, sale of substantially all of the assets of the Company or other business combination of the Company shall not be a deemed liquidation, unless agreed to in writing by the holder of Series A Preferred Stock. Effective immediately with respect to one-half of the shares of Series A Preferred Stock, and effective January 1, 2011 with respect to the remaining shares of Series A Preferred Stock, each holder of Series A Preferred Stock may convert his, her or its shares of Series A Preferred Stock into shares of Common Stock at a conversion price equal to $0.13 (“Series A Conversion Price”). The number of shares of Common Stock into which the Series A Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series A Conversion Price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series A Preferred Stock to shares of Common Stock at the Series A Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series A Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares.
Series B Preferred Stock
The stated value per share of Series B Preferred Stock is $100. The holders of Series B Preferred stock are entitled to receive cumulative dividends at the rate per share (as a percentage of the state value per share) of 8% per annum, compounded annually, payable upon a liquidation, dissolution or winding-up of the Company. Payment of accrued dividends on the Series B Preferred Stock shall be made a pro rata, pari passu basis with the Series A Preferred Stock. Except as required by law, the Series B Preferred Stock shall have no voting rights; provided, however, that the Company may not take certain actions without the consent of the holders of a majority of the outstanding Series B Preferred Stock. Upon a liquidation, dissolution or winding-up of the Company, the holders Series B Preferred Stock (pari passu with the holder of Series A Preferred Stock) will be entitled to a priority distribution equal to the greater of (i) 120% of the stated value of the Series B Preferred Stock plus accrued but unpaid dividends or (ii) an amount equal to 20% of the amount of the stated value of the Series B Preferred Stock plus accrued but unpaid dividends and then, on an as-converted basis with the holders of the Common Stock, to a pro rata share of the remaining proceeds available for distribution. A merger, consolidation, sale of substantially all of the assets of the Company or other business combination of the Company shall not be a deemed liquidation, unless agreed to in writing by the holder of Series B Preferred Stock. Effective January 1, 2011, each holder of

Series B Preferred Stock may convert his, her or its shares of Series B Preferred Stock into shares of Common Stock at a conversion price equal to $0.23 (“Series B Conversion Price”). The number of shares of Common Stock into which the Series B Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series B Conversion Price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series B Preferred Stock to shares of Common Stock at the Series B Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series B Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares.
Description of Options
The options to purchase shares of our common stock under the 2004 Plan were issued to former KnowFat option holders. All of these options became immediately exercisable upon consummation of the merger, and no further options will be granted under the 2004 Plan. The options to purchase shares of our common stock under the 2007 Plan were issued to our executive officers and certain employees. On February 12, 2008, our Board of Directors approved an increase in the number of shares of common stock reserved for issuance under the 2007 Plan to 6,000,000 shares. The increase was approved by shareholders at a meeting of stockholders on August 29, 2008. We may grant options to purchase up to an additional 2,080,010 shares of common stock pursuant to the 2007 Plan. See “Market for Common Equity and Related Stockholder Matters—Securities Authorized for Issuance under Equity Compensation Plans” above and Note 8, Stock-Based Compensation, of Notes to our 2009 Consolidated Financial Statements.
Description of Warrants
There are currently 50,950,773 warrants outstanding representing the right to purchase 23,059,603 shares that are currently exercisable, as follows:

	(A)	(B)	(C)	(D)
		Warrants
		Included in
		Column (A)	Warrants Included	Number of Shares of
	Number of	That Are	in Column (A)	Common Stock		Exercise
	Warrants	Currently	Exercisable by	Issuable Upon		Price per		Expiration
	Outstanding	Exercisable	Cashless Exercise	Exercise of Warrants		Share		Date
	5,120,088	5,120,088	5,120,088	5,120,088	(1)	$0.54	(2)	December	2012
	431,500	431,500	431,500	431,500	(1)	$0.54	(2)	January	2013
	963,500	963,500	963,500	963,500	(1)	$0.54	(2)	February	2013
	995,500	995,500	995,500	995,500	(1)	$0.54	(2)	March	2013
	2,916,666	2,916,666	—	2,916,666		$1.25		April	2013
	2,988,200	2,988,200	2,988,200	2,988,200		$0.45	(2)	December	2014
	281,483	281,483	—	281,483		$1.00		November	2015
	17,850,000	5,100,000	—	17,850,000		$0.09		March	2015
	13,779,231	3,936,923	—	13,779,231		$0.09		April	2015
	184,533	184,533	—	184,533		$1.00		May	2016
	141,210	141,210	—	141,210		$1.00		December	2016
	5,683,478	5,683,478	—	5,683,478	(3)	$0.29		October	2015

	50,950,773	28,743,081	10,498,788	50,950,773

Total

(1)	Warrants may be exercised in a cashless exercise any time after dates ranging between December 2008 through March 2009 only if a registration statement covering the resale of the underlying shares is not available. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price. We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.

(2)	As a result of the Company’s recent private placement, the exercise price of the warrants was reduced pursuant to the terms of such warrants.

(3)	Warrants may be exercised in a cashless exercise any time after the earlier of (i) the one year anniversary of the date of the warrant, and (ii) the completion of the then-applicable holding period required by Rule 144, only if a registration statement covering the resale of the underlying shares is not available. We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.
The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The warrants also benefit from weighted average price protection for the term of the warrants in the event that we issue additional shares of common stock (or securities convertible into common stock) (with certain exceptions) without consideration or for a consideration per share less than the exercise price of the warrants then in effect.
Registration Rights
Registration Rights Granted in Connection with the 2009 Private Placement
In connection with the closing of the private placement which closed on March 19, 2009 and April 20, 2009, we entered into registration rights agreements with the investors in that offering, under the terms of which we committed to file a registration statement, within 45 days from the first closing of the offering, covering the resale of the common stock: (i) issuable upon conversion of the debentures issued in connection with the private placement (the “Debentures”); (ii) issuable as in kind interest due under the Debentures; and (iii) issuable upon exercise of the warrants issued in connection with the private placement, and to use reasonable best efforts to cause such registration statement to become effective as promptly as possible. Also, we agreed to use reasonable best efforts to maintain the effectiveness of such registration statement until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. Interest is payable under the Debentures quarterly in cash or, at our option, in shares of our common stock at a conversion rate equal to fair market value of our common stock on the interest payment date. On May 1, 2009, we filed a registration statement with the SEC to register the shares described above. The registration statement, as amended, was declared effective by the SEC on September 4, 2009.
Registration Rights Granted in Connection with the 2010 Private Placement
In connection with the closing of the Private Placement which closed on October 4, 2010 and October 29, 2010, we entered into registration rights agreements with the investors in that offering, under the terms of which we committed to file a registration statement, within 90 days from the date of each closing of the offering, covering the resale of the common stock: (i) issuable upon conversion of the Series B Preferred Stock; (ii) issuable as in dividends on the Series B Preferred Stock; and (iii) issuable upon exercise of the Warrants, and to use reasonable best efforts to cause such registration statement to become effective as promptly as possible. Also, we agreed to use reasonable best efforts to maintain the effectiveness of such registration statement until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. Dividends on the Series B Preferred Stock are payable in cash upon the liquidation, dissolution or winding up of the company or in shares of our common stock upon the conversion of the Series B Preferred Stock at the same conversion rate as the Series B Preferred Stock. For the purpose of this registration statement, we assumed that dividends will accrue on the Series B Preferred Stock for one year before being converted into common stock.
Registration Rights Granted in Connection with the 2008 Corporate Awareness Campaign
In May 2008, we commenced a corporate awareness campaign in the investment community. In connection with this campaign, we entered into service agreements with a number of investor relations and public relations firms, under which we issued to the service providers an aggregate of 740,000 shares of our common stock and warrants to purchase an aggregate of 2,916,666 shares of our common stock in partial payment for their services and granted them “piggyback” registration rights entitling them to include their shares in the registration statement required to be filed following the closing of the 2009 Private Placement. Of the total number of shares and warrants issued to the investor relations and public relations firms, 346,250 shares of our common stock and warrants to purchase an aggregate of 1,114,583 shares of our common stock were vested as of January 7, 2009 and were included in the registration statement filed with the SEC on June 27, 2008 and, as amended, declared effective by the SEC on January 12, 2009. 268,750 additional shares of common stock and warrants to purchase an additional 427,084 shares of our common stock were included in a registration statement filed with the SEC on May 1, 2009 and, as amended, declared effective by the SEC on September 4, 2009.
Registration Rights Granted in Connection with the 2010 Corporate Awareness Campaign
In June 2010, we commenced another corporate awareness campaign. In connection with this campaign, we entered into a payment agreement with Summit Trading Limited (“Summit”), under which we issued to Summit an aggregate of 10,000 shares of our Series B Preferred Stock in payment for its services and granted Summit “piggyback” registration rights entitling it to include its shares in the registration statement required to be filed following the closing of the Private Placement. On December 8, 2010, we terminated the agreement with Summit and, in accordance with the agreement, 5,000 of the shares of Series B Preferred Stock previously issued to Summit were cancelled. 2,173,913 shares of common stock underlying the 5,000 shares of Series B Preferred Stock held by Summit and 173,913 shares of common stock issuable for accrued dividends upon the conversion of Series B Preferred Stock issued to Summit are included in the registration statement of which this prospectus forms a part.
The registration statement of which this prospectus forms a part was filed pursuant to the registration rights granted in connection with the Private Placement as well as those granted in connection with the 2010 corporate awareness campaign.
Anti-Takeover Effects of Provisions of Nevada State Law
We may be or in the future we may become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. We currently have approximately 400 stockholders.
The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.
The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.
If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.
In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.
The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our board of directors.
Transfer Agent
The transfer agent for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 17 Battery Place, New York, New York 10004, and its telephone number is (212) 509-4000.
LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon for us by Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103.

EXPERTS
The consolidated financial statements for the fiscal years ended December 27, 2009, and December 28, 2008, included in the registration statement have been audited by CCR LLP, independent registered public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports, quarterly reports, current reports and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 on official business days between the hours of 10:00 am and 3:00 pm. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-1 under the Securities Act to register the shares offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Under the Nevada Revised Statutes, our directors and officers are not individually liable to us or our stockholders for any damages as a result of any act or failure to act in their capacity as an officer or director unless it is proven that:
•	His act or failure to act constituted a breach of his fiduciary duty as a director or officer; and

•	His breach of these duties involved intentional misconduct, fraud or a knowing violation of law.
Nevada law allows corporations to provide broad indemnification to its officers and directors. At the present time, our Articles of Incorporation and Bylaws also provide for broad indemnification of our current and former directors, trustees, officers, employees and other agents.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
UFOOD RESTAURANT GROUP, INC.
FOR THE FISCAL YEARS ENDED DECEMBER 27, 2009 AND DECEMBER 28, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders of UFood Restaurant Group, Inc:
We have audited the accompanying consolidated balance sheets of UFood Restaurant Group, Inc and Subsidiary (the Company) as of December 27, 2009 and December 28, 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UFood Restaurant Group, Inc and Subsidiary as of December 27, 2009 and December 28, 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses and negative cash flows from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ CCR LLP
Westborough, Massachusetts
March 26, 2010

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 27, 2009 and December 28, 2008
Assets

	2009	2008
Current assets:
Cash and cash equivalents	$2,278,427	$787,551
Restricted cash	60,425	417,490
Accounts receivable	180,134	152,373
Inventories	123,648	141,807
Prepaid expenses and other current assets	68,605	79,657

	2,711,239	1,578,878

Property and equipment:
Equipment	937,857	925,329
Furniture and fixtures	202,205	155,744
Leasehold improvements	1,744,594	1,782,919
Website development costs	37,050	49,389

	2,921,706	2,913,381
Accumulated depreciation and amortization	1,560,402	1,172,984

	1,361,304	1,740,397

Other assets:
Deferred financing costs, net	757,873	22,828
Goodwill	75,363	211,363
Other	86,560	89,200

	919,796	323,391

Total assets	$4,992,339	$3,642,666

See accompanying notes.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 27, 2009 and December 28, 2008
Liabilities and Stockholders’ Equity

	2009	2008
Current liabilities:
Current portion of long-term debt	$857,882	$883,684
Current portion of capital lease obligations	58,820	61,725
Accounts payable	285,150	614,556
Franchisee deposits	157,500	700,000
Accrued expenses and other current liabilities	157,870	404,908

	1,517,222	2,664,873

Long-term liabilities:
Long-term debt	3,044,001	349,712
Warrant liability	3,750	-0-
Capital lease obligations	276,920	86,619
Other noncurrent liabilities	39,071	225,264

	3,363,742	661,595

Total liabilities	4,880,964	3,326,468

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 300,000,000 shares authorized, 37,934,907 and 34,818,490 shares issued and outstanding	37,935	34,818
Additional paid-in capital	25,589,311	24,998,924
Accumulated deficit	(25,515,871)	(24,717,544)

	111,375	316,198

Total liabilities and stockholders’ equity	$4,992,339	$3,642,666

See accompanying notes.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Statements of Operations
For the Fiscal Years Ended December 27, 2009 and December 28, 2008

	2009	2008
Revenues:
Store sales	$4,632,651	$5,462,915
Franchise royalties and fees	429,537	335,860
Other revenue	388,648	25,267

	5,450,836	5,824,042

Costs and expenses:
Store operating expenses:
Food and paper costs	1,336,240	1,615,417
Cost of Goods sold	344,219	509,775
Labor	1,354,101	1,743,831
Occupancy	554,923	658,672
Other store operating expenses	778,155	992,350
General and administrative expenses	3,696,425	6,785,620
Advertising, marketing and promotion expenses	219,360	887,259
Depreciation and amortization	407,593	500,153
Impairment of goodwill	136,000	765,772
Impairment of long-lived assets	-0-	1,249,150
Loss on disposal of assets	88,997	65,524

Total costs and expenses	8,916,013	15,773,523

Operating loss	(3,465,177)	(9,949,481)

Other income (expense):
Interest income	20,709	80,825
Interest expense	(955,016)	(76,602)
Other income	442,133	69,953

Other income (expense), net	(492,174)	74,176

Loss before income taxes	(3,957,351)	(9,875,305)
Income taxes	—	—

Net loss	$(3,957,351)	$(9,875,305)

Basic and diluted earnings (loss) per share	$(0.11)	$(0.29)

See accompanying notes.

UFOOD RESTAURANT GROUP, INC.
and SUBSIDIARY
Consolidated Statements of Changes in Stockholders’ Equity
For the Fiscal Years Ended December 27, 2009 and December 28, 2008

	Common Stock		Additional Paid-in	Accumulated
	Shares	Value	Capital	Deficit	Total
Balances, December 30, 2007	29,241,158	$29,241	$18,833,096	$(14,842,239)	$4,020,098
Issuance of units (net of issuance costs of $691,154)	4,781,000	4,781	4,083,542	—	4,088,323
Stock issued for marketing and promotional services	740,000	740	1,030,510	—	1,031,250
Stock issued for franchise sales commission		56,332	56	54,984	55,040
Stock-based compensation			996,792	—	996,792
Net loss for year ended December 28, 2008	—	—	—	(9,875,305)	(9,875,305)

Balances, December 28, 2008 as filed	34,818,490	34,818	24,998,924	(24,717,544)	316,198
Cumulative effect of reclassification of warrants to warrants liabilities			(3,512,272)	3,159,024	(353,248)
Stock issued for marketing and promotional services			150,920	—	150,920
Stock issued for interest payment	2,982,671	2,983	312,995	—	315,978
Exercise of stock options	7,618	8	45	—	53
Stock issued for franchise sales commission	82,895	83	14,917	—	15,000
Stock-based compensation			483,625	—	483,625
Issuance of warrants in connection with debentures			3,130,200	—	3,130,200
Forfeitures of stock	(33,690)	(34)	34	—	—
Conversion of debentures into stock	76,923	77	9,923	—	10,000
Net loss for year ended December 27, 2009	—	—	—	(3,957,351)	(3,957,351)

Balances, December 27, 2009	37,934,907	$37,935	$25,589,311	$(25,515,871)	$111,375

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
For the Fiscal Years Ended December 27, 2009 and December 28, 2008

	2009	2008
Cash flows from operating activities:
Net loss	$(3,957,351)	$(9,875,305)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	407,593	500,154
Amortization of beneficial conversion feature	310,201	—
Amortization of deferred financing costs	266,176	15,871
Provision for doubtful accounts	161,424	29,949
Impairment of goodwill	136,000	765,772
Impairment of long lived assets	—	1,249,150
Change in value of warrant liability	(349,498)	—
Stock-based compensation	483,625	996,792
Loss on disposal of assets	88,997	115,566
Non-cash promotion expenses	158,302	1,086,290
Non-cash interest payments	315,976	—
Gain on extinguishment of debt	(74,967)	(68,575)
Increase (decrease) in cash from changes in assets and liabilities:
Accounts receivable	(189,185)	(88,788)
Inventories	18,159	51,552
Prepaid expenses and other current assets	11,052	(39,374)
Other assets and noncurrent liabilities	2,640	41,343
Accounts payable	(248,269)	(112,737)
Franchisee deposits	(542,500)	195,500
Accrued expenses and other current liabilities	(187,766)	(34,318)

Net cash used in operating activities	(3,189,391)	(5,171,158)

Cash flows from investing activities:
Proceeds from sale of assets	5,600	—
Acquisition of property and equipment	(116,910)	(792,225)

Net cash used in investing activities	(111,310)	(792,225)

Cash flows from financing activities:
Proceeds from exercise of options	53	—
Proceeds from issuance of common stock, net	—	4,088,323
Proceeds from issuance of convertible debt	5,874,000	—
Payments for financing costs	(1,001,220)	—
Payments on long-term debt	(375,511)	(1,303,713)
Payments on capital lease obligations	(62,810)	(51,999)
Decrease in restricted cash	357,065	666,122

Net cash provided by financing activities	4,791,577	3,398,733

Increase(Decrease) in cash and cash equivalents	1,490,876	(2,564,650)
Cash and cash equivalents — beginning of year	787,551	3,352,201

Cash and cash equivalents — end of year	$2,278,427	$787,551

See accompanying notes.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
1. Nature of Operations and Basis of Presentation
UFood Restaurant Group, Inc. was incorporated in the State of Nevada on February 8, 2006 as Axxent Media Corp. Prior to December 18, 2007, UFood was a development stage company headquartered in Vancouver, Canada. As Axxent Media Corp., the Company’s business was to obtain reproduction and distribution rights to foreign films within North America and also to obtain the foreign rights to North American films for reproduction and distribution to foreign countries. On August 8, 2007, the Company changed its name to UFood Franchise Company, and on September 25, 2007, changed its name to UFood Restaurant Group, Inc. (UFood or the Company).
On December 18, 2007, (Merger Date) pursuant to the terms of an Agreement and Plan of Merger and Reorganization, a wholly-owned subsidiary of the Company merged with and into KnowFat Franchise Company, Inc. (KnowFat). Following the merger (the Merger), UFood continued KnowFat’s business operations as a franchisor and operator of fast-casual food service restaurants that capitalize on consumer demands for great tasting food with healthy attributes. As of December 27, 2009, the Company’s operations consisted of four Company-owned restaurants and four franchise-owned locations. One of the franchise-owned locations was operated by the Company pursuant to a management series agreement. On the Merger Date, each share of KnowFat common stock issued and outstanding immediately prior to the Merger was exchanged for 1.52350763 shares of UFood Common Stock. All share amounts have been adjusted to reflect the effect of the share exchange.
As shown in the accompanying consolidated financial statements, the Company has incurred recurring losses from operations and negative cash flows from operations. Over the past few years, the Company’s operations have been funded through a combination of private equity and debt financing. As of December 27, 2009, the Company had approximately $2,278,000 of unrestricted cash. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Based on current trends, management believes that additional franchises will be sold within the next twelve months, and that the additional capital raised will be sufficient to support activities though 2011. The Company is subject to a number of risks similar to those of other companies in its industry, including dependence on key individuals, competition from substitute products, the successful attraction of franchisee, and the ability to obtain adequate additional financing necessary to fund continuing operations. The Company is currently in the process of raising additional equity capital. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
2. Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements of UFood Restaurant Group, Inc. and its subsidiary consist of the accounts of UFood Restaurant Group, Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
Certain reclassifications have been made to conform previously reported data to the current presentation.
Fiscal Year
The Company’s fiscal year ended on December 27, 2009 and December 28, 2008, respectively, both fiscal years had 52 weeks.
Adoption of the FASB Accounting Standards Codification
In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (“ASC”). The ASC became the single source for all authoritative GAAP recognized by the FASB and is required to be applied to financial statements issued for interim and annual periods ending after September 15, 2009. The Company’s accounting policies were not affected by the conversion to ASC. However, references to specific accounting standards in the notes have been changed to refer to the appropriate ASC topics.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.
Cash Equivalents
Cash equivalents represent highly liquid instruments with original maturities of three months or less when purchased. Cash equivalents consist of money market accounts at December 27, 2009 and December 28, 2008. At December 27, 2009 restricted cash was comprised of $60,425 used to collateralize a standby letter of credit.
Inventories
Inventories, which primarily consist of food products, paper goods and supplies and vitamins and supplements for resale, are stated at the lower of cost or market, with cost determined by the average cost method.
Deferred Financing Costs
Deferred financing costs represent costs paid to third parties in order to obtain long-term financing and have been included in other assets. Deferred financing costs are amortized over the life of the related debt. Amortization expense related to these costs were $266,176 and $15,871 for the years ended December 27, 2009 and December 28, 2008, respectively, and is included in interest expense.
Property and Equipment
Property, equipment and leaseholds are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the related reasonably assured lease term. The estimated useful lives used for financial statement purposes are:

Leasehold improvements	5 years, or over life of lease, whichever is shorter
Equipment	5 years
Furniture and fixtures	5 years
Website development costs	3 years
Upon retirement or sale, the cost of assets disposed and their related accumulated depreciation are removed from the accounts. Any resulting gain or loss is credited or charged to operations. Maintenance and repairs are charged to expense when incurred, while betterments are capitalized. The total amounts expensed for maintenance and repairs were $71,038 and $92,808 for the fiscal years ended December 27, 2009 and December 28, 2008, respectively.
Goodwill and Other Intangible Assets
We account for goodwill and other intangible assets under ASC No. 805, Business Combinations, and ASC No. 350-20 to 30, Goodwill and Other Intangible Assets. ASC No. 805 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that certain intangible assets acquired in a business combination be recognized as assets apart from goodwill. Under ASC No. 350-20 to 30, purchased goodwill and intangible assets with indefinite lives are not amortized, but instead tested for impairment at least annually or whenever events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill attributable to our franchise operations segment is evaluated by comparing the Company’s fair market value, determined based upon quoted market prices of the Company’s equity securities, to the carrying amount of goodwill. The Goodwill attributable to our franchise operations segment was impaired due to the decision to not renew the lease agreement for a property originally leased as a training facility. The carrying amount of the goodwill attributable to franchise operations exceeded its implied fair value and the Company recognized a non-cash impairment charge of $136,000, during the year ended December 27, 2009. Goodwill attributable to our store operations segment is evaluated on a restaurant-by-restaurant basis by comparing the restaurant’s estimated fair value to the carrying value of the restaurant’s underlying net assets inclusive of goodwill. Fair value is determined based upon the restaurant’s estimated future cash flows. Future cash flows are estimated based upon a restaurant’s historical operating performance and management’s estimates of future revenues and expenses over the period of time that the Company expects to operate the restaurant, which generally coincides with the initial term of the restaurant’s lease but which may take into account the restaurant’s first lease renewal period up to 5 years. The estimate of a restaurant’s future cash flows may also include an estimate of the restaurant’s terminal value, determined by applying a capitalization rate to the restaurant’s estimated cash flows during the last year of the forecast period. The capitalization rate used by the Company was determined based upon the restaurant’s location, cash flows and growth prospects.

In August 2008, the Company completed the conversion of three of its Company-owned stores from KnowFat! locations to UFood Grill outlets, including two stores that have goodwill associated with them. Following the store conversions, the Company tested the carrying value of the store’s goodwill for impairment as of the first day of the fourth quarter and determined that there was no impairment. For purposes of estimating each store’s future cash flows, the Company assumed that comparable store sales would increase by approximately 4% per year; store operating expenses as a percentage of the store’s revenues would decrease by a total of 1-1/2% of sales per year due to labor and purchasing efficiencies; and the terminal value of each store was calculated using a 20% capitalization rate applied to the final year’s estimated cash flow. The present value of each restaurant’s estimated future cash flows was calculated using a discount rate of 8%. Following the impairment test performed as of the first day of the fourth quarter of the fiscal year 2008, economic conditions in the United States worsened. The U.S. Government and Federal Reserve provided an unprecedented level of financial support to U.S. financial institutions, unemployment has risen, home foreclosures have increased, mortgage delinquency rates have increased, credit markets have tightened, volatility in the equity markets has continued and the National Bureau of Economic Research announced that the United States economy has been in recession for almost a year. These factors, all contributed to economic uncertainty and a decrease in consumer spending which in turn contributed to a decline in sales at Company-owned stores during the fiscal year 2008. According to The Conference Board, Inc., the decline in real consumer spending experienced in the third and fourth quarters of 2008 are expected to last through 2009. As a result of these factors and the uncertainty surrounding the level of economic activity in 2009 and beyond, the Company tested the carrying value of the stores’ goodwill in December 2008 and determined that the carrying amount of the goodwill attributable to our store operations exceeded its implied fair value and recognized a non-cash impairment charge of $765,772. For purposes of its mid-December 2008 impairment test, the Company assumed that comparable store sales will decline by 6% in 2009 and increase by 2.5% per year thereafter and store operating expenses will continue at their current level as a percentage of store revenues. As a result of the economic uncertainty that currently exists, the Company’s estimate of future cash flows did not include an estimate of the restaurant’s terminal value since the Company cannot be certain that a buyer could be found for the restaurant at the end of the lease term. The present value of the estimated future cash flows was calculated using a 7% discount rate reflecting the recent decrease in long-term interest rates. Following the non-cash impairment charge, the carrying value of goodwill attributable to our store operations segment is $75,363. As of the first day of the fourth quarter of the year ended December 27, 2009 according to our policy we have tested the carrying value of the Goodwill attributable to our store operations and no impairment was necessary. The carrying amount of goodwill may be impaired in the future if our actual operating results and cash flows fall short of our expectations.
Impairment of Long-Lived Assets
In accordance with ASC No. 360 Property, Plant and Equipment, when impairment indicators exist, the Company evaluates its long-lived assets for potential impairment. Potential impairment is assessed when there is evidence that events or changes in circumstances have occurred that indicate the carrying amount of an asset may not be recovered. When events or changes in circumstances have occurred that indicate a long-lived asset may be impaired, the Company uses estimates of future cash flows on a restaurant-by-restaurant basis to test the recoverability of its long-lived assets. Future cash flows are estimated based upon the restaurant’s historical operating performance and management’s projections of future revenues and expenses and may take into account the restaurant’s estimated terminal value. During the fourth quarter of 2008, the Company determined that the carrying value of the long-lived assets of its store operations segment may not be recovered and recorded a non-cash impairment charge of $1,249,150. The impairment charge was primarily due to a decrease in forecasted sales resulting from the economic downturn to continue through 2009, an increase in the carrying value of the underlying assets of two stores as a result of the conversion from KnowFat! locations to UFood Grill outlets and new restaurants that opened in the fall of 2008 in the vicinity of one of our Company-owned stores and which are expected to have an adverse impact on the stores future sales growth. Long-lived assets may be impaired in the future if our actual operating results and cash flows fall short of our expectations.
Income Taxes
The Company completes the provision for income taxes in accordance with the accounting standard for income taxes in the Company’s consolidated financial statements and accompanying notes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date.
In accordance with the authoritative guidance on income taxes issued by the FASB, the Company establishes additional provisions for income taxes when, despite the belief that tax positions are fully supportable, there remain certain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority. In the normal course of business, the Company and its subsidiaries are examined by various Federal, State and foreign tax authorities. The Company regularly assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of its provision for income taxes. The Company continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, the current tax liability and deferred taxes in the period in which the facts that give rise to a revision become known. The Company classifies estimated interest and penalties related to the underpayment of income taxes as a component of income taxes in the consolidated statements of operations.
Revenue Recognition
The Company records revenue for Company-owned store sales upon the delivery of the related food and other products to the customer. The Company records a liability in the period in which a gift card is issued and proceeds are received. As gift cards are redeemed, this liability is reduced and revenue is recognized.
The Company follows the accounting guidance of ASC No. 952, Franchisors. Franchisee deposits represent advances on initial franchise fees prior to the opening of the franchisee location. We recognize initial franchise fee revenue when all material services we are required to perform and all material conditions we are required to satisfy have been substantially completed, which is generally the opening of the franchised location. The Company defers direct costs related to franchise sales until the related revenue is recognized; however, the deferred costs shall not exceed anticipated revenue less estimated additional related costs. Such costs include training, facilities design, menu planning and marketing. Franchise royalty revenues are recognized in the same period the relevant franchisee sales occur.
Advertising Costs
The Company expenses advertising costs as incurred. Advertising expense amounted to $76,998 in 2009 and $90,279 in 2008.
Pre-Opening Costs
All pre-opening costs directly associated with the opening of new Company-owned restaurant locations, which consist primarily of labor and food costs incurred during in-store training and preparation for opening, but exclude manager training costs which are included in other operating expenses, are expensed when incurred.
Rent Expense
The Company recognizes rent expense on a straight-line basis over the reasonably assured lease term as defined in ASC No. 840, Leases. The reasonably assured lease term on most of the Company’s leases is the initial non-cancelable lease term, which generally equates to between 5 and 10 years. In addition, certain of the Company’s lease agreements provide for scheduled rent increases during the lease terms or for rental payments commencing at a date other than the date of initial occupancy. The Company includes any rent escalations and other rent holidays in its determination of straight-line rent expense. Therefore, rent expense for new locations is charged to expense upon the commencement date of the lease.
Earnings Per Share Data
Earnings per share are based on the weighted average number of shares outstanding during the period after consideration of the dilutive effect, if any, for common stock equivalents, including stock options, restricted stock, and other stock-based compensation. Earnings per common share are computed in accordance with ASC No. 260, Earnings Per Share, which requires companies to present basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing net income allocable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding and dilutive securities outstanding during the year.
Fair Value of Financial Instruments
The carrying amounts of the Company’s financial instruments, which include accounts receivable, accounts payable and other accrued expenses approximate their fair values due to the short-term maturity of these instruments.
Stock-Based Compensation
The Company maintains two stock-based incentive plans. The Company grants options to purchase common stock at an option price equal to the market value of the stock at the date of grant. Options generally vest over a three-year period beginning on the date of grant and have a ten-year contractual term.

The Company applies the fair value recognition provisions of ASC No. 718, Compensation-Stock Compensation, which requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company uses the Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them and the estimated volatility of the Company’s common stock price over the expected term.
Stock-based compensation expense recognized during the fiscal year ended December 27, 2009 totaled approximately $483,625 for stock options. Stock-based compensation expense recognized during the fiscal year ended December 28, 2008 totaled approximately $996,792 for stock options. Stock-based compensation expense was included in general and administrative expenses in the accompanying consolidated statements of operations.
Reclassifications
Certain accounts previously reported in the 2008 financial statements have been reclassified to facilitate comparability with the current year presentation. The reclassifications had no effect on the 2008 net loss previously reported.
New Accounting Pronouncements
Adoption of New Accounting Principle
Effective January 1, 2008, we adopted ASC 820, Fair Value Measurements, for all financial assets and liabilities, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 establishes a framework for measuring fair value and enhances disclosures about fair value measures required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. The adoption of ASC 820 did not expect to have a material impact on our consolidated financial statements.
In February 2007, the FASB issued ASC 825, The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115. Under ASC 825, a company may elect to measure eligible financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings at each subsequent reporting date. If elected, ASC 825 is effective for fiscal year beginning after November 15, 2007.
Recent Accounting Pronouncements
In December 2007, the FASB issued ASC No. 805, Business Combinations. ASC No. 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and specifies what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. ASC No. 805 is effective for financial statements issued for fiscal years beginning after December 15, 2008. We expect ASC No. 805-10 will have an impact on our consolidated financial statements when effective, but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions we consummate after the effective date.
In June 2008, the FASB ratified ASC No. 815-40 Derivatives and Hedging-Contracts in Entity’s Own Equity. This issue provides guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock. ASC No. 815-40 applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative under ASC No. 815-10-15 for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception under ASC No. 815-10-15. ASC No. 815-40 also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument has all the characteristics of a derivative under ASC No. 815-10-15, for purposes of determining whether the instrument is within the scope of ASC No. 815-40, which provides accounting guidance for instruments that are indexed to, and potentially settled in, the issuer’s own stock. ASC No. 815-40-15 is effective for fiscal years beginning after December 15, 2008. The application of ASC No. 815-40-15 has had a material impact on the Company’s financial statements, resulting in unrealized, non-operating gains from the change in the fair value of derivative warrant liabilities in the consolidated statement of operations of $349,498 for the year ended December 27, 2009, that was recorded in interest expense in the consolidated statement of operations.
In December 2007, the FASB issued ASC No. 810 Consolidations,. ASC No. 810-10 changes the accounting and reporting for minority interests. Minority interests will be re-characterized as non-controlling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement and upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. ASC No. 810-10 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, except for the presentation and disclosure requirements, which will apply retrospectively. The adoption of ASC No. 810 did not have a material impact on the Company’s consolidated financial statements.
In October 2008, the FASB issued ASC No. 820, Fair Value Measurements and Disclosure, clarifying the application of ASC No. 820-10, which the Company adopted as of January 1, 2008, in cases where a market is not active. The Company will comply with the clarification to the original application.
In April 2009, the FASB issued ASC No. 825-10-65-1, Financials Instruments. This ASC essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the ASC requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures will be required beginning with the quarter ending September 27, 2009. The adoption of ASC No. 825-10-65-1 did not impacted the Company’s consolidated financial statements.
In May 2009, the FASB issued ASC No. 855, Subsequent Events, to incorporate the accounting and disclosure requirements for subsequent events into U.S. generally accepted accounting principles. ASC No. 855 introduces new terminology, defines a date through which management must evaluate subsequent events, and lists the circumstances under which an entity must recognize and disclose events or transactions occurring after the balance-sheet date. The Company adopted ASC No. 855 as of June 30, 2009, with no impact to our financial statements or results of operations.
In June 2009, the FASB issued ASC105 — Generally Accepted Accounting Principles (GAAP), establishes the FASB Accounting Standard Codification ™ (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles in the United States. All guidance contained in the Codification carries an equal level of authority. On the effective date of ASC No. 105, the Codification supersedes all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. ASC No. 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has reflected Codification-related authoritative GAAP reference updates within our third quarter 10Q filing, as appropriate.
In June 2009, the FASB issued ASU No. 2009-02, Omnibus Update: Amendments to Various Topics for Technical Corrections. This ASU amended various topics within the FASB Accounting Standards Codification for assorted technical corrections of material therein. The Company has evaluated this new ASU, and has determined that it will not have a significant impact on the determination or reporting of its financial results.
In August 2009, the FASB issued ASU No. 2009-03, SEC Update: Amendments to Various Topics Containing SEC Staff Accounting Bulletins. This ASU represents technical corrections to various topics within the FASB Accounting Standards Codification containing SEC Staff Accounting Bulletins, to update cross-references to Codification text. The Company has evaluated this new ASU, and has determined that it will not have a significant impact on the determination or reporting of its financial results.
In August 2009, the FASB issued ASU No. 2009-04, Accounting for Redeemable Equity Instruments, an Amendment to Section 480-10-S99. This ASU represents an update to Section 480-10-S99, per EITF Topic D-98, Classification and Measurement of Redeemable Securities. The Company has evaluated this new ASU, and has determined that it will not have a significant impact on the determination or reporting of its financial results.
In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820), Measuring Liabilities at Fair Value. This ASU provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures — Overall, for the fair value measurement of liabilities. The guidance provided in this ASU is effective for the first reporting period (including interim periods) beginning after issuance. The Company has evaluated this new ASU, and has determined that it will not have a significant impact on the determination or reporting of its financial results.
In September 2009, the FASB issued ASU No. 2009-07, Accounting for Various Topics — Technical Corrections to SEC Paragraphs. This ASU represents technical corrections to various Topics within the FASB Accounting Standards Codification to various Topics containing SEC guidance, based on external comments received. The Company has evaluated this new ASU, and has determined that it will not have a significant impact on the determination or reporting of its financial results.
In September 2009, the FASB issued ASU No. 2009—09, Accounting for Investments — Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees — Amendments to Sections 323-10-S99 and 505-50-S99. This ASU represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of

an Equity Method Investee. Section 323-10-S99-4 was originally entered into the Codification incorrectly. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company has evaluated this new ASU, and has determined.
3. Disposal of Assets
During 2009, the Company recorded a loss on disposal of assets of $88,997 due to the write off of obsolete equipment and furniture and fixtures as a result of the closure of the Bedford, MA location.
During 2008, the Company recorded a loss on disposal of assets of $65,524 due to the write off of obsolete equipment and furniture and fixtures as a result of the conversion of four KnowFat stores to UFood Grill outlets.
4. Goodwill
At September 28, 2008, the carrying amount of goodwill was $977,135 and was comprised of $841,135 of goodwill attributable to our store operations segment and $136,000 of goodwill attributable to our franchise operations segment. Goodwill attributable to our franchise operations segment is evaluated by comparing the Company’s fair market value, determined based upon quoted market prices of the Company’s equity securities, to the carrying amount of goodwill.
In August 2008, the Company completed the conversion of three of its Company-owned stores from KnowFat! locations to UFood Grill outlets, including two stores that have goodwill associated with them. Following the store conversions, the Company tested the carrying value of the store’s goodwill for impairment as of the first day of the fourth quarter and determined that there was no impairment. For purposes of estimating each store’s future cash flows, the Company assumed that comparable store sales would increase by approximately 4% per year; store operating expenses as a percentage of the store’s revenues would decrease by a total of 1-1/2% of sales due to labor and purchasing efficiencies; and the terminal value of each store was calculated using a 20% capitalization rate applied to the final year’s estimated cash flow. The present value of each restaurant’s estimated future cash flows was calculated using a discount rate of 8%.
Following the impairment test performed as of the first day of the fourth quarter of fiscal year 2008, economic conditions in the United States worsened. The U.S. Government and Federal Reserve provided an unprecedented level of financial support to U.S. financial institutions, unemployment has risen, home foreclosures have increased, mortgage delinquency rates have increased, credit markets have tightened, volatility in the equity markets has continued and the National Bureau of Economic Research announced that the United States economy has been in recession for almost a year. These factors contributed to economic uncertainty and a decrease in consumer spending which in turn has contributed to a decline in sales at Company-owned stores during the fiscal year 2008. As a result of these factors and the uncertainty surrounding the level of economic activity in 2009 and beyond, the Company tested the carrying value of the stores’ goodwill in December 2008 and determined that the carrying amount of the goodwill attributable to our store operations exceeded its implied fair value and has recognized a non-cash impairment charge of $765,772. For purposes of its mid-December 2008 impairment test, the Company has assumed that comparable store sales will decline by 6% in 2009 and increase by 2-1/2% per year thereafter and store operating expenses will continue at their current level as a percentage of store revenues. As a result of the economic uncertainty that currently exists, the Company’s estimate of future cash flows did not include an estimate of the restaurant’s terminal value since the Company cannot be certain that a buyer could be found for the restaurant at the end of the lease term. The present value of the estimated future cash flows was calculated using a 7% discount rate reflecting the recent decrease in long-term interest rates. Following the non-cash impairment charge, the carrying value of goodwill attributable to our store operations segment is $75,363. During the year ended December 27, 2009, the goodwill attributable to our franchise operations segment was impaired due to the decision to not renew the lease agreement for a property originally leased as a training facility. The carrying amount of the goodwill attributable to franchise operations exceeded its implied fair value and the Company recognized a non-cash impairment charge of $136,000.
As of the first day of the fourth quarter of the year ended December 27, 2009 according to our policy we have tested the carrying value of the goodwill attributable to our store operations and no impairment was necessary. The carrying amount of goodwill may be impaired in the future if our actual operating results and cash flows fall short of our expectations.

		Franchise
	Store Operations	Operations
	Segment	Segment	Total
Balance as of December 30, 2007	841,135	136,000	977,135
Goodwill written off in connection with impairment test	(765,772)	—	(765,772)

Balance as of December 28, 2008	75,363	136,000	211,363
Goodwill written off in connection with impairment test	—	(136,000)	(136,000)

Balance as of December 27, 2009	75,363	—	75,363

5. Long-Term Debt
2008 Investor Warrants
On December 18 and 21, 2007, January 22, 2008, February 6, 2008, and March 30, 2008, the Company sold 5,720,000, 440,000, 863,000, 1,927,000, and 1,991,000 units (Units), respectively, of its securities at a price of $1.00 per Unit, in connection with five separate closings (the Closings) of its private placement of securities (the Offering). Each Unit consists of one share of common stock of the Company, par value $.001 per share (Common Stock), and a warrant to purchase one-half of one share of Common Stock (the 2008 Investor Warrants). A total of 5,470,500 2008 Investor Warrants were issued in conjunction with the closings.
The 2008 Investor Warrants provide for the purchase of shares of Common Stock for five years at an original exercise price of $1.25 per share. The 2008 Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise” to the extent that a registration statement covering the shares of Common Stock underlying the 2008 Investor Warrants is not in effect following the one year anniversary of issuance. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the 2008 Investor Warrants in cash, the holder will forfeit a number of shares underlying the 2008 Investor Warrants with a “fair market value” equal to such aggregate exercise price. The Company will not receive additional proceeds to the extent that 2008 Investor Warrants are exercised by cashless exercise. As a result of the Company’s recent private placement, the exercise price of the 2008 Investor Warrants was reduced to $0.59 pursuant to the terms of such warrants.
The exercise price and number of shares of Common Stock issuable on exercise of the 2008 Investor Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The 2008 Investor Warrants are also subject to a weighted average price protection for the term of the Investor Warrants.
Through March of 2008, the Company paid the placement agent retained in connection with the Offering (the 2008 Placement Agent) a commission of 10% of the funds raised from the investors in connection with the Closings. In addition, the 2008 Placement Agent received warrants (the 2008 Placement Agent Warrants) to purchase a number of shares of Common Stock equal to 20% of the shares of Common Stock included in the Units sold to investors. As a result of the foregoing, the 2008 Placement Agent was paid commissions of $1,294,100 and received warrants to purchase 2,988,200 shares of Common Stock. The terms of these warrants were similar to those of the 2008 Investor Warrants, except that they had a seven-year term and $1.00 original exercise price. As a result of the Company’s recent private placement, the exercise price of the 2008 Placement Agent Warrants was reduced to $0.49 pursuant to the terms of such warrants.
The Company is subject to a derivative warrant liability instrument due to the fact that the related contract is not indexed to its own stock, as specified by ASC No. 815-40, Derivatives and Hedging-Contracts in entity’s Own Equity. The derivative is accounted for and classified as a “Derivative warrant liability” within the liabilities section of the consolidated balance sheet. The change in the fair value of the derivative is included within “Other income (Loss)” in the consolidated statements of operations. The change in the fair value of the derivative instrument affects the “Change in fair value of derivative warrant liability” line in the “Cash flows from operating activities” section of the consolidated statements of cash flows.
At the date of issuance of the 2008 Investor Warrants and 2008 Placement Agent Warrants, based upon evaluation under applicable ASC No. 815 Derivatives and Hedging guidance, the Company initially determined that the financial instrument did not constitute a derivative, and, accordingly, reflected the balance within additional paid-in capital as of December 28, 2008 in the Company’s Form 10-K. During the quarter ended March 29, 2009, the Company re-assessed this categorization based upon the clarified “indexed to an entity’s own stock” criteria specified within ASC No. 815-40, which is effective for fiscal years beginning after December 15, 2008, and concluded that the financial instrument constituted a derivative. The aggregate fair value of the derivative at inception was determined to be $3,512,272, which was recorded as a derivative liability during the quarter ended March 29, 2009. At December 29, 2008, the aggregate fair value of the derivatives was $353,248. The decrease in the fair value of the derivative in the aggregate amount of $3,159,024 upon adoption of ASC No. 815-40 was recorded in the consolidated statements of changes in stockholders’ equity as a cumulative adjustment gain on derivative during the three months ended March 29, 2009.
At December 27, 2009, the aggregate fair value of the derivative was $3,750. The decrease in the fair value of the derivative was in the aggregate amount of $349,498 during the twelve months ended December 27, 2009. The decrease in the fair value of the derivative was recorded in the consolidated statement of operations as other income.

The derivative is not intended to hedge any specific risk exposures, such as fluctuating interest rates, exchange rates, commodity prices, etc. Therefore, the derivative constitutes neither a cash flow hedge, nor a fair value hedge. The volume of derivative activity relates solely to the derivative warrant liability instrument itself, and changes in fair value thereon.
Tabular disclosure of the fair value of the derivative instrument in the consolidated balance sheets, and the effect of the derivative instrument on the consolidated balance sheets follows:

	As of December 27, 2009
	Liability Derivatives
	Balance Sheet
	Location	Fair Value
Derivatives designated as hedging instruments under ASC No. 815:
None

Derivatives not designated as hedging instruments under ASC No. 815:
Derivative warrant liability	Long-term liabilities	$3,750

Total derivatives		$3,750

The effect of the derivative instrument on the consolidated statements of operations for the twelve months ended December 27, 2009 follows:

		Amount of Gain (Loss)
		Recognized in Income on
	Location of Gain (Loss)	Derivative
	Recognized in Income on	Twelve Months Ended
	Derivative	December 27, 2009
Derivatives not designated as hedging instruments under ASC No. 815:
Derivative warrant liability	Other Income (Expense)	$349,498

Total		$349,498

The fair value of the warrant liability was determined using the Black Scholes Option Pricing method. The valuation methodology uses a combination of observable (Level 2) and unobservable (Level 3) inputs in calculating fair value. As required by ASC 820, assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
The fair value of the warrant liability was estimated on the date of issuance, as of December 29, 2008, and as of December 27, 2009, using the following assumptions:

	At Issuance	December 29, 2008	December 27, 2009
Expected term (years)	5 - 7 Years	5 - 7 Years	5 - 7 Years
Expected volatility	32.34%	34.87%	37.20%
Risk-free interest rate	2.46%	1.55%	1.56%
Expected annual dividend	0.00%	0.00%	0.00%
The table below sets forth a summary of changes in the fair value of the Company’s level 3 derivative at December 29, 2008, and for the twelve months ended December 27, 2009:

Balance as of December 28, 2008	$—
Fair value of warrant liability at issuance	3,512,272
Decrease in fair value at December 29, 2008	(3,159,024)
Decrease in fair value during the twelve months ended December 27, 2009	(349,498)

Balance as of December 27, 2009	$3,750

2009 Warrants
On March 19, 2009, the Company sold 8% Senior Secured Convertible Debentures (the Debentures) to investors in the principal amount of $3,315,000 and issued warrants (the 2009 Warrants and, collectively with the Debentures, the Securities) to purchase 12,750,000 shares of our Common Stock to such investors in connection with first closing of our private placement of securities (the 2009 Offering). On April 20, 2009, the Company sold an additional $2,559,000 of Debentures in connection with the final closing of its private offering to accredited investors. The addition of both closings is $5,874,000 of Debentures. The Debentures bear interest at a rate of 8% and are due three years from the date they are issued. The Debentures are convertible into shares of Common Stock at $0.13 per share. In addition, each investor will receive 5-year detachable warrants to purchase a number of shares of Common Stock equal to 50% of the shares underlying the Investor’s Debenture. Interest on the Debentures a rate of 8% per annum is payable on a quarterly basis. Subject to certain conditions, the Company has the right to pay interest on the Debentures in either cash or shares of Common Stock, or in a combination of cash and Common Stock. After the one year anniversary of the first closing of the 2009 Offering, the Company has the right to redeem the Debentures at a 20% premium, subject to certain conditions. Subject to certain conditions, the Company has the right to force conversion of the Debentures into shares of Common Stock. The Company has filed a registration statement with the Securities and Exchange Commission covering all shares of Common Stock issuable upon conversion of the Debentures and/or exercise of the 2009 Warrants.
The Company paid Garden State Securities, Inc., the placement agent retained in connection with the 2009 Offering (the 2009 Placement Agent), (i) a commission of 10% of the aggregate subscription amount of the Securities sold in the 2009 Offering, plus (ii) $50,000 for its legal fees and expenses, plus (iii) a non-accountable expense allowance equal to 3% of the aggregate subscription amount of the Securities sold in the 2009 Offering. In addition, the 2009 Placement Agent (or its assigns) received warrants (the 2009 Placement Agent Warrants) to purchase a number of shares of Common Stock equal to twenty percent (20%) of the maximum number of shares of Common Stock underlying the Debentures and 2009 Warrants sold in the 2009 Offering. As a result of the foregoing, the 2009 Placement Agent was paid a commission of $587,400 plus a non-accountable expense allowance of $176,220 and received warrants to purchase 5,100,000 shares of Common Stock for March 2009 first closing, and 3,936,923 for April 2009 second and final closing in connection with the 2009 Offering. The terms of these warrants were similar to those of the 2009 Warrants.
In conjunction with the Debentures and the 2009 Warrants, the Company recorded debt discount of $3,130,200 associated with a beneficial conversion feature on the debt, which is being accreted using the effective interest method over the three year term of the debentures. For the twelve months ended December 27, 2009, the Company recorded interest expense of $310,201 in connection with the debt discount on the warrants and the beneficial conversion feature over the debt term.

Long-term debt consists of the following at December 27, 2009 and December 28, 2008:

	2009	2008
Term note payable to bank in monthly principal installments of $29,167 commencing January 2007 through December 2010. Interest is payable monthly at the bank’s prime rate (3.25% at December 31, 2009). The note is secured by substantially all assets of the Company.	$342,072	$692,076

Senior Secured Convertible Debenture $5,874,000 at 8% interest The Debentures bear interest at a rate of 8% and are due three years from the date they are issued. The Debentures are convertible into shares of Common Stock at $0.13 per share. In conjunction with the Debentures and the 2009 Warrants, the Company recorded debt discount of $3,130,200 associated with a beneficial conversion feature on the debt, which is being accreted using the effective interest method over the three year term of the debentures. The discount is $2,829,999 at December 27, 2009.	3,044,001	—

Landmark Center acquisition promissory note with no stated interest rate. Due upon the occurrence of a sales event, as defined in the agreement. The note agreement includes a restrictive covenant requiring the Company’s wholly-owned subsidiary, KnowFat of Landmark Center, Inc., to maintain net equity of not less than $450,000.	450,000	450,000

Unsecured, non-interest bearing note payable. This note payable is due on demand. Interest imputed on the note using a discount rate of 5% totaled $59,597, which is being amortized over the term of the note.	56,033	51,787

Indebtedness incurred in connection with the acquisition of the two franchisee locations. No stated interest rate; this note payable is due on demand.	2,137	2,137

Note payable to the Watertown landlord in connection with the acquisition of the training center in 2004. The note is payable in monthly installments of $2,566 including interest at 5% through April 2010.	7,640	37,396

	3,901,883	1,233,396

Less current portion	857,882	883,684

Long-term debt	$3,044,001	$349,712

Maturities of long-term debt at December 27, 2009 are as follows:

Year ending December 31,
2010	$857,882
2011	—
2012	3,044,001

$3,901,883

6. Capital Lease Obligations
The Company leases certain equipment under capital leases. The equipment has been recorded at the present value of the total lease payments using discount rates ranging from 13.9% to 17.95%.
Future minimum lease payments under these leases are as follows:

Year ending December 31,
2010	$70,143
2011	28,547
2012	10,576
Thereafter	5,288

114,554
Less imputed interest	16,663

97,891
Less current portion	58,820

Long-term portion of capital lease obligations	$39,071

The recorded cost and accumulated amortization of the equipment acquired are $199,947 and $85,531, respectively as of December 27, 2009.
7. Capital Stock
On December 18, 2007, the Company, through a wholly-owned subsidiary, merged with and into KnowFat Franchise Company, Inc.
Share Transactions Prior to the Merger
During 2007, prior to the Merger, KnowFat issued 1,412,903 shares of common stock comprised of 41,746 shares issued to consultants and vendors and 1,371,157 shares issued to George Foreman Ventures LLC (GFV) pursuant to the terms of a Services Agreement which became effective June 12, 2007. The 41,746 shares issued to consultants and vendors were valued at $31,237, or $0.75 per share.
Under the terms of the Services Agreement with GFV, KnowFat also agreed to (i) issue GFV an additional 152,351 shares of common stock promptly following the sale of the 600th franchise, provided the sale of such franchise occurs by December 31, 2009 and (ii) pay GFV a royalty equal to 0.2% of aggregate net sales, in exchange for the performance of certain services by George Foreman and a limited license to use Mr. Foreman’s name and likeness in connection with the promotion of restaurants operated by KnowFat and its franchisees. At December 27, 2009, 1,142,631 shares of common stock issued to GFV were vested. The remaining 228,526 shares of common stock issued to vest over four years in accordance with the following schedule:

Vesting Date	Number of Shares
June 13, 2010	152,351
June 11, 2011	76,175
In the event there is a change of control after December 18, 2007, as defined in the Services Agreement, GFV has the right to return 50% of the shares of common stock received in exchange for a prospective increase in the royalty rate to 0.5%.
Advertising, marketing and promotion expenses for the year ended December 27, 2009 include $16,758 representing the fair value of 152,351 shares that vested on June 13, 2009.
Shares Issued in Connection with the Merger
On December 18, 2007, pursuant to the terms of an Agreement and Plan of Merger and Reorganization, the Company, through a wholly-owned subsidiary, merged with and into KnowFat Franchise Company, Inc. Following the merger, UFood continued KnowFat’s business operations as a franchisor and operator of fast-casual food service restaurants. Concurrently with the closing of the Merger and in contemplation of the Merger, the Company consummated a private offering (the Offering). Total amount of units sold in this offering during 2007 and 2008 was 10,941,000 units. Each Unit consists of one share of Common Stock and a warrant to purchase one-half, or 50%, of a share of Common Stock. The warrants (Investor Warrants) are exercisable for a period of five years at an exercise price of $1.25 per whole share of Common Stock.
On the Closing Date and in connection with the Merger, $2,000,000 of Investor Notes issued by UFood in 2007 together with accrued interest of $40,087 automatically converted into 4,080,175 Units at a conversion rate of $0.50 per Unit.
As a result of the foregoing, on the Closing Date, an aggregate of 12,500,000 shares of Common Stock were issuable to former KnowFat stockholders and upon exercise of outstanding KnowFat options and warrants. Of these, 11,500,983 shares of Common Stock were issued, and an aggregate of 391,791 and 607,226 shares of Common Stock were reserved for issuance upon the exercise of the New Options and New Warrants, respectively. UFood’s stockholders before the merger retained 7,500,000 shares of Common Stock after the Merger.
Warrants
At December 27, 2009, warrants to purchase 45,651,911 shares of UFood Common Stock were issued and outstanding as follows:

Description	Number of Warrants	Exercise Price
New Warrants	607,226	$1.00

Placement Agent Warrants	2,988,200	$0.49

Vendor Warrants	2,916,666	$1.25

Investor Notes warrants	2,040,088	$0.59

Investor Warrants	5,470,500	$0.59

2009 Warrants	22,592,308	$0.14

2009 Placement Agent Warrants	9,036,923	$0.14

Total	45,651,911

In connection with the Merger, all of KnowFat’s issued and outstanding warrants converted into New Warrants to purchase shares of the Company’s Common Stock. The number of shares of Common Stock issuable under the New Warrants was calculated based on the terms of the original KnowFat warrants, as adjusted by the Conversion Ratio. Immediately prior to the consummation of the Merger, the exercise price of all outstanding KnowFat warrants was adjusted to $1.00, and such exercise price was not affected by the conversion ratio in the Merger. In addition, the warrant issued to an officer of the Company in 2006 to purchase up to 184,533 shares of KnowFat common stock for his personal guaranty of the Company’s obligations to TD BankNorth, N.A. was exchanged for a New Warrant with an exercise price of $1.00.
In connection with the conversion of the $2,000,000 of Investor Notes, the Company issued 2008 Investor Warrants in the amount 2,040,088 to the purchasers of the Investor Notes. The 2008 Investor Warrants have an exercise price of $1.25 and expire in five years. The sale of 10,941,000 Units included the issuance of 5,470,500 2008 Investor Warrants. The 2008 Investor Warrants have an exercise price of $1.25 and expire in five years. As a result of the Company’s recent private placement, the exercise price of the 2008 Investor Warrants was reduced to $0.59 pursuant to the terms of such warrants.
In connection with the Company’s sale of $2,000,000 of Investor Notes and the sale of 10,941,000 Units, the Placement Agent was issued warrants to purchase 800,000 and 2,188,200 shares, respectively, of UFood Common Stock at an exercise price of $1.00. The warrants issued to the Placement Agent expire seven years from the date they were issued. As a result of the Company’s recent private placement, the exercise price of the 2008 Placement Agent Warrants was reduced to $0.49 pursuant to the terms of such warrants.
8. Stock-Based Compensation
At December 27,2009, the Company has two share-based, shareholder approved employee compensation plans, the 2004 Stock Option Plan (2004 Plan) and the 2007 Equity Incentive Plan (2007 Plan, and together with the 2004 Plan, the Equity Plans), which are described below. During 2009 and 2008, the Company recognized $483,625 and $996,792 of compensation expense for awards under the Equity Plans. In May 13, 2009, the Board of Directors approved the cancelation of the stock options granted to employees and officers and the grant of the same amount of stock options at an exercise price of $0.20.
The Company estimates the fair value of the stock options using a Black Scholes option pricing model with the assumptions noted in the following table. Key inputs used to estimate the fair value of stock options include the exercise price of the award, the expected option term, the expected volatility of the Company’s stock over the option’s expected term, the risk-free interest rate over the option’s expected term, and the Company’s expected annual dividend yield.
The fair value of each stock option grant was estimated on the date of grant using the following assumptions:

	2009	2008
Expected term (years)	6	6
Expected volatility	36.53%	45%
Risk-free interest rate	0.89%	4.37%
Expected annual dividend	None	None
The expected term is based on the weighted average midpoint between vesting and the contractual term. Expected volatility is based on the historical volatility of published common stock prices over the last six years of comparable publicly held companies. The risk-free interest rate for the expected term of the stock option is based on the U.S. Treasury yield. The Company believes that the valuation technique and the approach utilized to develop the underlying assumptions are appropriate in calculating the fair values of stock options granted for the years ended December 27, 2009 and December 28, 2008. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards.
The 2004 Plan
Under the terms of the 2004 Plan, the Company was authorized to grant incentive stock options (ISO’s), non-qualified stock options and restricted stock for up to 32,757 shares of common stock in the aggregate, to employees, officers, directors, consultants and agents of the Company. The Company believes that such awards align the interests of its employees with those of its shareholders. In general, stock option awards under the 2004 Plan are granted with an exercise price equal to the fair value of the Company’s stock at the date of grant, vest over a three-year period and expire ten years from the date of grant. As a result of the Merger, no awards will be made under the 2004 Plan after December 18, 2007; A summary of option activity under the 2004 Plan during 2008 and 2007 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Outstanding at December 30, 2007	304,702	$0.61	8.8	$146,257
Granted	—
Exercised	—
Forfeited	—

Outstanding at December 28, 2008	304,702	$0.61	7.8	$-0-
Canceled	(181,980)	—	—
Exercised	(7,618)	—	—	709
Forfeited	(82,347)

Outstanding at December 27, 2009	32,757	$0.01	5.0	$2,293

Exercisable at December 27, 2009	32,757	$0.01	5.0	$2,293

At December 27, 2009, all of the options outstanding under the 2004 Plan were vested. The intrinsic value of stock option exercises was $709 during the fiscal year ended December 27, 2008. There was no unrecognized compensation expense related to options outstanding under the 2004 Plan at December 27, 2009.
The 2007 Plan
The 2007 Plan was approved in contemplation of the Merger. There were no awards under the 2007 Plan prior to December 18, 2007, the Closing Date of the Merger. Awards of ISO’s, non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock or performance units may be made under the 2007 Plan of up to a maximum of 6,000,000 shares of Common Stock to employees, directors, consultants and agents of the Company. The Company believes awards under the 2007 Plan align the interests of its employees with those of its shareholders. At December 27, 2009, 3,919,990 stock options were outstanding under the 2007 Plan.
Activity under the 2007 Plan from December 18, 2007, the Merger Date, through December 28, 2008 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Outstanding at December 30, 2007	1,950,000	$1.00	10.0	$175,500
Granted	897,920	$1.22	10.0
Exercised	—	—
Forfeited	(2,000)	$1.22	10.0

Outstanding at December 28, 2008	2,845,920	$1.22	8.8	-0-
Granted	3,979,990	$0.20	8.2
Canceled	(2,360,920)	$1.22
Forfeited	(545,000)	$1.11

Outstanding at December 27, 2009	3,919,990	$0.20	8.2	-0-

Exercisable at December 27, 2009	3,380,681	$0.20	8.8	$-0-

The weighted average grant date fair value of options granted during 2009 and 2008 under the 2007 Plan was $0.03 and $0.60 respectively. At December 27, 2009 there was $215,614 of total unrecognized compensation cost related to non-vested options granted under the 2007 Plan. This cost will be recognized over approximately eighteen months.
On February 12, 2008, the Company’s board of directors approved a 3,000,000 increase in the number of shares of Common Stock reserved for issuance under the 2007 Plan to 6,000,000 shares. The increase was subject to approval by a majority of shares represented at the Company’s annual meeting and was obtained in August 29, 2009.
9. Income Taxes
On January 1, 2007, the Company adopted the provisions of ASC 740, Income Taxes which requires that the impact of tax positions taken by the Company be recognized in the financial statements if they are more likely than not of being sustained based upon the technical merits of the position. The Company has a valuation allowance against the full amount of its net deferred taxes. The Company currently provides a valuation allowance against deferred taxes when it is more likely than not that some portion, or all, of its deferred tax assets will not be realized. The implementation of ASC 740 had no impact on the Company’s financial statements due to the valuation allowances that have historically been provided against all deferred tax assets.
No provision for current income taxes has been recorded for 2009 and 2008 due to the Company’s cumulative net losses. Significant components of deferred tax assets are net operating loss carryforwards; start-up costs and organizational costs capitalized for tax purposes, and deferred revenue. Significant components of deferred tax liabilities are depreciation of property and equipment. The net deferred tax assets are fully reserved by a valuation allowance due to the uncertainty of realizing the tax benefit of the deferred tax assets.
Net deferred tax assets (liabilities) at December 27, 2009 and December 28, 2008 are as follows:

	2009	2008
Deferred tax assets
Federal	$9,201,000	$8,192,000
State	1,668,000	1,495,000

Total deferred tax assets	10,869,000	9,687,000
Valuation allowance	(10,869,000)	(9,687,000)

Net deferred tax assets	$—	$—

The components of income tax benefit (expense) are as follows:

	2009	2008
Federal
Deferred
Net operating loss carryforward	$1,183,000	$2,370,000
Other	(175,000)	899,000

	1,008,000	3,269,000

State
Deferred
Net operating loss carryforward	207,000	424,000
Other	(31,000)	166,000

	176,000	590,000

Tax benefit before adjustment to valuation allowance	1,184,000	3,859,000
Adjustment to valuation allowance	(1,184,000)	(3,859,000)

Net tax benefit	$—	$—

The Company’s effective income tax rate differs from the federal statutory income tax rate as follows for the fiscal years ended December 27, 2009 and December 28, 2008.

	2009	2008
Federal tax provision rate	34%	34%
State tax provision, net of federal provision	6%	6%

Change in valuation allowance	(40)%	(40)%

Management has evaluated the evidence bearing upon the realization of its deferred tax assets and has determined that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets. As a result, management has recorded a full valuation allowance. If the Company should generate sustained future taxable income against which these tax attributes might be applied, some portion or all of the valuation allowance would be reversed.
The Company’s income tax returns have not been audited by the Internal Revenue Service (IRS) or any state taxing authority. The years 2006 through 2009 remain open to examination by the IRS and state taxing authority. The Company believes it is not subject to any tax exposure beyond the preceding discussion. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date ASC 740 was adopted, we did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the years ended December 27, 2009 and December 28, 2008.
Federal and state net operating loss carryforwards expire in 2027 and 2012, respectively. Ownership changes, as defined in Section 382 of the Internal Revenue Code, may have limited the amount of net operating loss carryforwards that may be utilized annually to offset future taxable income. Subsequent ownership changes could further affect the limitation in future years.
10. Concentration of Credit Risk
Financial instruments that potentially expose the Company to concentrations of credit risk include cash and cash equivalents, which occasionally exceed current federal deposit insurance limits. Substantially all of the cash and cash equivalents are maintained in a certain large commercial bank. Senior management continually reviews the financial stability of this institution.
11. Commitments and Contingencies
Leases
The Company rents store and office locations under non-cancelable operating leases and tenant at will arrangements. The agreements expire on various dates through December 2016, and some include options to extend. The leases require the Company to pay its share of the operating expenses of the leased properties, including taxes, utilities and insurance.

Future minimum payments at December 27, 2009 under non-cancelable leases are as follows:

Year ending,
2010	$656,000
2011	670,000
2012	687,000
2013	695,000
2014	421,000
Thereafter	236,000

$3,365,000

Employment Agreements
On October 15, 2007, in contemplation of the Merger that took place in December, 2007, the Company entered into employment agreements with its chief executive and its vice president of business development. Each agreement is for a term of three years and provides for the payment of a base salary and benefits, an annual bonus to be determined by the Company’s Board of Directors, an equity award under the Company’s 2007 Equity Incentive Plan and, in the case of the Company’s chief executive, a payment for each franchise sold.
In October 2007, in contemplation of the Merger, UFood entered into an employment agreement with its chief executive officer. Under the terms of the agreement, the Company agreed to pay the executive a fee of $10,000 upon the consummation by the Company of the sale of a franchise restaurant. To the extent any franchise transaction is part of an Area Development Agreement, $5,000 of the fee is payable in cash and the remainder is payable in shares of the Company’s Common Stock. The franchise and development fee arrangement included in the executive’s employment agreement replaced a similar arrangement covering the period preceding the Merger, except that franchise and development fees earned prior to the Merger were payable 100% in cash. During 2009 and 2008, the Company recorded franchise and development fee expenses of $15,000 and $40,000, respectively, which half of the expenses were paid in cash and the other half with shares of common stock at the closing price of the date of the transaction.
The agreements further provide that if the executive’s employment is terminated by the Company without cause, or by the executive as a result of constructive termination by the Company, or as a result of the executive’s death or disability, the Company is obligated to pay severance (consisting of salary and benefits as in effect at the time of termination) to the executive (or the executive’s legal representatives) for a period equal to the lesser of 12 months or the then remaining balance of the employment term. One of the employment agreements provides that if the executive terminates his employment voluntarily at a point more than 30 days after the effective date of the registration statement by which the Units sold in the Offering are registered for resale, the executive is entitled to the same termination benefits he would be entitled to if his employment is terminated by the Company without cause.
Key Man Insurance
The Company has obtained Key Man insurance on the Chairman and CEO of the Company with a base face amount of $2,500,000 with no surrender value as of December 27, 2009.
Legal Matters
We are subject to legal proceedings and claims which arise in the normal course of business. Although there can be no assurance as to the ultimate outcome, we generally have denied, or believe we have a meritorious defense and will deny, liability in all significant cases pending against us, including the matters described below, and we intend to defend vigorously each such case. Based on information currently available, we believe the amount, or range, of reasonably possible losses in connection with the actions against us, including the matters described below, in excess of established reserves, in the aggregate, not to be material to our consolidated financial condition or cash flows. However, losses may be material to our operating results for any particular future period, depending on the level of our income for such period. In the opinion of management, the ultimate liabilities with respect to these actions will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.
Subcontractors’ Claims
In connection with the build-out of the Premises, several of the subcontractors that performed work at the Premises claimed that the general contractor failed or refused to pay amounts due them. Accordingly, such subcontractors asserted mechanic’s liens totaling

$253,431 (the Lien Amounts) against our leasehold interest in the Premises. In April 2008, pursuant to the terms of the Sublease Agreement, we obtained target lien dissolution bonds in order to dissolve the liens against our leasehold interest in the Premises. The lien bond surety required the Company to post cash collateral in the amount of 120% of the Lien Amounts. The general contractor on the project was responsible for the amounts claimed by the subcontractors and was previously forced into involuntary bankruptcy. We have paid the general contractor and intend to assert claims against the general contractor for, among other things, the amounts claimed by the subcontractors. In January, 2009, we settled with the subcontractors. The subcontractor liens have been removed and the bond and cash collateral related to this matter have been released.
12. Supplemental Disclosures of Cash Flow Information:

	2009	2008
Cash paid during the year for interest	$78,532	$76,602

Summary of non-cash investing and financing activities

Property and equipment acquired with capital lease	$12,357	$65,756

13. Loss per share
The amounts used for basic and diluted per share calculations are as follows:

	2009	2008
Net loss allocable to common stockholders	$(3,957,351)	$(9,875,305)

Weighted average number of shares outstanding — basic and diluted	35,320,547	33,851,004

Basic and diluted loss per common share	$(0.11)	$(0.29)

Our diluted earnings (loss) per share is the same as our basic loss per share since the effect of the assumed exercise of options and warrants to purchase common stock is anti-dilutive. A total of 49,065,349 and 16,530,174 potential common shares from the assumed exercise of options and warrants were excluded from the calculation of diluted net loss per share for the years ended December 27, 2009 and December 28, 2008, respectively, because their inclusion would have been anti-dilutive.
14. Segment Data
The Company operates two business segments; Store Operations and Franchise Operations. The Store Operations segment comprises the operating activities of restaurants owned or operated by the Company. The Franchise Operations segment is comprised of the operating activities of the franchise business unit which licenses qualified operators to conduct business under the Knowfat and UFood Grill tradenames and also costs to monitor the operations of these business units. Under the terms of the franchise agreements, the licensed operators pay royalties and fees to the Company in return for the use of the Knowfat and UFood Grill tradenames.
The accounting policies of the segments are the same as those described in Note 2. Interest expense has been allocated based on operating results and total assets employed in each segment.
Inter-segment transactions are uncommon and not material. Therefore, they have not been separately reflected in the financial table below. The totals of the reportable segments’ revenues, net loss and assets agree with the comparable amounts contained in the Company’s audited financial statements.

Segment information for the Company’s two business segments follows:

	2009	2008
Revenues:
Store operations	$4,632,651	$5,462,915
Franchise operations	429,537	361,128

Total revenue	$5,062,188	$5,824,042

Segment loss:
Store operations	$(13,056)	$(2,781,278)
Franchise operations	(842,440)	(1,517,876)

Total segment loss	$(855,496)	$(4,299,154)

	2009	2008
Advertising, marketing and promotion	$219,360	$887,259
Depreciation and amortization	407,593	500,153
Unallocated general and administrative expenses	1,982,728	4,262,055
Interest (income) expense	934,307	(4,013)
Other (income) expenses, net	(442,133)	(69,303)

Net loss	$(3,957,351)	$(9,875,305)

Depreciation and amortization:
Store operations	$364,757	$458,063
Franchise operations	42,836	42,091

Total depreciation and amortization	$407,593	$500,154

Capital expenditures:
Store operations	$108,102	$704,027
Franchise operations	8,808	153,954

Total capital expenditures	$116,910	$857,981

Segment assets:
Store operations	$1,682,070	$2,050,990
Franchise operations	3,310,269	1,591,676

Total segment assets	$4,992,339	$3,642,666

16. Subsequent Events
On February 11, 2010, we signed a franchisee agreement with Ms. Dee Robinson for a potential location at the Cleveland, OH Airport. On March 7, 2010, the franchisee-owned outlet in Sacramento, CA closed.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this prospectus.
Overview
Our operations currently consist of seven restaurants in the Boston area, Naples, FL, and Dallas, TX, comprising four Company-owned restaurants and three franchise-owned locations. We have entered into a total of four area development agreements and two franchise agreements covering 27 franchise units in five states (California, Florida, Texas, Ohio and Massachusetts), including three franchise locations currently open and operating, and requiring the construction by franchisees of 24 future UFood Grill outlets.
We view ourselves primarily as a franchisor and continually review our restaurant ownership mix (that is our mix among Company-owned, franchised and joint venture locations) in an endeavor to deliver a pleasant customer experience and drive profitability. In most cases, franchising is the best way to achieve both goals. In our Company-owned stores, and in collaboration with our franchisees, we further develop and refine operating standards, marketing concepts and product and pricing strategies, so that we introduce system-wide only those that we believe are most beneficial.
We include in this discussion information on company, franchisee, and/or system-wide comparable sales. System-wide sales are a non-GAAP financial measure that includes sales at all Company-owned and franchise-operated stores, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning and budgeting analysis. Management believes it is useful in assessing customer acceptance of our brand and facilitating an understanding of financial performance as our franchisees pay royalties and contribute to marketing funds based on a percentage of their sales.
We derive revenues from three sources: (i) store sales which include sales of hot and cold prepared food in a fast casual dining environment as well as sales of health and nutrition related products; (ii) franchise royalties and fees represent amounts earned under franchise and area development agreements; and (iii) other revenues derived primarily from the sale of marketing materials to franchisees. Store operating expenses include the cost of goods, food and paper products sold in Company-owned stores as well as labor and other operating costs incurred to operate Company-owned stores. General and administrative expenses, advertising, marketing and promotion expenses and depreciation expense relate to all three revenue sources.
Critical Accounting Policies & Estimates
The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements for the fiscal years ended December 27, 2009 and December 28, 2008 which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of the consolidated financial statements requires us to make estimates, judgments and assumptions, which we believe to be reasonable, based on the information available. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Variances in the estimates or assumptions used could yield materially different accounting results. On an ongoing basis, we evaluate the continued appropriateness of our accounting policies and resulting estimates to make adjustments we consider appropriate under the facts and circumstances.
We have chosen accounting policies we believe are appropriate to report accurately and fairly our operating results and financial position, and we apply those accounting policies in a consistent manner.
Revenue Recognition
The Company records revenue for Company-owned store sales upon the delivery of the related food and other products to the customer. The Company records a liability in the period in which a gift card is issued and proceeds are received. As gift cards are redeemed, this liability is reduced and revenue is recognized.
The Company follows the accounting guidance of ASC No. 952 Franchisors. Franchisee deposits represent advances on initial franchise fees prior to the opening of the franchisee location. We recognize initial franchise fee revenue when all material services we are required to perform and all material conditions we are required to satisfy have been substantially completed, which is generally the opening of the franchised location. The Company defers direct costs related to franchise sales until the related revenue is recognized; however, the deferred costs shall not exceed anticipated revenue less estimated additional related costs. Such costs include training, facilities design, menu planning and marketing. Franchise royalty revenues are recognized in the same period the relevant franchisee sales occur.

Goodwill and Other Intangible Assets
We account for goodwill and other intangible assets under ASC No. 805, Business Combinations, and ASC No. 350-20 to 30, Goodwill and Other Intangible Assets. ASC No. 805 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that certain intangible assets acquired in a business combination be recognized as assets apart from goodwill. Under ASC No. 350-20 to 30, purchased goodwill and intangible assets with indefinite lives are not amortized, but instead tested for impairment at least annually or whenever events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill attributable to our franchise operations segment is evaluated by comparing the Company’s fair market value, determined based upon quoted market prices of the Company’s equity securities, to the carrying amount of goodwill. The goodwill attributable to our franchise operations segment was impaired due to the decision to not renew the lease agreement for a property originally leased as a training facility. The carrying amount of the goodwill attributable to franchise operations exceeded its implied fair value and the Company recognized a non-cash impairment charge of $136,000, during the year ended December 27, 2009. Goodwill attributable to our store operations segment is evaluated on a restaurant-by-restaurant basis by comparing the restaurant’s estimated fair value to the carrying value of the restaurant’s underlying net assets inclusive of goodwill. Fair value is determined based upon the restaurant’s estimated future cash flows. Future cash flows are estimated based upon a restaurant’s historical operating performance and management’s estimates of future revenues and expenses over the period of time that the Company expects to operate the restaurant, which generally coincides with the initial term of the restaurant’s lease but which may take into account the restaurant’s first lease renewal period up to 5 years. The estimate of a restaurant’s future cash flows may also include an estimate of the restaurant’s terminal value, determined by applying a capitalization rate to the restaurant’s estimated cash flows during the last year of the forecast period. The capitalization rate used by the Company was determined based upon the restaurant’s location, cash flows and growth prospects.
In August 2008, the Company completed the conversion of three of its Company-owned stores from KnowFat! locations to UFood Grill outlets, including two stores that have goodwill associated with them. Following the store conversions, the Company tested the carrying value of the store’s goodwill for impairment as of the first day of the fourth quarter and determined that there was no impairment. For purposes of estimating each store’s future cash flows, the Company assumed that comparable store sales would increase by approximately 4% per year; store operating expenses as a percentage of the store’s revenues would decrease by a total of 1-1/2% of sales per year due to labor and purchasing efficiencies; and the terminal value of each store was calculated using a 20% capitalization rate applied to the final year’s estimated cash flow. The present value of each restaurant’s estimated future cash flows was calculated using a discount rate of 8%. Following the impairment test performed as of the first day of the fourth quarter of the fiscal year 2008, economic conditions in the United States worsened. The U.S. Government and Federal Reserve provided an unprecedented level of financial support to U.S. financial institutions, unemployment has risen, home foreclosures have increased, mortgage delinquency rates have increased, credit markets have tightened, volatility in the equity markets has continued and the National Bureau of Economic Research announced that the United States economy has been in recession for almost a year. These factors, all contributed to economic uncertainty and a decrease in consumer spending which in turn contributed to a decline in sales at Company-owned stores during the fiscal year 2008. According to The Conference Board, Inc., the decline in real consumer spending experienced in the third and fourth quarters of 2008 were expected to last through 2009. As a result of these factors and the uncertainty surrounding the level of economic activity in 2009 and beyond, the Company tested the carrying value of the stores’ goodwill in December 2008 and determined that the carrying amount of the goodwill attributable to our store operations exceeded its implied fair value and recognized a non-cash impairment charge of $765,772. For purposes of its mid-December 2008 impairment test, the Company assumed that comparable store sales will decline by 6% in 2009 and increase by 2.5% per year thereafter and store operating expenses will continue at their current level as a percentage of store revenues. As a result of the economic uncertainty that currently exists, the Company’s estimate of future cash flows did not include an estimate of the restaurant’s terminal value since the Company cannot be certain that a buyer could be found for the restaurant at the end of the lease term. The present value of the estimated future cash flows was calculated using a 7% discount rate reflecting the recent decrease in long-term interest rates. Following the non-cash impairment charge, the carrying value of goodwill attributable to our store operations segment is $75,363. As of the first day of the fourth quarter of the year ended December 27, 2009 according to our policy we have tested the carrying value of the Goodwill attributable to our store operations and no impairment was necessary. The carrying amount of goodwill may be impaired in the future if our actual operating results and cash flows fall short of our expectations.
Impairment of Long-Lived Assets
In accordance with ASC No. 360 Property, Plant and Equipment, when impairment indicators exist, the Company evaluates its long-lived assets for potential impairment. Potential impairment is assessed when there is evidence that events or changes in circumstances have occurred that indicate the carrying amount of an asset may not be recovered. When events or changes in circumstances have occurred that indicate a long-lived asset may be impaired, the Company uses estimates of future cash flows on a restaurant-by-restaurant basis to test the recoverability of its long-lived assets. Future cash flows are estimated based upon the restaurant’s historical operating performance and management’s projections of future revenues and expenses and may take into account the restaurant’s estimated terminal value. During the fourth quarter of 2008, the Company determined that the carrying value of the long-lived assets of its store operations segment may not be recovered and recorded a non-cash impairment charge of $1,249,150. The impairment charge was primarily due to a decrease in forecasted sales resulting from the economic downturn to continue through 2009, an increase in the carrying value of the underlying assets of two stores as a result of the conversion from KnowFat! locations to UFood Grill outlets and new restaurants that opened in the fall of 2008 in the vicinity of one of our Company-owned stores and which are expected to have an adverse impact on the stores future sales growth. Long-lived assets may be impaired in the future if our actual operating results and cash flows fall short of our expectations.
Rent Expense
The Company recognizes rent expense on a straight-line basis over the reasonably assured lease term as defined in ASC No. 840, Leases. The reasonably assured lease term on most of the Company’s leases is the initial non-cancelable lease term, which generally equates to between 5 and 10 years. In addition, certain of the Company’s lease agreements provide for scheduled rent increases during the lease terms or for rental payments commencing at a date other than the date of initial occupancy. The Company includes any rent escalations and other rent holidays in its determination of straight-line rent expense. Therefore, rent expense for new locations is charged to expense upon the commencement date of the lease.
Stock-Based Compensation
The Company maintains two stock-based incentive plans. The Company grants options to purchase common stock at an option price equal to the market value of the stock at the date of grant. Options generally vest over a three-year period beginning on the date of grant and have a ten-year contractual term.
The Company applies the fair value recognition provisions of ASC No. 718, Compensation-Stock Compensation, which requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company uses the Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them and the estimated volatility of the Company’s common stock price over the expected term.
Stock-based compensation expense recognized during the fiscal year ended December 27, 2009 totaled approximately $483,625 for stock options. Stock-based compensation expense recognized during the fiscal year ended December 28, 2008 totaled approximately $996,792 for stock options. Stock-based compensation expense was included in general and administrative expenses in the accompanying consolidated statements of operations.
Executive Summary of Results
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in our consolidated statements of operations for the periods indicated. Percentages may not add due to rounding:

	Year Ended
	December 27,	December 28,
	2009	2008
Revenues:
Store sales	85.0%	93.8%
Franchise royalties and fees	7.9	5.8
Other revenue	7.1	0.4

	100.0%	100.0%

Costs and expenses:
Store operating expenses (1):
Food and paper cost	32.6%	34.5%
Cost of goods sold	7.4	9.3
Labor	29.2	31.9
Occupancy	12.0	12.1
Other store operating expenses	16.8	18.2
General and administrative expenses	67.8	116.5
Advertising, marketing and promotion expenses	4.0	15.2
Depreciation and amortization	7.5	8.6
Loss on disposal of assets, Impairment of Goodwill and Long-lived assets	4.1	35.7

Total costs and expenses	163.6	270.8

	Year Ended
	December 27,	December 28,
	2009	2008
Operating loss	(63.6)	(170.8)

Other income (expense):
Interest income	0.4	1.4
Interest expense	(17.5)	(1.3)
Other expense, net	8.1	1.2

Other income (expense), net	(9.0)	1.3

Loss before income taxes	(72.6)	(169.6)
Income taxes	—	—

Net loss	(72.6)%	(169.6)%

(1)	Food and paper costs are shown as a percentage of food sales. The cost of nutritional products, labor, occupancy and other store operating expenses are shown as a percentage of total store sales.
The following table sets forth certain data relating to the number of Company-owned, franchise-operated and system-wide store locations:

	Year Ended
	December 27,	December 28,
	2009	2008
Company-owned locations:
Locations at the beginning of the year	4	4
Locations opened	—	—
Locations closed	—	—
Locations sold	—	—
Locations transferred	—	—

Locations at the end of the year	4	4

Franchise-operated locations:
Locations at the beginning of the year	6	4
Locations opened	4	3
Locations closed	(6)	(1)
Locations sold	—	—
Locations transferred	—	—

Locations at the end of the year	4	6

System-wide locations
Locations at the beginning of the year	10	8
Locations opened	4	3
Locations closed	(6)	(1)
Locations sold	—	—
Locations transferred	—	—

Locations at the end of the year	8	10

Fiscal Year Ended December 27, 2009 Compared to Fiscal Year Ended December 28, 2008
General
For the twelve months ended December 27, 2009, our comparable store sales for Company-owned stores decreased by 5.6%. All of the comparable store locations are located in the greater Boston area. Comparable store sales are based on sales for stores that have been in operation for the entire period of comparison. Franchisee-owned stores which we acquire are included in comparable store sales once they have been open for the entire period of comparison. Comparable store sales exclude closed locations.

Results of Operations
Revenues
Our total revenues for the year ended December 27, 2009 decreased by $373,206, or 6.4%, to $5,450,836 from $5,824,042 for the year ended December 28, 2008. The decrease in total revenues for the year ended December 27, 2009, as compared to the prior year was primarily due to the closing of two stores operated under two management services agreements partially offset by the increase in Other Revenue due to the recognition of franchise deposits as revenue for the cancellation of several franchise agreements and no material obligations will have to be satisfied by the Company.
Total store sales at Company-owned stores for the year ended decreased by $830,264, or 15.2%, to $4,632,651 from $5,462,915 for the year ended December 28, 2008. As a percentage of total revenues, sales at Company-owned stores decreased to 85.0% of total revenues for the year ended December 27, 2009 from 93.8% of total revenues for the year ended December 28, 2008. The decrease in sales at Company-owned stores for the year ended December 27, 2009 was primarily due to the closing of two stores operated under two management services agreements and the decrease in same store sales.
During the year ended December 27, 2009, franchise royalties and fees increased by 93,677, or 27.9% to $429,537 from $335,860 for the year ended December 28, 2008 primarily due to an increase in franchise fees offset by a decrease in royalties. The Company recognized $157,500 of revenue from initial franchise fees during the year ended December 27, 2009 compared with $87,500 for the year ended December 28, 2008.
As of December 27, 2009, our operations consisted of eight restaurants comprising four Company-owned restaurants in the Boston area and four franchise-owned locations in Naples, FL, Dallas TX and Sacramento, CA. As of December 27, 2009, we had entered into a total of four area development agreements covering 26 franchise units in five states (California, Florida, Texas, Massachusetts, and Ohio), including three franchise locations that were open and operating, and requiring the construction by franchisees of 22 future UFood Grill outlets.
During the year ended December 27, 2009, we have terminated the area development agreements for the five states (Colorado, Montana, Idaho, Utah and Wyoming) and for the Chicago, IL area. We also terminated two single franchise agreements for Des Moines, IA and Burlington, MA. Our standard franchise and area development agreements require franchisees and area developers to develop a specified number of stores on or before specific dates. If a franchisee or area developer fails to develop stores on schedule, we have the right to terminate the agreement, retain up-front franchise fees and develop Company-owned locations or develop locations through new area developers in that market. We may exercise one or more alternative remedies to address defaults by area developers and franchisees of the terms of their franchise agreements including the failure to open locations on time and non-compliance with our operating and brand requirements and other covenants under the franchise agreement.
Costs and Expenses
Cost of food and paper products for the year ended December 27, 2009, decreased by $279,177, or 17.3%, to $1,336,240 from $1,615,417 for the year ended December 28, 2008. The decrease in food and paper cost was primarily due to a decrease in the number of Company-operated stores in 2009 compared with 2008. As a percentage of store sales, food and paper cost decreased to 32.6% of store sales for the year ended December 27, 2009, from 34.5% of store sales for the year ended December 28, 2008. The decrease in food and paper cost as a percentage of store sales was primarily due to the introduction of new menu items with lower food cost and operational improvements such as portion control, loss prevention, and reduced waste. The cost of goods sold for the year ended December 27, 2009, decreased by $165,556, or 32.5% to $344,219 from $509,775 for the year ended December 28, 2008. The decrease in cost of goods sold was primarily due to the elimination of the retail space within our stores as a result of the conversion of the stores to UFood outlets. As a percentage of the retail sales, the cost of goods sold decreased to 65.1% of store retail sales for the year ended December 27, 2009, from 65.7% of store retail sales for the year ended December 28, 2008.
Labor expense for the year ended December 27, 2009, decreased by $389,730, or 22.3%, to $1,354,101 from $1,743,831 for the year ended December 28, 2008. The decrease in labor expense was primarily attributable to the closing of two stores operated under a consulting services agreement by the Company. As a percentage of store sales, labor expense decreased to 29.2% of store sales for the year ended December 27, 2009, from 31.9% of store sales for the year ended December 28, 2008. The decrease in labor expense as a percentage of store sales for the year ended December 27, 2009, was primarily due to the reduction of man hours at the stores.
Occupancy costs for the year ended December 27, 2009, decreased by $103,749, or 15.8%, to $554,923 from $658,672 for the year ended December 28, 2008. The decrease in occupancy costs was primarily attributable the closing of two franchisee-owned stores operated by the Company under management services agreements. As a percentage of store sales, occupancy costs decreased to 12.0% of store sales for the year ended December 27, 2009, from 12.1% of store sales for the year ended December 28, 2008.

Other store operating expenses for the year ended December 27, 2009, decreased by $214,195, or 21.6%, to $778,155 from $992,350 for the year ended December 28, 2008. The decrease in other store operating expenses was primarily due to the closing of two stores operated under management services agreements during 2008. As a percentage of store sales, other store operating expenses decreased to 16.8% of store sales during the year ended December 27, 2009, from 18.2% of store sales during the year ended December 28, 2008.
General and administrative expenses for the year ended December 27, 2009, decreased by $3,089,195, or 45.5%, to $3,696,425 from $6,785,620 for the year ended December 28, 2008. The decrease in general and administrative expenses for the year ended December 27, 2009, compared to the same period in the prior year is primarily due to less employee compensation expenses, investor and public relations expenses and legal fees and settlements. General and administrative expenses include $483,625 of stock-based compensation expense in 2009 compared with $996,792 of stock-based compensation expense in 2008. Also, general and administrative expenses for the year ended December 27, 2009 include $82,819 of investor and public relations expenses in 2009 compared to $1,475,108 for the year ended December 28, 2008. As a percentage of total revenues, general and administrative expenses decreased to 67.8% of total revenues for the year ended December 27, 2009, from 116.5% of total revenues for the year ended December 28, 2008.
Advertising, marketing and promotion expenses for the year ended December 27, 2009, decreased by $667,899, or 75.3%, to $219,360 from $887,259 for the year ended December 28, 2008. The decrease in advertising, marketing and promotion expenses was primarily due to the rebranding of our KnowFat stores into UFood outlets during the year ended December 28, 2008. As a percentage of total revenues, advertising, marketing and promotion expenses decreased to 4% of total revenues in 2009 from 15.2% of total revenues in 2008.
Depreciation and amortization expense for the year ended December 27, 2009, decreased by $92,560, or 18.5%, to $407,593 from $500,153 for the year ended December 28, 2008 due to the reduction of fixed assets as result of the long lived assets impairment charged during 2008. As a percentage of total revenues, depreciation and amortization expense decreased to 7.5% of total revenues for the year ended December 27, 2009, from 8.6% of total revenues for the year ended December 28, 2008.
The Company recognized a non-cash impairment charge of the carrying value of Goodwill for the year ended December 27, 2009 in the amount of $136,000 as result of a triggering event attributable to our franchise operations segment. The impairment of goodwill was primarily due to the decision to not renew the lease of one of our training facilities. The loss on disposal of assets for the year ended December 27, 2009, represents the costs associated with the closing of one Company-operated store and the disposal of idle assets.
Net interest expense/income for the year ended December 27, 2009, increased by $938,530, to an expense of $934,307, from $4,223 of income for the year ended December 28, 2008. As a percentage of total revenues, the net interest expense was 17.1%, for the year ended December 27, 2009, compared to 0.1% of income of total revenues for the year ended December 28, 2008. The increase in net interest expense was primarily due to the interest paid to the debenture holders, the amortization of the deferred financing costs and the amortization of the debt discount associated with the beneficial conversion feature on the debt, which is being accreted using the effective interest method over the term of the debenture.
Our net loss for the year ended December 27, 2009, decreased by 5,917,954, or 59.9%, to 3,957,351 from $9,875,305 for the year ended December 28, 2008. Our net loss decreased primarily due to lower employee compensation expense, fewer expenses for investor and public relations, advertising, marketing and promotion expenses, and legal settlements, and the loss recognized in connection with the impairment charges for long-lived assets and goodwill during the year ended December 28, 2008. As a percentage of total revenues, our net loss decreased to 72.6% of total revenues for the year ended December 27, 2009, from 169.6% of total revenues for the year ended December 28, 2008.
Liquidity and Capital Resources
Historically we have funded our operations, working capital requirements, acquisitions and capital expenditures with proceeds from the issuance of debt and equity securities. Our future capital requirements and the adequacy of available funds will depend on many factors, including the pace of expansion, real estate markets, site locations and the nature of the arrangements negotiated with landlords, as well as access to the debt and/or equity capital markets. We have incurred significant operating losses since our inception and we expect to incur operating losses for the foreseeable future.
Our current business plan assumes no Company-owned stores will be constructed during 2010. As set forth in the following table, we will need to secure approximately $6.5 million of additional capital through the sale of debt securities or equity securities or both to fund our current business plan through December 31, 2011. The amounts shown below may change as we execute our business plan.

Estimated
Capital Required
to Fund the
Company’s
Operating Plan
from Dec. 27, 2009
to Dec 31, 2011(Millions)
Capital required to fund the Company’s operating plan (millions):
Operating activities (excluding marketing & promotion services shown below)	$4.4
Other capital expenditures	1.3
Marketing and promotion services	0.5
Debt repayment	0.3

Estimated capital required through December 30, 2011	$6.5

The estimated capital required to fund our current plan is expected to come from the sale of debt securities, equity securities or both. Currently, we do not have a bank line of credit or other source of additional debt financing. There can be no assurance that we will be able to secure the additional capital that our business plan requires. See “Risk Factors—it is highly likely that we will need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.”
If we are unable to generate sufficient revenue to meet our goals, we will need to obtain additional third-party financing to (i) conduct the sales, marketing and technical support necessary to execute our plan to substantially grow operations, increase revenue and serve a significant customer base; and (ii) provide working capital. Therefore, we may need to obtain additional financing through the issuance of debt or equity securities, or to restructure our financial position through similar transactions to those consummated during 2006, 2007, and 2009.
Due to several factors, including our history of losses and limited revenue, our independent auditors have included an explanatory paragraph in opinions they have previously issued related to our annual financial statements as to the substantial doubt about our ability to continue as a going concern. Our long-term viability and growth will depend upon the successful commercialization of our technologies and our ability to obtain adequate financing. To the extent that we require such additional financing, no assurance can be given that any form of additional financing will be available on terms acceptable to us, that adequate financing will be obtained to meet our needs, or that such financing would not be dilutive to existing stockholders. If available financing is insufficient or unavailable or we fail to continue to generate meaningful revenue, we may be required to further reduce operating expenses, delay the expansion of operations, be unable to pursue merger or acquisition candidates, or continue as a going concern.
At and for the Fiscal Year Ended December 27, 2009
Cash and cash equivalents and restricted cash at December 27, 2009 were $2,338,852 compared to $1,205,041 at December 28, 2008. Cash is primarily used to fund our (i) capital expenditures for new and remodeled Company-owned stores, (ii) working capital requirements and (iii) net operating losses. At December 27, 2009, restricted cash included $60,425 in a letter of credit as guarantee of the deposit for the lease of our corporate offices. We used $3,189,391 of cash to fund our operating activities in the twelve months ended December 27, 2009 compared with $5,171,158 of cash used to fund our operating activities in twelve months ended December 28, 2008. The decrease in cash used to fund our operating activities was primarily due to less cash used for investor relations and public relations activities, costs of operating as a public company and legal and other costs associated with the settlement of a dispute with a former franchisee and changes in working capital during the year ended in December 28, 2008.
During the twelve months ended December 27, 2009, we spent $116,910 primarily for the acquisition of additional equipment in our stores, compared with $792,225 spent for the conversion of four KnowFat! locations to UFood Grill outlets.
During the twelve months ended December 27, 2009, financing activities provided $4,791,577 of cash including the issuance of Senior Secured Convertible Debentures (the “Debentures”) to accredited investors in the principal amount of $5,874,000 at 8% interest rate with a financing cost of $1,001,220 to net cash proceeds in the amount of $4,872,780. We used $375,511 of cash to repay bank debt. During the twelve months ended December 28, 2008, financing activities provided $3,398,733 of cash including $4,088,323 of net cash proceeds from the sale of 4,781,000 Units of our securities. In addition, during the twelve months ended December 28, 2008, we used $1,303,713 of cash to repay outstanding indebtedness. Restricted cash decreased by $357,065 during the twelve months ended December 27, 2009 primarily due to the payment of the settlement to subcontractors that asserted mechanic’s liens against our leasehold interest in the Premises.
Commitments, Contractual Obligations and Off Balance Sheet Arrangements
In addition to our capital expenditures requirements, we have certain other contractual and committed cash obligations. Our contractual cash obligations primarily consist of non-cancelable operating leases for our stores, and administrative offices. Lease terms for our stores and administrative offices are generally for seven to ten years with renewal options at most locations and generally require us to pay a proportionate share of real estate taxes, insurance, common area, and other operating costs. Some store leases provide for contingent rental ( i.e. , percentage rent) payments based on sales in excess of specified amount. Certain of our lease agreements provide for scheduled rent increases during the lease terms or for rental payments commencing at a date other than the date of initial occupancy.
The following table sets forth information as of December 27, 2009, with respect to our contractual obligations and the effect they are expected to have on our liquidity and cash flows in future periods:

		Less Than	1 Year to	4 Years to	More than
	Total	1 Year	3 Years	5 Years	5 Years
Long-term debt	$3,901,883	$857,882 (1)	$3,044,001	$—	$—
Capital leases	97,892	58,820	39,072	—	—
Operating leases	3,365,000	656,000	1,357,000	1,116,000	236,000
Scheduled interest payments(2)	1,106,263	487,405	618,858	—	—

(1)	During the twelve months ended December 27, 2009, we repaid $375,511 of our long-term debt including $350,004 paid to TD Bank for the credit facility we had with them. Long-term debt due in less than 1 year includes $450,000 that becomes due upon the sale of our Landmark Center restaurant and store. We currently have no plans to sell our Landmark Center unit.

(2)	Interest on the term note payable to T.D. Banknorth, N.A. is payable monthly at the bank’s prime rate (3.25% per annum at December 27, 2009). Future interest on the T.D. Banknorth note was calculated using an assumed rate of 3.25%. Also includes, the interest due to the Debenture holders at an interest rate of 8% per annum.
Impact of Inflation
Our profitability depends in part on our ability to anticipate and react to increases in our operating costs, including food, labor, occupancy (including utilities and energy), insurance and supplies costs. In the past, we have been able to recover some of our higher operating costs through increased menu prices. There have been, and there may be in the future, delays in implementing such menu price increases, and competitive pressures may limit our ability to recover such cost increases in their entirety. Historically, the effects of inflation on our net income have not been materially adverse. However, the recent volatility in certain commodity markets, such as those for energy, grains and dairy products, which have experienced significant increases in prices, may have an adverse effect on us in the latter half of fiscal 2009 and beyond and may be generally causing franchisees in our industry to delay construction of new restaurants and/or causing potential new franchisees to reconsider entering into franchise agreements. The extent of the impact may depend on our ability to increase our menu prices and the timing thereof.
Many of our employees are paid hourly rates related to federal and state minimum wage laws. Although we have and will continue to attempt to pass along any increased labor costs through food price increases, there can be no assurance that all such increased labor costs can be reflected in our prices or that increased prices will be absorbed by consumers without diminishing to some degree consumer spending at our stores. However, we have not experienced to date a significant reduction in store profit margins as a result of changes in such laws, and management does not anticipate any related future significant reductions in gross profit margins.
New Accounting Pronouncements
Adoption of New Accounting Principle
In December 2007, the Financial Accounting Standards Board (FASB) issued ASC No. 805, Business Combinations. ASC No. 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and specifies what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. ASC No. 805 is effective for financial statements issued for fiscal years beginning after December 15, 2008. We expect ASC No. 805 will have an impact on our consolidated financial statements when effective, but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions we consummate after the effective date.
In June 2008, the FASB ratified ASC No. 815-40 Derivatives and Hedging-Contracts in Entity’s Own Equity. This issue provides guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock. ASC No. 815-40 applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative under ASC No. 815-10-15 for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception under ASC No. 815-10-15. ASC No. 815-40 also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument has all the characteristics of a derivative under ASC No. 815-10-15, for purposes of determining whether the instrument is within the scope of ASC No. 815-40, which provides accounting guidance for instruments that are indexed to, and potentially settled in, the issuer’s own stock. ASC No. 815-40-15 is effective for fiscal years beginning after December 15, 2008. The application of ASC No. 815-40-15 has had a material impact on the Company’s financial statements, resulting in unrealized, non-operating gains from the change in the fair value of derivative warrant liabilities in the consolidated statement of operations of $349,498 for the year ended December 27, 2009, that was recorded in interest expense in the consolidated statement of operations.
In December 2007, the FASB issued ASC No. 810 Consolidations. ASC No. 810 changes the accounting and reporting for minority interests. Minority interests will be re-characterized as non-controlling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement and upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. ASC No. 810 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, except for the presentation and disclosure requirements, which will apply retrospectively. The adoption of ASC No. 810 did not have a material impact on the Company’s consolidated financial statements.
In October 2008, the FASB issued ASC No. 820, Fair Value Measurements and Disclosure, clarifying the application of ASC No. 820-10, which the Company adopted as of January 1, 2008, in cases where a market is not active. The Company will comply with the clarification to the original application.
In April 2009, the FASB issued ASC No. 825-10-65-1, Financials Instruments. This ASC essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the ASC requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures were adopted beginning with the quarter ended September 27, 2009. The adoption of ASC No. 825-10-65-1 did not impacted the Company’s consolidated financial statements.
In May 2009, the FASB issued ASC No. 855, Subsequent Events, to incorporate the accounting and disclosure requirements for subsequent events into U.S. generally accepted accounting principles. ASC No. 855 introduces new terminology, defines a date through which management must evaluate subsequent events, and lists the circumstances under which an entity must recognize and disclose events or transactions occurring after the balance-sheet date. The Company adopted ASC No. 855 as of June 30, 2009, with no impact to our financial statements or results of operations.
In June 2009, the FASB issued ASC105 — Generally Accepted Accounting Principles (GAAP), establishes the FASB Accounting Standard Codification ™ (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles in the United States. All guidance contained in the Codification carries an equal level of authority. On the effective date of ASC No. 105, the Codification supersedes all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. ASC No. 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has reflected Codification-related authoritative GAAP reference updates within our third quarter 10Q filing, as appropriate.
In June 2009, the FASB issued ASU No. 2009-02, Omnibus Update: Amendments to Various Topics for Technical Corrections. This ASU amended various topics within the FASB Accounting Standards Codification for assorted technical corrections of material therein. The Company has evaluated this new ASU, and has determined that it will not have a significant impact on the determination or reporting of its financial results.
In August 2009, the FASB issued ASU No. 2009-03, SEC Update: Amendments to Various Topics Containing SEC Staff Accounting Bulletins. This ASU represents technical corrections to various topics within the FASB Accounting Standards Codification containing SEC Staff Accounting Bulletins, to update cross-references to Codification text. The Company has evaluated this new ASU, and has determined that it will not have a significant impact on the determination or reporting of its financial results.
In August 2009, the FASB issued ASU No. 2009-04, Accounting for Redeemable Equity Instruments, an Amendment to Section 480-10-S99. This ASU represents an update to Section 480-10-S99, per EITF Topic D-98, Classification and Measurement of Redeemable Securities. The Company has evaluated this new ASU, and has determined that it will not have a significant impact on the determination or reporting of its financial results.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820), Measuring Liabilities at Fair Value. This ASU provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures — Overall, for the fair value measurement of liabilities. The guidance provided in this ASU is effective for the first reporting period (including interim periods) beginning after issuance. The Company has evaluated this new ASU, and has determined that it will not have a significant impact on the determination or reporting of its financial results.
In September 2009, the FASB issued ASU No. 2009-07, Accounting for Various Topics — Technical Corrections to SEC Paragraphs. This ASU represents technical corrections to various Topics within the FASB Accounting Standards Codification to various Topics containing SEC guidance, based on external comments received. The Company has evaluated this new ASU, and has determined that it will not have a significant impact on the determination or reporting of its financial results.
In September 2009, the FASB issued ASU No. 2009—09, Accounting for Investments — Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees — Amendments to Sections 323-10-S99 and 505-50-S99. This ASU represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Section 323-10-S99-4 was originally entered into the Codification incorrectly. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company has evaluated this new ASU, and has determined that it will not have a significant impact on the determination or reporting of its financial results.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
UFOOD RESTAURANT GROUP, INC.
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 26, 2010 and SEPTEMBER 27, 2009

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
September 26, 2010 and December 27, 2009
Assets

	September 26,	December 27,
	2010	2009
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$518,140	$2,278,427
Restricted cash	40,041	60,425
Accounts receivable	22,208	180,134
Inventories	145,110	123,648
Prepaid expenses and other current assets	31,807	68,605

Total current assets	757,306	2,711,239

Property and equipment:
Equipment	984,368	937,857
Furniture and fixtures	209,120	202,205
Leasehold improvements	1,721,044	1,744,594
Website development costs	27,050	37,050

Fixed assets	2,941,582	2,921,706
Accumulated depreciation and amortization	1,781,907	1,560,402

Property and equipment, net	1,159,675	1,361,304

Other assets:

Deferred financing costs, net	570,491	757,873
Goodwill	75,363	75,363
Other	83,782	86,560

Total other assets	729,636	919,796

Total assets	$2,646,617	$4,992,339

See accompanying notes.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
September 26, 2010 and December 27, 2009
Liabilities and Stockholders’ Equity (Deficit)

	September 26,	December 27,
	2010	2009
	(unaudited)	(audited)
LIABILITIES
Current liabilities:
Current portion of long-term debt	$450,000	$857,882
Current portion of capital lease obligations	38,792	58,820
Accounts payable	349,387	285,150
Deferred franchise revenue	111,421	157,500
Accrued dividends	19,778	—
Accrued expenses and other current liabilities	189,698	157,870

Total current liabilities	1,159,076	1,517,222

Long-term liabilities:
Long-term debt	3,549,091	3,044,001
Derivative warrant liability	2,195,596	3,750
Capital lease obligations	21,040	39,071
Other noncurrent liabilities	95,480	276,920

Total long term liabilities	5,861,207	3,363,742

Total liabilities	7,020,283	4,880,964

EQUITY
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 10,000 shares issued and outstanding	10	—
Common stock, $0.001 par value, 300,000,000 shares authorized, 40,427,293 shares issued and outstanding	40,427	37,935
Additional paid-in capital	28,049,167	25,589,311
Accumulated deficit	(32,463,270)	(25,515,871)

Total stockholders’ equity (deficit)	(4,373,666)	111,375

Total liabilities and stockholders’ equity (deficit)	$2,646,617	$4,992,339

See accompanying notes.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Statements of Operations — Unaudited
For the Nine Month Periods Ended September 26, 2010 and September 27, 2009

	Nine Months Ended
	September 26,	September 27,
	2010	2009
Revenues:
Store sales	$3,447,118	$3,548,216
Franchise royalties and fees	249,795	329,107
Other revenue	22,298	2,239

	3,719,211	3,879,562

Costs and expenses:
Store operating expenses:
Food and paper costs	1,016,192	1,016,855
Cost of nutritional products	255,140	269,665
Labor	957,840	1,044,773
Occupancy	309,571	427,721
Other store operating expenses	613,518	575,666
General and administrative expenses	3,691,616	2,879,496
Advertising, marketing and promotion expenses	152,972	172,635
Depreciation and amortization	244,711	309,705
Loss on disposal of assets	25,782	77,941

Total costs and expenses	7,267,342	6,774,457

Operating loss	(3,548,131)	(2,894,895)

Other income (expense):
Interest income	4,829	16,678
Interest expense	(1,192,473)	(532,828)
Other income (expense)	(2,191,846)	316,701

Other income (expense), net	(3,379,490)	(199,449)

Loss before income taxes	(6,927,621)	(3,094,344)
Income taxes	—	—

Net loss	$(6,927,621)	$(3,094,344)
Dividends on preferred stock	19,778	—

Net loss attributable to common stockholders	$(6,947,399)	$(3,094,344)

Basic and diluted loss per share	$(0.18)	$(0.09)

See accompanying notes.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows — Unaudited
For the Nine Months Ended September 26, 2010 and September 27, 2009

	Nine months Ended
	September 26,	September 27,
	2010	2009
Cash flows from operating activities:
Net loss	$(6,927,621)	$(3,094,344)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	244,711	309,705
Amortization of the beneficial conversion feature	569,090	190,270
Deferred financing costs	257,263	175,991
Change in value of warrant liability	2,191,846	(325,882)
Provision for doubtful accounts	(66,322)	92,027
Loss on disposal of assets	25,782	77,941
Stock-based compensation	853,083	392,253
Non-cash promotion, marketing and advertising expenses	1,178,545	146,811
Non-cash interest payments	312,884	206,844
Gain on extinguishment of debt	—	(74,969)
Increase (decrease) in cash from changes in assets and liabilities:
Accounts receivable	224,247	(79,924)
Inventories	(21,464)	17,629
Prepaid expenses and other current assets	46,798	30,518
Other assets and noncurrent liabilities	2,779	(72,994)
Accounts payable	64,236	(255,541)
Franchisee deposits	(46,079)	(120,291)
Accrued expenses and other current liabilities	(149,611)	(182,073)

Net cash used in operating activities	(1,239,833)	(2,566,029)

Cash flows from investing activities:
Proceeds from the disposal of assets	—	5,000
Acquisition of property and equipment	(70,700)	(102,304)

Net cash used in investing activities	(70,700)	(97,304)

Cash flows from financing activities:
Proceeds from issuance of convertible debt	—	5,874,000
Proceeds from warrants exercise	53,846	—
Payments for financing costs	(69,881)	(983,656)
Payments on long-term debt	(407,882)	(280,450)
Payments on capital lease obligations	(46,221)	(46,265)
Decrease in restricted cash, net	20,384	357,213

Net cash provided by (used for) financing activities	(449,754)	4,920,842

Increase (decrease) in cash and cash equivalents	(1,760,287)	2,257,509
Cash and cash equivalents — beginning of year	2,278,427	787,551

Cash and cash equivalents — end of period	$518,140	$3,045,060

See accompanying notes.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Statements of Changes in Stockholders’ Equity
For the Nine Months ended September 26, 2010 (unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Value	Shares	Value	Capital	Deficit	Total
Balances, December 27, 2009	—	—	37,934,907	$37,935	$25,589,311	$(25,515,871)	$111,375

Preferred stock issued for promotional services	10,000	10	—	—	999,990	—	1,000,000
Common stock issued for consulting ,marketing & promotional services	—		320,000	320	178,225	—	178,545
Common stock issued for interest payment	—	—	1,297,236	1,297	311,587	—	312,884
Common stock-based compensation	—	—	—	—	853,083	—	853,083
Forfeitures of common stock	—	—	(1,773)	(2)	2	—	—
Conversion of debentures & warrants into common stock	—	—	876,924	877	116,969	—	117,846
Dividends on preferred stock	—	—	—	—	—	(19,778)	(19,778)
Net loss for nine months ended September 26, 2010	—	—	—	—	—	(6,927,621)	(6,927,621)

Balances, September 26, 2010	10,000	$10	40,427,294	$40,427	$28,049,167	$(32,463,270)	$(4,373,666)

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements — Unaudited-
1. Nature of Operations and Basis of Presentation
Nature of Operations
UFood Restaurant Group, Inc. (UFood or the Company) was incorporated in the State of Nevada on February 8, 2006 as Axxent Media Corp. Prior to December 18, 2007, UFood was a development stage company headquartered in Vancouver, Canada. As Axxent Media Corp., the Company’s business was to obtain reproduction and distribution rights to foreign films within North America and also to obtain the foreign rights to North American films for reproduction and distribution to foreign countries. On August 8, 2007, the Company changed its name to UFood Franchise Company, Inc., and on September 25, 2007 changed its name to UFood Restaurant Group, Inc. (UFood or the Company). Following the Merger described below, the Company abandoned its plans to obtain reproduction and distribution rights to foreign films within North America and to obtain the foreign rights to North American films for reproduction and distribution to foreign countries.
On December 18, 2007 (the Merger Date) , pursuant to the terms of an Agreement and Plan of Merger and Reorganization, a wholly-owned subsidiary of the Company merged with and into KnowFat Franchise Company, Inc. (KnowFat). Following the merger (the Merger), UFood continued KnowFat’s business operations as a franchisor and operator of fast-casual food service restaurants that capitalize on consumer demands for great tasting food with healthy attributes. As of September 26, 2010, the Company’s operations consisted of four Company-owned restaurants and four franchisee-owned restaurants. On the Merger Date, each share of KnowFat common stock issued and outstanding immediately prior to the Merger was exchanged for 1.52350763 shares of UFood Common Stock. All share amounts have been adjusted to reflect the effect of the share exchange.
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the rules and regulations of the Securities and Exchange Commission. They include the activity and balances of UFood and its subsidiaries but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The interim consolidated financial statements are unaudited; however, they include all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly UFood’s financial position at September 26, 2010, and the results of its operations and cash flows for the three and nine month periods ended September 26, 2010 and September 27, 2009. The results of operations for the three and nine month periods ended September 26, 2010 are not necessarily indicative of the results to be expected for future quarters or the full year. The interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto for the fiscal year ended December 27, 2009 included in the Company’s Annual Report on Form 10-K.
As shown in the accompanying consolidated financial statements, the Company has incurred recurring losses from operations and negative cash flows from operations. Over the past few years, the Company’s operations have been funded through a combination of private equity and debt financing. As of September 26, 2010, the Company had approximately $518,000 of unrestricted cash. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Based on current trends, management believes that additional franchises will be sold within the next twelve months, and that the additional capital raised will be sufficient to support activities though 2011. The Company is subject to a number of risks similar to those of other companies in its industry, including dependence on key individuals, competition from substitute products, the successful attraction of franchisee, and the ability to obtain adequate additional financing necessary to fund continuing operations. On October 29, 2010, the Company completed an Offering to accredited investors, which sold an aggregate of 34,400 shares of Series B Preferred Stock for aggregate gross proceeds of $3,440,000 (see the subsequent events footnote for more details). The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
2. Summary of Significant Accounting Policies
Fiscal Quarters
In 2010, our fiscal quarters end on March 28th, June 27th, September 26th and January 2nd, 2011. In 2009, our fiscal quarters ended on March 28th, June 28th, September 27th and December 27th.

Principles of Consolidation
The consolidated financial statements include the assets, liabilities and results of operations of UFood Restaurant Group, Inc. and its subsidiary. All significant intercompany balances and transactions have been eliminated.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.
Reclassifications
Certain reclassifications have been made to conform previously reported data to the current presentation.
Deferred Financing Costs
Deferred financing costs represent costs paid to third parties in order to obtain long-term financing and have been included in other assets. Deferred financing costs are amortized over the life of the related debt. Amortization expense related to these costs was $257,263 and $175,991 for the nine months ended September 26, 2010 and September 27, 2009, respectively, and is included in interest expense. The amortization expense recorded by the Company for the three months ended September 26, 2010 was $83,435 and $88,116 for the three months ended September 27, 2009.
Valuation of Goodwill
We account for goodwill and other intangible assets under ASC No. 805, Business Combinations, and ASC No. 350-20 to 30, Goodwill and Other Intangible Assets. ASC No. 805 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that certain intangible assets acquired in a business combination be recognized as assets apart from goodwill. Under ASC No. 350-20 to 30, purchased goodwill and intangible assets with indefinite lives are not amortized, but instead tested for impairment at least annually or whenever events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill attributable to our franchise operations segment is evaluated by comparing the Company’s fair market value, determined based upon quoted market prices of the Company’s equity securities, to the carrying amount of goodwill. Goodwill attributable to our store operations segment is evaluated on a restaurant-by-restaurant basis by comparing the restaurant’s estimated fair value to the carrying value of the restaurant’s underlying net assets inclusive of goodwill. Fair value is determined based upon the restaurant’s estimated future cash flows. Future cash flows are estimated based upon a restaurant’s historical operating performance and management’s estimates of future revenues and expenses over the period of time that the Company expects to operate the restaurant, which generally coincides with the initial term of the restaurant’s lease but which may take into account the restaurant’s first lease renewal period up to 5 years. The estimate of a restaurant’s future cash flows may also include an estimate of the restaurant’s terminal value, determined by applying a capitalization rate to the restaurant’s estimated cash flows during the last year of the forecast period. The capitalization rate used by the Company was determined based upon the restaurant’s location, cash flows and growth prospects. Goodwill is vested for impairment annually on the first day of the fourth quarter. The carrying amount of goodwill may be impaired in the future if our actual operating results and cash flows fall short of our expectations.
Impairment of Long-Lived Assets
In accordance with ASC No. 360 Property, Plant and Equipment, when impairment indicators exist, the Company evaluates its long-lived assets for potential impairment. Potential impairment is assessed when there is evidence that events or changes in circumstances have occurred that indicate the carrying amount of an asset may not be recovered. When events or changes in circumstances have occurred that indicate a long-lived asset may be impaired, the Company uses estimates of future cash flows on a restaurant-by-restaurant basis to test the recoverability of its long-lived assets. Future cash flows are estimated based upon the restaurant’s historical operating performance and management’s projections of future revenues and expenses and may take into account the restaurant’s estimated terminal value. Long-lived assets may be impaired in the future if our actual operating results and cash flows fall short of our expectations.
Revenue Recognition
The Company records revenue for Company-owned store sales upon the delivery of the related food and other products to the customer.
The Company follows the accounting guidance of ASC No. 952-605-25 and 952-340-25, Franchisors. Franchisee deposits represent advances on initial franchise fees prior to the opening of the franchisee location. We recognize initial franchise fee revenue when all material services we are required to perform and all material conditions we are required to satisfy have been substantially completed, which is generally the opening of the franchised location. The Company defers direct costs related to franchise sales until the related revenue is recognized; however, the deferred costs shall not exceed anticipated revenue less estimated additional related costs. Such costs include training, facilities design, menu planning and marketing. Franchise royalty revenues are recognized in the same period the relevant franchisee sales occur.
Rent Expense
The Company recognizes rent expense on a straight-line basis over the reasonably assured lease term as defined in ASC No. 840-20, Leases. The reasonably assured lease term on most of the Company’s leases is the initial non-cancelable lease term, which generally equates to between 5 and 10 years. In addition, certain of the Company’s lease agreements provide for scheduled rent increases during the lease terms or for rental payments commencing at a date other than the date of initial occupancy. The Company includes any rent escalations and other rent holidays in its determination of straight-line rent expense. Therefore, rent expense for new locations is charged to expense upon the commencement date of the lease.
Earnings Per Share Data
Earnings per share are based on the weighted average number of shares outstanding during the period after consideration of the dilutive effect, if any, for common stock equivalents, including stock options, restricted stock, and other stock-based compensation. Earnings per common share are computed in accordance with ASC No. 260-10, Earnings Per Share, which requires companies to present basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing net income allocable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding and dilutive securities outstanding during the year.
Fair Value of Financial Instruments
The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and other accrued expenses and debt obligations approximate their fair values due to the short-term maturity of these instruments.
Stock-Based Compensation
The Company maintains two stock-based incentive plans. The Company grants options to purchase common stock at an option price equal to the market value of the stock at the date of grant. Options generally vest over a three year period beginning on the date of grant and have a ten year contractual term.
The Company applies the fair value recognition provisions of ASC No. 718, Compensation-Stock Compensation, which requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company uses the Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them and the estimated volatility of the Company’s common stock price over the expected term.
Stock-based compensation expense to employees recognized during the three months ended September 26, 2010 totaled approximately $599,364 for stock options. Stock-based compensation expense recognized during the nine months ended September 26, 2010 totaled approximately $853,083 for stock options. Stock-based compensation expense was included in general and administrative expenses in the accompanying Consolidated Statements of Operations.
Subsequent Events
The Company has evaluated all events or transactions occurring between the balance sheet date and the date of issuance of the consolidated financial statements. Refer to Note 10 for information related to subsequent events.
3. Long Term Debt and Warrants
2008 Investor Warrants
On December 18 and 21, 2007, January 22, 2008, February 6, 2008, and March 30, 2008, the Company sold 5,720,000, 440,000, 863,000, 1,927,000, and 1,991,000 units (Units), respectively, of its securities at a price of $1.00 per Unit, in connection with five separate closings (the Closings) of its private placement of securities (the Offering). Each Unit consists of one share of common stock of the Company, par value $.001 per share (Common Stock), and a warrant to purchase one-half of one share of Common Stock (the 2008 Investor Warrants). A total of 5,470,500 2008 Investor Warrants were issued in conjunction with the closings.
The 2008 Investor Warrants provide for the purchase of shares of Common Stock for five years at an original exercise price of $1.25 per share. The 2008 Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price. The Company will not receive additional proceeds to the extent that 2008 Investor Warrants are exercised by cashless exercise. As a result of the Company’s private placement on March-April 2009, the exercise price of the 2008 Investor Warrants was reduced to $0.59 pursuant to the terms of such warrants.
The exercise price and number of shares of Common Stock issuable on exercise of the 2008 Investor Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The 2008 Investor Warrants are also subject to a weighted average price protection for the term of the Investor Warrants.
Through March of 2008, the Company paid the placement agent retained in connection with the Offering (the 2008 Placement Agent) a commission of 10% of the funds raised from the investors in connection with the Closings. In addition, the 2008 Placement Agent received warrants (the 2008 Placement Agent Warrants) to purchase a number of shares of Common Stock equal to 20% of the shares of Common Stock included in the Units sold to investors. As a result of the foregoing, the 2008 Placement Agent was paid commissions of $1,294,100 and received warrants to purchase 2,988,200 shares of Common Stock. The terms of these warrants were similar to those of the 2008 Investor Warrants, except that they had a seven-year term and $1.00 original exercise price. As a result of the Company’s private placement on March-April 2009, the exercise price of the 2008 Placement Agent Warrants was reduced to $0.49 pursuant to the terms of such warrants.
The Company is subject to a derivative warrant liability instrument due to the fact that the related contract is not indexed to its own stock, as specified by ASC No. 815-40 Derivatives and Hedging-Contract in Entity’s Own Equity”. The derivative is accounted for and classified as a “Derivative warrant liability” within the liabilities section of the consolidated balance sheet. The change in the fair value of the derivative is included within “Other income (loss)” in the consolidated statements of operations. The change in the fair value of the derivative instrument affects the “Change in fair value of derivative warrant liability” line in the “Cash flows from operating activities” section of the consolidated statements of cash flows.
At the date of issuance of the 2008 Investor Warrants and 2008 Placement Agent Warrants, based upon evaluation under applicable ASC No. 815-10 Derivatives and Hedging guidance, the Company initially determined that the financial instrument did not constitute a derivative, and, accordingly, reflected the balance within additional paid-in capital as of December 28, 2008 in the Company’s Form 10-K. During the quarter ended March 29, 2009, the Company re-assessed this categorization based upon the clarified “indexed to an entity’s own stock” criteria specified within ASC No. 815-40, which is effective for fiscal years beginning after December 15, 2008, and concluded that the financial instrument constituted a derivative. The aggregate fair value of the derivative at inception was determined to be $3,512,272, which was recorded as a derivative liability during the quarter ended March 29, 2009. At December 29, 2008, the aggregate fair value of the derivatives was $353,248. The decrease in the fair value of the derivative in the aggregate amount of $3,159,024 upon adoption of ASC No. 815-40 was recorded in the consolidated statements of changes in stockholders’ equity as a cumulative adjustment gain on derivative during the three months ended March 29, 2009.
At September 26, 2010, the aggregate fair value of the derivative was $2,195,596. The increase in the fair value of the derivative was in the aggregate amount of $2,191,846 during the nine months ended September 26, 2010. The increase in the fair value of the derivative for the three months ended September 26, 2010 was $1,969,761. The increase in the fair value of the derivate was recorded in the consolidated statement of operations as other expense.
The derivative is not intended to hedge any specific risk exposures, such as fluctuating interest rates, exchange rates, commodity prices, etc. Therefore, the derivative constitutes neither a cash flow hedge, nor a fair value hedge. The volume of derivative activity relates solely to the derivative warrant liability instrument itself, and changes in fair value thereon.

Tabular disclosure of the fair value of the derivative instrument in the consolidated balance sheets, and the effect of the derivative instrument on the consolidated balance sheets follows:

	As of September 26, 2010
	Liability Derivatives
	Balance Sheet
	Location	Fair Value
Derivatives designated as hedging instruments under ASC No. 815-10:
None

Derivatives not designated as hedging instruments under ASC No. 815-10:
Derivative warrant liability	Long-term liabilities	$2,195,596

Total derivatives		$2,195,596

The effect of the derivative instrument on the consolidated statements of operations for the quarter ended September 26, 2010 follows

		Amount of Gain	Amount of Gain
		(Loss) Recognized in	(Loss) Recognized in
	Location of Gain (Loss)	Income on Derivative	Income on Derivative
	Recognized in Income on	Three Months Ended	Nine Months Ended
	Derivative	September 26, 2010	September 26, 2010
Derivatives not designated as hedging instruments under ASC No. 815-10:
Derivative warrant liability	Other Income (Expense)	$(1,969,761)	$(2,191,846)

Total		$(1,969,761)	$(2,191,846)
The fair value of the warrant liability was determined using the Black Scholes Option Pricing method. The valuation methodology uses a combination of observable (Level 2) and unobservable (Level 3) inputs in calculating fair value. As required by ASC 820-10, assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
The fair value of the warrant liability was estimated on the date of issuance, as of December 29, 2008, and as of September 26, 2010, using the following assumptions:

	At Issuance	December 29, 2008	September 26, 2010
Expected term (years)	5 -7 Years	5 -7 Years	3-5 Years
Expected volatility	32.34%	34.87%	119.17	%(1)
Risk-free interest rate	2.46%	1.55%	1.37%
Expected annual dividend	0.00%	0.00%	0.00%

(1)	The Company has utilized its own volatility history blended with peers in the industry in order to cover the term for what this instrument carries. The prior period volatility was primarily based on peer groups.
The table below sets forth a summary of changes in the fair value of the Company’s level 3 derivative at December 27, 2009, and for the quarter ended September 26, 2010:

Balance as of December 27, 2009	$3,750
Increase in fair value during quarter ended March 28, 2010	68,901
Increase in fair value during quarter ended June 27, 2010	153,184
Increase in fair value during quarter ended September 26, 2010	1,969,761
Balance as of September 26, 2010	$2,195,596
2009 Warrants
On March 19, 2009, the Company sold 8% Senior Secured Convertible Debentures (the Debentures) to investors in the principal amount of $3,315,000 and issued warrants (the 2009 Warrants and, collectively with the Debentures, the Securities) to purchase 12,750,000 shares of our Common Stock to such investors in connection with first closing of our private placement of securities (the

2009 Offering). On April 20, 2009, the Company sold an additional $2,559,000 of Debentures in connection with the final closing of its private offering to accredited investors. The addition of both closings is $5,874,000 of Debentures. The Debentures bear interest at a rate of 8% and are due three years from the date they are issued. The Debentures are convertible into shares of Common Stock at $0.13 per share. In addition, each investor will receive 5-year detachable warrants to purchase a number of shares of Common Stock equal to 50% of the shares underlying the Investor’s Debenture. Interest on the Debentures a rate of 8% per annum is payable on a quarterly basis. Subject to certain conditions, the Company has the right to pay interest on the Debentures in either cash or shares of Common Stock, or in a combination of cash and Common Stock. After the one year anniversary of the first closing of the 2009 Offering, the Company has the right to redeem the Debentures at a 20% premium, subject to certain conditions. Subject to certain conditions, the Company has the right to force conversion of the Debentures into shares of Common Stock. The Company has filed a registration statement with the Securities and Exchange Commission covering all shares of Common Stock issuable upon conversion of the Debentures and/or exercise of the 2009 Warrants.
The Company paid Garden State Securities, Inc., the placement agent retained in connection with the 2009 Offering (the 2009 Placement Agent), (i) a commission of 10% of the aggregate subscription amount of the Securities sold in the 2009 Offering, plus (ii) $50,000 for its legal fees and expenses, plus (iii) a non-accountable expense allowance equal to 3% of the aggregate subscription amount of the Securities sold in the 2009 Offering. In addition, the 2009 Placement Agent (or its assigns) received warrants (the 2009 Placement Agent Warrants) to purchase a number of shares of Common Stock equal to twenty percent (20%) of the maximum number of shares of Common Stock underlying the Debentures and 2009 Warrants sold in the 2009 Offering. As a result of the foregoing, the 2009 Placement Agent was paid a commission of $587,400 plus a non-accountable expense allowance of $176,220 and received warrants to purchase 5,100,000 shares of Common Stock for March 2009 first closing, and 3,936,923 for April 2009 second and final closing in connection with the 2009 Offering. The terms of these warrants were similar to those of the 2009 Warrants.
In conjunction with the Debentures and the 2009 Warrants, the Company recorded debt discount of $3,130,200 associated with a beneficial conversion feature on the debt, which is being accreted using the effective interest method over the three year term of the debentures. For the quarter ended September 26, 2010, the Company recorded interest expense of $205,078 in conjunction with accreting the debt discount on the warrants and the beneficial conversion feature over the debt term. For the nine months ended September 26, 2010, the Company recorded interest expense of $569,090 in connection with the debt discount on the warrants and the beneficial conversion feature over the debt term.
4. Stock-Based Compensation
During the three and nine month periods ended September 26, 2010, the Company recognized $1,633,271 and $2,031,628, respectively, of stock-based compensation expense for equity awards to employees, consultants and vendors. During the three and nine month periods ended September 27, 2009, the Company recognized $97,473 and $539,064 respectively of stock-based compensation expense.
The Company estimates the fair value of stock options using a Black Scholes option pricing model with the assumptions noted in the following table. Key inputs used to estimate the fair value of stock options include the exercise price of the award, the expected option term, the expected volatility of the Company’s stock over the option’s expected term, the risk-free interest rate over the option’s expected term, and the Company’s expected annual dividend yield.
The fair value of each stock option granted during the three and nine month periods ended September 26, 2010 was estimated on the date of grant using the following assumptions:

Expected term (years)	5
Expected volatility	112.26%
Risk-free interest rate	1.79%
Expected annual dividend	None
The expected term is based on the remaining vesting term and the contractual term. The Company used its own historical volatility and the volatility of published common stock prices over the last two years of comparable publicly held companies in order to calculate the Expected Volatility. The risk-free interest rate for the expected term of the stock option is based on the U.S. Treasury yield. The Company believes that the valuation technique and the approach utilized to develop the underlying assumptions are appropriate in calculating the fair values of stock options granted during the three and nine month periods ended September 26, 2010. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards.

The 2004 Plan
Under the terms of the 2004 Plan, the Company was authorized to grant incentive stock options (ISO’s), non-qualified stock options and restricted stock for up to 304,702 shares of Common Stock in the aggregate, to employees, officers, directors, consultants and agents of the Company. There were no options granted or exercised, however there were 82,347 options forfeited under the 2004 Plan during the nine months ended September 27, 2009. On May 13, 2009 the Company’s Board of Directors approved the cancellation of 181,981 stock options of current employees under the 2004 Plan and issuance of new stock options under the 2007 Plan for the same individuals, with a vesting schedule identical to the remaining vesting schedule of the canceled options at an exercise price of $0.20 per share. At September 26, 2010, there were 32,757 options outstanding under the 2004 Plan. All of the outstanding options are exercisable as of September 26, 2010. There was no unrecognized compensation expense related to options outstanding under the 2004 Plan at September 26, 2010.
The 2007 Plan
There were no awards under the 2007 Plan prior to December 18, 2007. Awards of ISO’s, non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock or performance units may be made under the 2007 Plan of up to a maximum of 6,000,000 shares of Common Stock to employees, directors, consultants and agents of the Company. During our annual shareholders’ meeting held on July 1st, 2010, our shareholders approved the increase in the number of shares of common stock reserved for issuance under the 2007 Plan to 9,000,000 shares. The Company believes awards under the 2007 Plan align the interests of its employees with those of its shareholders. On April 1, 2010 the Company’s Board of Directors approved the grant of 2,070,000 stock options to employees and officers of the Company, fully vested at an exercise price of $0.16 per share. The Company recognized a compensation expense of $140,822 in connection with this grant. At September 26, 2010, there were 5,884,990 stock options outstanding under the 2007 Plan. At September 26, 2010, options to purchase 5,713,048 shares of Common Stock were exercisable at a weighted average exercise price of $0.18. An additional 171,942 options will vest over the next 5 months.
Activity under the 2007 Plan from December 27, 2009 through September 26, 2010 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Options	Price	Term	Value
Outstanding at December 27, 2009	3,919,990	$0.20	7.5	$-0-
Granted	2,070,000	0.16	9.6
Forfeited	(105,000)	0.20	—
Canceled				—

Outstanding at September 26, 2010	5,884,990	$0.18	8.2	$906,699

The options outstanding and exercisable at September 26, 2010 were as follows:

	Options Outstanding		Options Exercisable
		Weighted
		Average
		Remaining
Number of	Exercise	Contractual	Number of
Options	Price	Term	Options	Exercise Price
3,814,990	$0.20	7.5	3,643,048	$0.20
2,070,000	$0.16	9.5	2,070,000	$0.16
The aggregate intrinsic value in the table above represents the total intrinsic value, based on the Company’s closing stock price of $0.34 as of September 26, 2010 which would have been received by the options holders had all option holders exercise their options as of that date.
At September 26, 2010 there was $82,926 of total unrecognized compensation cost related to non-vested options granted under the 2007 Plan. This cost will be recognized over approximately 5 months.

Other Equity Awards
On April 1st, 2010 the Company’s Board of Directors approved the grant of non-qualified stock options to purchase 600,000 shares of the Company’s common stock with an exercise price of $0.19 and a vesting schedule of equal amounts over the next four months to Mr. Richard Fisher. This grant was pursuant to the terms of his consulting agreement with the Company. As a result of this grant the Company recognized an expense of $39,853.
Also on June 12, 2010, the Board of Directors approved the grant of 10,000 Series “B” Preferred Shares to Summit Trading Limited according to their service agreement to provide Investor Relations and Public Relations services to the Company. These preferred shares were fully vested at the execution of the agreement. As a result of this grant, General and Administrative expenses include $1,000,000 of stock-based compensation expense. The face value of the preferred shares is $100 per share and the conversion price to common stock is $0.23.
On June 30th, 2010 the Company’s Board of Directors awarded to its vendors, executives, Board of Directors and employees, non-qualified stock options to purchase 7,703,673 shares of the Company’s common stock with an exercise price of $0.19. The vesting schedule varies from one year through three years. As a result of this grant, the Company will recognize an expense in the total amount of $1,519,255 over the vesting period. At September 26, 2010 there was $972,355 of total unrecognized compensation cost related to non-vested options granted outside of any Plan. This cost will be recognized over approximately 34 months.
Activity of Non-Qualified Stock Options outside of any plan from December 27, 2009 through September 26, 2010 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Options	Price	Term	Value
Outstanding at December 27, 2009	175,000	$0.15	7.4	$-0-
Granted	8,303,673	0.19	9.7
Forfeited	—	—	—
Canceled			—

Outstanding at September 26, 2010	8,478,673	$0.19	9.5	$1,260,434

5. Income Taxes
The Company applies the provisions of ASC No. 740-10-25, Accounting for Uncertainty in Income Taxes which requires that the impact of tax positions taken by the Company be recognized in the financial statements if they are more likely than not of being sustained based upon the technical merits of the position. The Company has a valuation allowance against the full amount of its net deferred taxes. The Company currently provides a valuation allowance against deferred taxes when it is more likely than not that some portion, or all, of its deferred tax assets will not be realized.
No provision for current income taxes has been recorded for 2009 and 2008 due to the Company’s cumulative net losses. Significant components of deferred tax assets are net operating loss carryforwards; start-up costs and organizational costs capitalized for tax purposes, and deferred revenue. Significant component of deferred tax liabilities is depreciation of property and equipment.
Management has evaluated the evidence bearing upon the realization of its deferred tax assets and has determined that it is more likely than not that the Company will not recognize the benefits of its federal and state deferred tax assets. As a result, the Company has recorded a full valuation allowance against its deferred tax assets. If the Company should generate sustained future taxable income against which these tax attributes might be applied, some portion or all of the valuation allowance would be reversed.
The Company’s income tax returns have not been audited by the Internal Revenue Service (IRS) or any state taxing authority. The years 2007 through 2009 remain open to examination by the IRS and state taxing authority. The Company believes it is not subject to any tax exposure beyond the preceding discussion. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.
6. Commitments and Contingencies
We are subject to legal proceedings and claims which arise in the normal course of business. Although there can be no assurance as to the ultimate outcome, we generally have denied, or believe we have a meritorious defense and will deny, liability in all significant cases pending against us, including the matters described below, and we intend to defend vigorously each such case. However, losses may be material to our operating results for any particular future period, depending on the level of our income for such period. In the opinion of management, the ultimate liabilities with respect to these actions will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.
Employment Agreements
On June 30, 2010, the Company has decided to amend its chief executive officer employment agreement to extend the employment period through October 15, 2013. As part of the amendment of the agreement, Mr. Naddaff received non-qualified stock options to purchase 3,250,000 shares of the Company’s common stock at an exercise price of $0.19, and half of options are vested at grant and the other half over a period of three years. Also, the employment agreement for its chief operating officer was amended to extend the term to continue through January 22, 2013. In connection with the execution of this amendment, the Company granted non-qualified stock options to purchase 1,205,673 shares of the Company’s common stock at an exercise price of $0.19 per share. One half of the options shall vest upon the date of the grant and the other half of the options shall vest in equal amounts on the first day of each month for thirty-six months following the date of the grant.
7. Supplemental Disclosures of Cash Flow Information

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009
Cash paid during the period for interest	$15,174	$8,659	$51,993	$39,025

Accrued dividens on preferred stock	$19,778	$—	$19,778	$—

Property and equipment acquired with capital lease	$—	$12,357	$8,163	$12,357

8. Loss Per Share
The amounts used for basic and diluted per share calculations are as follows:

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009
Net loss	$(4,341,113)	$(1,135,261)	$(6,927,621)	$(3,094,344)
Dividends on preferred stock	19,778	—	19,778	—

Net loss attributable to common stockholders	$(4,360,891)	$(1,135,261)	$(6,947,399)	$(3,094,344)

Weighted average number of shares outstanding — basic and diluted	40,014,225	35,597,756	39,039,355	34,950,705

Basic and diluted per common share	$(0.11)	$(0.03)	$(0.18)	$(0.09)

Diluted (loss) per share are not presented since the effect of the assumed exercise of options and warrants to purchase common stock would have been anti-dilutive. A total of a 59,768,715 and 49,847,276 potential common shares from the assumed exercise of options and warrants were excluded from the calculation of diluted net loss per share for the three and nine month periods ended September 26, 2010 and September 27, 2009, because their inclusion would have been anti-dilutive.
9. Segment Data
The Company operates two business segments: Store Operations and Franchise Operations. The Store Operations segment comprises the operating activities of restaurants owned or operated by the Company. The Franchise Operations segment is comprised of the operating activities of the franchise business unit which licenses qualified operators to conduct business under the KnowFat and UFood Grill tradenames and also costs to monitor the operations of these business units. Under the terms of the franchise agreements, the licensed operators pay royalties and fees to the Company in return for the use of the KnowFat and UFood Grill tradenames.
The accounting policies of the segments are the same. Interest expense has been allocated based on operating results and total assets employed in each segment.
Inter-segment transactions are uncommon and not material. Therefore, they have not been separately reflected in the financial table below. The totals of the reportable segments’ revenues and net loss agree with the comparable amounts contained in the Company’s consolidated financial statements.

Segment information for the Company’s two business segments follows:

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009
Revenues:
Store operations	$1,178,874	$1,214,220	$3,447,118	$3,548,216
Franchise operations	115,119	59,133	272,093	331,346

Total revenue	$1,293,993	$1,273,353	$3,719,211	$3,879,562

Segment income (loss):
Store operations	$100,472	$36,519	$132,426	$(5,439)
Franchise operations	(484,213)	(209,057)	(779,545)	(716,277)

Total segment loss	(383,741)	(172,538)	(647,119)	(721,716)

Unallocated general and administrative expenses	1,456,575	555,424	2,503,329	1,690,839
Advertising, marketing and promotion	42,638	67,880	152,972	172,635
Depreciation and amortization	80,636	100,894	244,711	309,705
Interest (income) expense, net	407,762	225,449	1,187,644	516,150
Other (income) expense	1,969,761	13,076	2,191,846	(316,701)

Net loss	$(4,341,113)	$(1,135,261)	$(6,927,621)	$(3,094,344)

10. Subsequent Events
Debenture Exchange
On October 1, 2010, the Company consummated the extinguishment of approximately ninety-eight percent (98%) of its outstanding 8% Senior Secured Convertible Debentures in exchange for shares of the Company’s Series A 8% Convertible Preferred Stock (the “Series A Preferred Stock”). An aggregate principal amount of $5,692,500 of outstanding Debentures was extinguished in exchange for 56,925 shares of Series A Preferred Stock. The holders of Series A Preferred Stock will be entitled to receive, before any cash is paid out or set aside for any shares of the Company’s Common Stock (but on an equal basis with the Company’s Series B 8% Redeemable Convertible Preferred Stock) dividends at the annual rate of 8% of the Stated Value of the Preferred Shares, subject to adjustment for stock splits, etc. The dividends will be accruing and cumulative and will be paid upon the occurrence of a liquidation, deemed liquidation, dissolution or redemption if not previously declared and paid.
Effective immediately with respect to one-half of the shares of Series A Preferred Stock issued in connection with the Debenture Exchange, and effective January 1, 2011 with respect to the remaining shares of Series A Preferred Stock issued in connection with the Debenture Exchange, each holder of Series A Preferred Stock may convert his, her or its shares of Series A Preferred Stock into shares of Common Stock at a conversion price equal to $0.13. The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series A Conversion Price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series A Preferred Stock to shares of Common Stock at the Series A Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series A Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares.
Approximately $2,200,869 of the debt discount relating to the beneficial conversion option and the 2009 Warrants issued to the Debenture holders will be recorded to interest expense as a result of the extinguishment of the Debentures. Furthermore, the intrinsic value of the beneficial conversion feature at the date of extinguishment was calculated to be approximately $5,692,500 and, as such, we recorded a gain on extinguishment of debt for that amount.
We have evaluated the Series A Preferred Stock issued and have recorded the intrinsic value of the embedded beneficial conversion feature of $5,692,443 as additional paid in capital. The embedded beneficial conversion feature was treated as a deemed dividend and, as such, has been recorded to retained earnings.
In conjunction with the extinguishment of debt, the Company modified the exercise price of the 2009 Warrants. The exercise price was reduced from $0.14 to $0.09 per share of Common Stock. As such, we have calculated the fair value of the warrants on the date of the modification to be approximately $6,181,501 and recorded the increase in fair value of $4,616,401 as an addition to additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The Company assumed a risk-free interest rate of 1.17%, no dividends, expected volatility of approximately 118.45%, which was calculated based on a combination of historical volatility and the history of comparable peer companies, and an expected warrant life of approximately 5 years.
Private Placement
On October 4 and October 29, 2010, the Company issued and sold 27,950 shares and 6,450 shares, respectively, of Series B 8% Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at $100.00 per share for a total of $3,440,000. Effective January 1, 2011, each holder of the Series B Preferred Stock may convert his, her or its shares of Series B Preferred Stock into shares of Common Stock at a conversion price equal to $0.23. Each investor who participated in the Offering also received a warrant to purchase 100 shares of common stock of the Company, par value $0.001 per share, per share of Preferred Stock purchased. The number of shares of Common Stock into which the Series B Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series B Conversion Price is also subject to a weighted average price protection. The Company paid the placement agent retained in connection with the offering a commission of $344,000 and granted warrants to purchase 2,243,478 shares of Common Stock in connection with the offering.
The holders of Series B Preferred Stock will be entitled to receive, before any cash is paid out or set aside for any shares of the Company’s Common Stock (but on an equal basis with the Company’s Series A 8% Redeemable Convertible Preferred Stock) dividends at the annual rate of 8% of the Stated Value of the Preferred Shares, subject to adjustment for stock splits, etc. The dividends will be accruing and cumulative and will be paid upon the occurrence of a liquidation, deemed liquidation, dissolution or redemption if not previously declared and paid.
The Investor Warrants provide for the purchase of shares of Common Stock for five years at an exercise price of $0.29 per whole share. The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise” to the extent that a registration statement covering the shares of Common Stock underlying the Investor Warrants is not in effect following the one year anniversary of issuance. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the Investor Warrants in cash, the holder will forfeit a number of shares underlying the Investor Warrants with a “fair market value” equal to such aggregate exercise price. The Company will not receive additional proceeds to the extent that Investor Warrants are exercised by cashless exercise.
The exercise price and number of shares of Common Stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The Investor Warrants are also subject to a weighted average price protection for the term of the Investor Warrants. The Placement Agent Warrants are substantially identical to the terms of the Investor Warrants except that the Placement Agent Warrants have cashless exercise rights to the extent that a registration statement covering the shares of Common Stock underlying the Placement Agent Warrants is not in effect six months following the date of issuance.
We evaluated the Series B Preferred Stock issued and have recorded the intrinsic value of the embedded beneficial conversion feature of $226,936 as additional paid in capital. The embedded beneficial conversion feature was treated as a deemed dividend and, as such, has been recorded to retained earnings.
Furthermore, we have calculated the relative fair value of the warrants on their date of grant, which was determined to be approximately $873,498 and was recorded as additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The Company assumed a risk-free interest rate of 1.26%, no dividends, expected volatility of approximately 118.45%, which was calculated based on a combination of historical volatility and the history of comparable peer companies, and an expected warrant life of approximately 5 years.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
The following discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009 and elsewhere in this prospectus.
The information contained in prospectus and in other public statements by the Company and Company Officers include or may contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “will,” “may,” “future,” “plan,” “intend,” and “expect” and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Actual results may differ materially from the forward-looking statements contained herein due to a number of factors.
Overview
Our operations currently consist of eight restaurants in the Boston area and Dallas Forth Worth, TX and Cleveland, OH; comprising four Company-owned restaurants and four franchise-owned locations. We have entered into a total of five area development agreements and three franchise agreements covering 61 franchise units in the following states: Florida, Texas, Ohio, Massachusetts and the Washington, DC area. Furthermore, two of the area development agreements are for non-traditional locations such as airports, colleges, travel plazas, and hospitals across the United States. The 61 units include four franchise locations currently open and operating, and requiring an additional 57 future UFood Grill outlets to be developed by franchisees. The Naples, FL location was closed on July 24, 2010. On July 17, 2010 the Cleveland Hopkins International Airport location was open.
We view ourselves primarily as a franchisor and continually review our restaurant ownership mix (our mix among Company-owned, franchised and joint venture) in an endeavor to deliver a pleasant customer experience and drive profitability. In most cases, franchising is the best way to achieve both goals. In our Company-owned stores, and in collaboration with our franchisees, we further develop and refine operating standards, marketing concepts and product and pricing strategies, so that we introduce system-wide only initiatives that we believe are most beneficial.
We include in this discussion information on Company, franchisee, and/or system-wide comparable sales. System-wide sales are a non-GAAP financial measure that includes sales at all Company-owned and franchise-operated stores, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning and budgeting analysis. Management believes system-wide sales are useful in assessing customer acceptance of our brand and facilitating an understanding of financial performance as our franchisees pay royalties and contribute to marketing funds based on a percentage of their sales.
We derive revenues from three sources: (i) store sales which include sales of hot and cold prepared food in a fast casual dining environment as well as sales of health and nutrition related products; (ii) franchise royalties and fees represent amounts earned under franchise and area development agreements; and (iii) other revenues derived primarily from the sale of marketing materials to franchisees. Store operating expenses include the cost of goods, food and paper products sold in Company-owned stores as well as labor and other operating costs incurred to operate Company-owned stores. General and administrative expenses, advertising, marketing and promotion expenses and depreciation expense relate to all three revenue sources.
Critical Accounting Policies & Estimates
The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements for the three and nine months ended September 26, 2010 and September 27, 2009 which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of the consolidated financial statements requires us to make estimates, judgments and assumptions, which we believe to be reasonable, based on the information available. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Variances in the estimates or assumptions used could yield materially different accounting results. On an ongoing basis, we evaluate the continued appropriateness of our accounting policies and resulting estimates to make adjustments we consider appropriate under the facts and circumstances.
We have chosen accounting policies we believe are appropriate to report accurately and fairly our operating results and financial position, and we apply those accounting policies in a consistent manner.

Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.
Reclassifications
Certain reclassifications have been made to conform previously reported data to the current presentation.
Deferred Financing Costs
Deferred financing costs represent costs paid to third parties in order to obtain long-term financing and have been included in other assets. Deferred financing costs are amortized over the life of the related debt. Amortization expense related to these costs was $257,263 and $175,991 for the nine months ended September 26, 2010 and September 27, 2009, respectively, and is included in interest expense. The amortization expense recorded by the Company for the three months ended September 26, 2010 was $83,435 and $88,116 for the three months ended September 27, 2009.
Valuation of Goodwill
We account for goodwill and other intangible assets under ASC No. 805, Business Combinations, and ASC No. 350-20 to 30, Goodwill and Other Intangible Assets. ASC No. 805 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that certain intangible assets acquired in a business combination be recognized as assets apart from goodwill. Under ASC No. 350-20 to 30, purchased goodwill and intangible assets with indefinite lives are not amortized, but instead tested for impairment at least annually or whenever events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill attributable to our franchise operations segment is evaluated by comparing the Company’s fair market value, determined based upon quoted market prices of the Company’s equity securities, to the carrying amount of goodwill. Goodwill attributable to our store operations segment is evaluated on a restaurant-by-restaurant basis by comparing the restaurant’s estimated fair value to the carrying value of the restaurant’s underlying net assets inclusive of goodwill. Fair value is determined based upon the restaurant’s estimated future cash flows. Future cash flows are estimated based upon a restaurant’s historical operating performance and management’s estimates of future revenues and expenses over the period of time that the Company expects to operate the restaurant, which generally coincides with the initial term of the restaurant’s lease but which may take into account the restaurant’s first lease renewal period up to 5 years. The estimate of a restaurant’s future cash flows may also include an estimate of the restaurant’s terminal value, determined by applying a capitalization rate to the restaurant’s estimated cash flows during the last year of the forecast period. The capitalization rate used by the Company was determined based upon the restaurant’s location, cash flows and growth prospects. The carrying amount of goodwill may be impaired in the future if our actual operating results and cash flows fall short of our expectations.
Impairment of Long-Lived Assets
In accordance with ASC No. 360 Property, Plant and Equipment, when impairment indicators exist, the Company evaluates its long-lived assets for potential impairment. Potential impairment is assessed when there is evidence that events or changes in circumstances have occurred that indicate the carrying amount of an asset may not be recovered. When events or changes in circumstances have occurred that indicate a long-lived asset may be impaired, the Company uses estimates of future cash flows on a restaurant-by-restaurant basis to test the recoverability of its long-lived assets. Future cash flows are estimated based upon the restaurant’s historical operating performance and management’s projections of future revenues and expenses and may take into account the restaurant’s estimated terminal value. Long-lived assets may be impaired in the future if our actual operating results and cash flows fall short of our expectations.
Revenue Recognition
The Company records revenue for Company-owned store sales upon the delivery of the related food and other products to the customer.
The Company follows the accounting guidance of ASC No. 952-605-25 and 952-340-25, Franchisors. Franchisee deposits represent advances on initial franchise fees prior to the opening of the franchisee location. We recognize initial franchise fee revenue when all material services we are required to perform and all material conditions we are required to satisfy have been substantially completed, which is generally the opening of the franchised location. The Company defers direct costs related to franchise sales until the related revenue is recognized; however, the deferred costs shall not exceed anticipated revenue less estimated additional related costs. Such costs include training, facilities design, menu planning and marketing. Franchise royalty revenues are recognized in the same period the relevant franchisee sales occur.
Rent Expense
The Company recognizes rent expense on a straight-line basis over the reasonably assured lease term as defined in ASC No. 840-20, Leases. The reasonably assured lease term on most of the Company’s leases is the initial non-cancelable lease term, which generally equates to between 5 and 10 years. In addition, certain of the Company’s lease agreements provide for scheduled rent increases during the lease terms or for rental payments commencing at a date other than the date of initial occupancy. The Company includes any rent escalations and other rent holidays in its determination of straight-line rent expense. Therefore, rent expense for new locations is charged to expense upon the commencement date of the lease.
Earnings Per Share Data
Earnings per share are based on the weighted average number of shares outstanding during the period after consideration of the dilutive effect, if any, for common stock equivalents, including stock options, restricted stock, and other stock-based compensation. Earnings per common share are computed in accordance with ASC No. 260-10, Earnings Per Share, which requires companies to present basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing net income allocable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding and dilutive securities outstanding during the year.
Fair Value of Financial Instruments
The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and other accrued expenses and debt obligations approximate their fair values due to the short-term maturity of these instruments.
Stock-Based Compensation
The Company maintains two stock-based incentive plans. The Company grants options to purchase common stock at an option price equal to the market value of the stock at the date of grant. Options generally vest over a three year period beginning on the date of grant and have a ten year contractual term.
The Company applies the fair value recognition provisions of ASC No. 718, Compensation-Stock Compensation, which requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company uses the Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them and the estimated volatility of the Company’s common stock price over the expected term.
Stock-based compensation expense to employees recognized during the three months ended September 26, 2010 totaled approximately $599,364 for stock options. Stock-based compensation expense recognized during the nine months ended September 26, 2010 totaled approximately $853,083 for stock options. Stock-based compensation expense was included in general and administrative expenses in the accompanying Consolidated Statements of Operations.

Executive Summary of Results
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in our consolidated statements of operations for the periods indicated. Percentages may not add due to rounding:

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009
Revenues:
Store sales	91.1%	95.4%	92.7%	91.4%
Franchise royalties and fees	8.9	4.6	6.7	8.5
Other revenue	—	—	0.6	0.1

	100.0%	100.0%	100.0%	100.0%

Costs and expenses:
Store operating expenses (1):
Food and paper costs	33.7%	31.8%	33.3%	32.4%
Cost of nutritional products	6.0	7.0	7.4	7.6
Labor	28.2	27.9	27.8	29.4
Occupancy	6.3	11.1	9.0	12.1
Other store operating expenses	16.3	16.1	17.8	16.2
General and administrative expenses	160.8	69.7	99.3	74.2
Advertising, marketing and promotion expenses	3.3	5.3	4.1	4.4
Depreciation and amortization	6.2	7.9	6.6	8.0
Loss on disposal of assets	2.0	1.2	0.7	2.0

Total costs and expenses	251.7	170.4	195.4	174.6

Operating loss	(151.7)	(70.4)	(95.4)	(74.6)

Other income (expense):
Interest income	0.1	0.5	0.1	0.4
Interest expense	(31.6)	(18.2)	(32.1)	(13.7)
Other income (expense)	(152.2)	(1.0	(58.9)	(8.2)

Other income (expense), net	(183.7)	(18.7)	(90.9)	(5.1)

Loss before income taxes	(335.5)	(89.1)	(186.3)	(79.7)
Income taxes	—	—	—	—

Net loss	(335.5)%	(89.1)%	(186.3)%	(79.7)%

(1)	Food and paper costs are shown as a percentage of food sales. Cost of nutritional products, labor, occupancy and other store operating expenses are shown as a percentage of total store sales.

The following table sets forth certain data relating to the number of Company-owned, franchise-operated and system-wide store locations:

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009
Company-owned locations:
Locations at the beginning of the year	4	4	4	5
Locations opened	—	—	—	—
Locations closed (1)	—	—	—	(1)
Locations sold	—	—	—	—
Locations transferred	—	—	—	—

Locations at the end of the period	4	4	4	4

Franchise-owned locations:
Locations at the beginning of the year	4	5	4	5
Locations opened	1	—	2	3
Locations closed	(1)	(2)	(2)	(5)
Locations sold	—	—	—	—
Locations transferred	—	—	—	—

Locations at the end of the period	4	3	4	3

System-wide locations
Locations at the beginning of the year	8	9	8	10
Locations opened	1	—	2	3
Locations closed	(1)	(2)	(2)	(6)
Locations sold	—	—	—	—
Locations transferred	—	—	—	—

Locations at the end of the period	8	7	8	7

(1)	In February 1, 2008, the Company agreed to operate one franchise-owned location pursuant to the terms of a management services agreement. This store was closed on March 27, 2009.
Three Months Ended September 26, 2010 Compared to Three Months Ended September 27, 2009
General
For the three months ended September 26, 2010, our comparable store sales for Company owned stores decreased by 3.1%. Comparable store sales of Company-owned and franchisee-owned locations were adversely impacted by the economic downturn and as a result the slowdown in consumer spending. Comparable store sales are based on sales for stores that have been in operation for the entire period of comparison. Comparable store sales exclude closed locations.
Results of Operations
Revenues
Total revenues for the three months ended September 26, 2010 increased by $20,640, or 1.6% to $1,293,993 from $1,273,353 for the three months ended September 27, 2009. The increase in total revenues for the three months ended September 26, 2010 as compared to the prior year was primarily due to the increase in royalties and fees this year slightly offset by the decrease in sales of our Company-operated stores.
Sales at Company-operated stores for the three months ended September 26, 2010 decreased by $35,346, or 2.9% to $1,178,874 from $1,214,220 for the three months ended September 27, 2009. As a percentage of total sales revenues, sales at Company-operated stores decreased to 91.1% of the total revenues for the three months ended September 26, 2010 from 95.4% of the total revenues for the three months ended September 27, 2009. The decrease in sales at Company-operated stores for the three months ended September 26, 2010 was primarily due to the decline in enplanements at our Boston Logan International Airport location, resulting fewer passengers going through the terminal and less customers at this location.

During the three months ended September 26, 2010, franchise royalties and fees increased by $55,530, or 93.2% to $115,119 from $59,589 for the three months ended September 27, 2009. The increase was due to the franchisee fee for the opening of the Cleveland Hopkins Airport and more franchisee stores open in the system during the three months ended September 26, 2010 than the prior year.
Costs and Expenses
Food and paper costs for the three months ended September 26, 2010 increased by $12,358, or 3.6%, to $356,628 from $344,270 for the three months ended September 27, 2009. The increase was primarily attributable to heavy discounting of new menu items and bundles of some items in order to retain and lure customers with less disposable income as a result of the economic downturn the whole country has experienced. The increase in food and paper costs as a percentage of food sales was primarily attributable to the introduction of new menu items heavily discounted and the introduction of new bundle meals.
The cost of nutritional products for the three months ended September 26, 2010 decreased by $14,009, or 16.5%, to $70,787 from $84,796 for the three months ended September 27, 2009. As a percentage of store sales, the cost of nutritional products decreased to 6% of store sales for the three months ended September 26, 2010 from 7.0% of store sales for the three months ended September 27, 2009. The decrease in the cost of nutritional products as a percentage of total sales was primarily attributable to decrease in sales for that sector of our business.
Store labor expense for the three months ended September 26, 2010 decreased by $6,645, or 2.0%, to $332,455 from $339,100 for the three months ended September 27, 2009. The decrease in labor expense was primarily due to the lower sales during this period, resulting in less labor hours needed to service the lower sales levels. As a percentage of store sales, labor expense increased slightly to 28.2% of store sales for the three months ended September 26, 2010 from 27.9% of store sales for the three months ended September 27, 2009, again directly related to the decrease in sales.
Store occupancy costs for the three months ended September 26, 2010 decreased by $60,267, or 44.6%, to $74,847 from $135,114 for the three months ended September 27, 2009. The decrease in occupancy costs was primarily due to the amendment of the lease of one our locations to adjust the rent charge to 50% of the current rate with no increments for the remaining term of the lease; as a result of this amendment the Company booked an adjustment to the straight line rent of $39,000. Also, some rents are based on a percentage of sales and lower sales result in lower rent. As a percentage of store sales, occupancy costs decreased to 6.3% of store sales for the three months ended September 26, 2010 from 11.1% of store sales for the three months ended September 27, 2009 mainly due to the lease amendment explained above.
Other store operating expenses for the three months ended September 26, 2010 decreased by $2,993, or 1.5%, to $192,575 from $195,568 for the three months ended September 27, 2009. The decrease was largely due to lower cost for utilities than last year during the same period. As a percentage of store sales, other store operating expenses increased to 16.3% of store sales for the three months ended September 26, 2010 from 16.1% of store sales during the three months ended September 27, 2009.
General and administrative expenses for the three months ended September 26, 2010 increased by $1,193,811 or 134.5%, to $2,081,235 from $887,424 for the three months ended September 27, 2009. The increase in general and administrative expenses was primarily due to the service agreement for investor relations and public relations expenses executed during the three months ended September 26, 2010. Pursuant to this agreement the Company recorded an expense of $1,000,000 for the grant of 10,000 shares of “Series B’ preferred stock vested immediately. Also, the stock-based compensation had an increased of $510,802 due to amendment of the employment agreements of the Company’s chief executive officer and chief operating officer, where half of their non-qualified stock option grants vested at the execution of the agreement and half over a three period. These charges were offset by the decrease in legal, payroll and rent expenses. As a result of the foregoing, general and administrative expenses increased to 160.8% of total revenues during the three months ended September 26, 2010 from 69.7% of total revenues for the three months ended September 27, 2009.
Advertising, marketing and promotion expenses for the three months ended September 26, 2010 decreased by $25,242 or 37.2%, to $42,638 from $67,880 for the three months ended September 27, 2009. The decrease in advertising, marketing and promotion expenses was due to a decrease in expenses related to a TV campaign in the prior year. Advertising, marketing and promotion expenses for the three months ended September 26, 2010 and September 27, 2009 include $10,762 and $12,962, respectively, of non-cash, stock-based compensation expense attributable to the George Foreman Ventures Services Agreement. As a percentage of total revenues, advertising, marketing and promotion expenses decreased to 3.3% of total revenues in the three months ended September 26, 2010 down from 5.3% of total revenues in the three months ended September 27, 2009.
Depreciation and amortization expense for the three months ended September 26, 2010 decreased by $20,258, or 20.1%, to $80,636 from $100,894 for the three months ended September 27, 2009. As a percentage of total revenues, depreciation and amortization expense decreased to 6.2% of total revenues for the three months ended September 26, 2010 up from 7.9% of total revenues for the three months ended September 27, 2009. The decrease was primarily due to some of our stores’ equipment fully depreciated and still in use.
Other income and expense for the three months ended September 26, 2010 increased by $2,138,998, to an expense of $2,377,523 from $238,525 for the three months ended September 27, 2009. The increase was principally attributable to the amortization of the debt discount and interest payment of the outstanding debentures and the fluctuation of the fair value of the warrants issued in connection with the private placement offering in 2007-2008. The fluctuation of the fair value of the warrants was driven by the change in volatility from the prior period. The volatility is now based on a blend of the Company’s volatility and publicly common stocks from peers. Previously, the Company’s history was not long enough to be considered in the determination the expected volatility.
The net loss for the three months ended September 26, 2010 increased by $3,205,852, to $4,341,113, from $1,135,261, for the three months ended September 27, 2009. Our net loss increased primarily due to the stock based compensation granted to vendors, Executives, Board of Directors and employees of the Company, included in general and administrative expenses and the fluctuation of the warrant price issued in connection with the 2007 Private placement memorandum. As a percentage of total revenues, our net loss increased to 335.5% of total revenues for the three months ended September 26, 2010 from 89.1% of total revenues for the three months ended September 27, 2009.
Nine Months Ended September 26, 2010 Compared to Nine Months Ended September 27, 2009
General
For the nine months ended September 26, 2010, our comparable store sales for Company owned stores decreased slightly by 0.3%. Comparable store sales of Company-owned locations were impacted by the decrease in terminal traffic and customers at the Terminal B in the Boston Logan Airport location, off set by the increase of comparable sales of other Company-owned stores in the system. Comparable store sales are based on sales for stores that have been in operation for the entire period of comparison. Comparable store sales exclude closed locations.
Results of Operations
Revenues
Our total revenues for the nine months ended September 26, 2010 decreased by $160,351, or 4.1%, to $3,719,211 from $3,879,562 for the nine months ended September 27, 2009. The decrease in total revenues was primarily due to fewer Company-operated stores and a decrease in franchise fees from new store openings.
Total store sales at Company-owned stores for the nine months ended September 26, 2010 decreased by $101,098, or 2.8%, to $3,447,118 from $3,548,216 for the nine months ended September 27, 2009. The decrease in sales at the Company-owned stores for the nine months ended September 26, 2010 was primarily due to the decrease in the number of Company-operated stores and a slight decrease in comparable sales for Company-operated stores. As a percentage of total revenues, sales at Company-owned stores increased to 92.7% of total revenues for the nine months ended September 26, 2010 from 91.4% of total revenues for the nine months ended September 27, 2009.
During the nine months ended September 26, 2010, franchise royalties and fees decreased by $79,312, or 24.1% to $249,795 from $329,107 for the nine months ended September 27, 2009 primarily due to lower revenue from franchise fees from new store openings and fewer stores operating in the system generating royalties.
Costs and Expenses
Food and paper costs for the nine months ended September 26, 2010 decreased by $663, or 0.1%, to $1,016,192 from $1,016,855 for the nine months ended September 27, 2009. As a percentage of food sales, food and paper costs increased to 33.3% of food sales during the nine months ended September 26, 2010 down from 32.4% of food sales during the nine months ended September 27, 2009. The increase in food and paper costs as a percentage of food sales was primarily attributable to the introduction of new menu items heavily discounted and discounted bundled items in order to appeal to customers with less disposable income and to maintain our market share in a very competitive environment.
The cost of nutritional products for the nine months ended September 26, 2010 decreased by $14,525, or 5.4%, to $255,140 from $269,665 for the nine months ended September 27, 2009. As a percentage of store sales, the cost of nutritional products decreased to 7.4% of store sales for the nine months ended September 26, 2010 down from 7.6% of store sales for the nine months ended September 27, 2009. The decrease in the cost of nutritional products as a percentage of store sales was primarily attributable to the increase of retail price of some key items, resulting in a better margin.

Store labor expense for the nine months ended September 26, 2010 decreased by $86,933, or 8.3%, to $957,840 from $1,044,773 for the nine months ended September 27, 2009. The decrease in labor expense was primarily attributable to a reduction in the number of Company-operated stores and lower labor rates in some Company-owned stores. As a percentage of store sales, labor expense decreased to 27.8% of store sales for the nine months ended September 26, 2010 down from 29.4% of store sales for the nine months ended September 27, 2009. The decrease in the labor percentage of store sales is primarily due to the reduction of labor rates in some of our stores.
Store occupancy costs for the nine months ended September 26, 2010 decreased by $118,150, or 27.6%, to $309,571 from $427,721 for the nine months ended September 27, 2009. The decrease in store occupancy costs was primarily attributable to fewer Company-operated stores operating during this period of time compared to the prior year for the same period. Also, the lease amendment to reduce the rent for the remaining term of the lease of a Company-owned store and the adjustment of the straight line accrual of another location based on historical sales reduced store occupancy costs.
Other store operating expenses for the nine months ended September 26, 2010 increased by $37,852, or 6.6%, to $613,518 from $575,666 for the nine months ended September 27, 2009. The increase was primarily due to an increase of bank and credit card fees, utilities and maintenance expenses. As a percentage of store sales, other store operating expenses increased to 17.8% of store sales for the nine months ended September 26, 2010 from 16.2% of store sales for the nine months ended September 27, 2009.
General and administrative expenses for the nine months ended September 26, 2010 increased by $812,120, or 28.2%, to $3,691,616 from $2,879,496 for the nine months ended September 27, 2009. The increase in general and administrative expenses was primarily due to the increase of investor relations and public relations expenses and the stock-based compensation awarded to employees, offset by the decline in payroll, insurance, legal and rent expenses. The explanation for the main changes are:
•	The Company signed a service agreement for public and investor relations during the third quarter of 2010 for $1,000,000 in Series B preferred stock vested immediately.

•	During the nine months ended September 26, 2010, the Company recognized $853,083 of stock-based compensation expenses attributable to equity awards to employees, Executives and Directors of the Company compared to $392,253 for the nine months ended on September 27, 2009. The increase in stock based compensation was primarily due to the amendment of the employment agreements of the Company’s chief executive officer and chief operating officer awarding 3,250,000 and 1,205,673 non-qualified stock options respectively, for which half of the options vested at the execution of the agreements and the other half vest over a three year period for both executives. The fair value of the stock options granted during the nine months ended September 26, 2010 was calculated with the Black-Scholes model. A key aspect of the Black-Scholes model is volatility. The Company changed the expected volatility estimate to an index of the Company’s history combined with volatility of peer companies. The usage of the Company’s history of volatility had a significant impact.

•	The rent expenses reduction was as a result of moving the Corporate Offices to a smaller suite in the same building for about the third of the cost of the previous lease and an adjustment to the straight-line rent accrual due to the amendment of the office lease.
As a result of the foregoing, general and administrative expenses increased to 99.3% of total revenues during the nine months ended September 26, 2010 from 74.2% of total revenues for the nine months ended September 27, 2009.
Advertising, marketing and promotion expenses for the nine months ended September 26, 2010 decreased by $19,663, or 11.4%, to $152,972 from $172,635 for the nine months ended September 27, 2009. The decrease in advertising, marketing and promotion expenses was primarily due to a decrease in expenses related to a TV Campaign we conducted during 2009. Advertising, marketing and promotion expenses for the nine months ended September 26, 2010 and September 27, 2009 include $46,086 and $21,519, respectively, of non-cash, stock-based compensation expense attributable to the George Foreman Ventures Services Agreement. As a percentage of total revenues, advertising, marketing and promotion expenses decreased to 4.1% of total revenues during the nine months ended September 26, 2010 from 4.4% of total revenues during the nine months ended September 27, 2009.
Depreciation and amortization expense for the nine months ended September 26, 2010 decreased by $64,994, or 21.0%, to $244,711 from $309,705 for the nine months ended September 27, 2009. As a percentage of total revenues, depreciation and amortization expense decreased to 6.6% of total revenues for the nine months ended September 26, 2010 down from 8.0% of total revenues for the nine months ended September 27, 2009. The decrease in depreciation and amortization expense is primarily due to fully depreciated equipment and still in use.

Other income and expense increased from an expense $199,449 for the nine months ended September 27, 2009 to an expense $3,379,490 for the nine months ended September 26, 2010. The increase of $3,180,041 was primarily due to an increase of $2,508,547 generated by the variance of the warrants’ fair value that were issued in conjunction the latest private placement. The fair value calculation of the warrants is updated market to market through the Black-Scholes model, where the expected volatility is one the assumptions; the Company used its own volatility history, resulting in a change in the volatility percentage to 119% from 40’s% in the prior period. Also, there was an increase of $659,645 for higher interest expense attributable to the amortization of the deferred financing costs and the beneficial conversion feature of the outstanding debentures. The Company recognized $1,192,473 of interest expense for the nine months ended September 26, 2010 compared to $532,828 for the nine months ended September 27, 2009. As a percentage of total revenues, other expenses increased to 90.9% of total revenues during the nine months ended September 26, 2010 from 5.1% of total revenues during the nine months ended September 27, 2009.
Our net loss for the nine months ended September 26, 2010 increased by $3,833,277, to $6,927,621, from $3,094,344, for the nine months ended September 27, 2009. Our net loss increased primarily due to the increase in general and administrative expenses and other income and expenses, which were mostly non-cash transactions such as stock-base compensation to vendors and employees, amortization of deferred financing and beneficial conversion feature of the outstanding debentures and revised warrant valuation. As a percentage of total revenues, our net loss increased to 186.3% of total revenues for the nine months ended September 26, 2010 from 79.7% of total revenues for the nine months ended September 27, 2009.
Liquidity and Capital Resources
Cash and cash equivalents and restricted cash at September 26, 2010 were $558,181 compared to $2,338,852 at December 27, 2009. Cash is primarily used to fund our (i) capital expenditures for new and remodeled Company-owned stores, (ii) acquisitions of franchisee-owned stores, (iii) working capital requirements and (iv) net operating losses. At September 26, 2010, restricted cash included $40,041 of cash secured by a letter of credit for our office lease.
During the nine months ended September 27, 2009, the Company sold $5,874,000 of Senior Secured Convertible Debentures (the Debentures) in a private offering to accredited investors. The Company received net cash proceeds of $4,890,518. The debentures bear interest at a rate of 8% and are due three years from the date they are issued. The Debentures are convertible into shares of common stock at $0.13 per share. In addition, each investor will receive 5-year detachable Warrants to purchase a number of shares of Common Stock equal to 50% of the shares underlying the Investor’s Debenture. Interest on the Debentures bear a rate of 8% per annum and is payable on a quarterly basis. Subject to certain conditions, the Company has the right to pay interest on the Debentures in either cash or shares of Common Stock, or in a combination of cash and Common Stock.
At September 26, 2010, we had negative working capital of $401,770 compared to working capital of $1,194,017 at December 27, 2009. The decrease in working capital was primarily due to the funding of the operating losses.
We used $1,239,833 of cash to fund our operating activities in the nine months ended September 26, 2010 compared with $2,566,029 of cash used to fund our operating activities in nine months ended September 27, 2009. The decrease in net cash used to fund our operating activities was primarily due to a $543,000 less cash used to fund operating losses and the reduction in working capital requirements compared to the same period last year.
During the nine months ended September 26, 2010, we spent $70,700 for the acquisition of equipment compared with $102,304 spent for the acquisition of equipment during the nine months ended September 27, 2009.
During the nine months ended September 26, 2010, financing activities used $449,754 of cash, primarily due to the extinguishment of debt with TD bank, payment of capital leases and financing costs slightly offset by proceeds from warrant exercise. During the nine months ended provided September 27, 2009, financing activities provided $4,920,842 of cash proceeds received from the sale of Senior Secured Convertible Debentures described above and the release and usage of restricted cash partially offset by payments on long term debt.
Historically we have funded our operations, working capital requirements, acquisitions and capital expenditures with proceeds from the issuance of debt and equity securities. We believe that cash flow from operations and proceeds from the issuance of debt and equity securities will be sufficient to fund our operations and capital expenditures for the next twelve months.
Subsequent Events
Debenture Conversion
On October 1, 2010, the Company consummated the extinguishment of approximately ninety-eight percent (98%) of its outstanding 8% Senior Secured Convertible Debentures in exchange for shares of the Company’s Series A 8% Convertible Preferred Stock (the

“Series A Preferred Stock”). An aggregate principal amount of $5,692,500 of outstanding Debentures was extinguished in exchange for 56,925 shares of Series A Preferred Stock. The holders of Series A Preferred Stock will be entitled to receive, before any cash is paid out or set aside for any shares of the Company’s Common Stock (but on an equal basis with the Company’s Series B 8% Redeemable Convertible Preferred Stock) dividends at the annual rate of 8% of the Stated Value of the Preferred Shares, subject to adjustment for stock splits, etc. The dividends will be accruing and cumulative and will be paid upon the occurrence of a liquidation, deemed liquidation, dissolution or redemption if not previously declared and paid.
Effective immediately with respect to one-half of the shares of Series A Preferred Stock issued in connection with the Debenture Exchange, and effective January 1, 2011 with respect to the remaining shares of Series A Preferred Stock issued in connection with the Debenture Exchange, each holder of Series A Preferred Stock may convert his, her or its shares of Series A Preferred Stock into shares of Common Stock at a conversion price equal to $0.13. The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series A Conversion Price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series A Preferred Stock to shares of Common Stock at the Series A Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series A Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares.
Approximately $2,200,869 of the debt discount relating to the beneficial conversion option and the 2009 Warrants issued to the Debenture holders will be recorded to interest expense as a result of the extinguishment of the Debentures. Furthermore, the intrinsic value of the beneficial conversion feature at the date of extinguishment was calculated to be approximately $5,692,500 and, as such, we recorded a gain on extinguishment of debt for that amount.
We have evaluated the Series A Preferred Stock issued and have recorded the intrinsic value of the embedded beneficial conversion feature of $5,692,443 as additional paid in capital. The embedded beneficial conversion feature was treated as a deemed dividend and, as such, has been recorded to retained earnings.
In conjunction with the extinguishment of debt, the Company modified the exercise price of the 2009 Warrants. The exercise price was reduced from $0.14 to $0.09 per share of Common Stock. As such, we have calculated the fair value of the warrants on the date of the modification to be approximately $6,181,501 and recorded the increase in fair value of $4,616,401 as an addition to additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The Company assumed a risk-free interest rate of 1.26%, no dividends, expected volatility of approximately 118.45%, which was calculated based on a combination of historical volatility and the history of comparable peer companies, and an expected warrant life of approximately 5 years.
Private Placement
Also, on October 4 and October 29, 2010, the Company issued and sold 27,950 shares and 6,450 shares, respectively, of Series B 8% Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at $100.00 per share for a total of $3,440,000. Effective January 1, 2011, each holder of the Series B Preferred Stock may convert his, her or its shares of Series B Preferred Stock into shares of Common Stock at a conversion price equal to $0.23. Each investor who participated in the Offering also received a warrant to purchase 100 shares of common stock of the Company, par value $0.001 per share, per share of Preferred Stock purchased. The number of shares of Common Stock into which the Series B Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series B Conversion Price is also subject to a weighted average price protection. The Company paid the placement agent retained in connection with the offering a commission of $344,000 and granted warrants to purchase 2,243,478 shares of Common Stock in connection with the offering.
The holders of Series B Preferred Stock will be entitled to receive, before any cash is paid out or set aside for any shares of the Company’s Common Stock (but on an equal basis with the Company’s Series A 8% Redeemable Convertible Preferred Stock) dividends at the annual rate of 8% of the Stated Value of the Preferred Shares, subject to adjustment for stock splits, etc. The dividends will be accruing and cumulative and will be paid upon the occurrence of a liquidation, deemed liquidation, dissolution or redemption if not previously declared and paid.
The Investor Warrants provide for the purchase of shares of Common Stock for five years at an exercise price of $0.29 per whole share. The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise” to the extent that a registration statement covering the shares of Common Stock underlying the Investor Warrants is not in effect following the one year anniversary of issuance. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the Investor Warrants in cash, the holder will forfeit a number of shares underlying the Investor Warrants with a “fair market value” equal to such aggregate exercise price. The Company will not receive additional proceeds to the extent that Investor Warrants are exercised by cashless exercise.

The exercise price and number of shares of Common Stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The Investor Warrants are also subject to a weighted average price protection for the term of the Investor Warrants. The Placement Agent Warrants are substantially identical to the terms of the Investor Warrants except that the Placement Agent Warrants have cashless exercise rights to the extent that a registration statement covering the shares of Common Stock underlying the Placement Agent Warrants is not in effect six months following the date of issuance.
We evaluated the Series B Preferred Stock issued and have recorded the intrinsic value of the embedded beneficial conversion feature of $226,936 as additional paid in capital. The embedded beneficial conversion feature was treated as a deemed dividend and, as such, has been recorded to retained earnings.
Furthermore, we have calculated the relative fair value of the warrants on their date of grant, which was determined to be approximately $873,498 and was recorded as additional paid-in capital. The fair value of the warrants was computed using the Black-Scholes option pricing model. The Company assumed a risk-free interest rate of 1.26%, no dividends, expected volatility of approximately 118.45%, which was calculated based on a combination of historical volatility and the history of comparable peer companies, and an expected warrant life of approximately 5 years.
We have included the pro forma consolidated balance sheet as of September 26, 2010 to demonstrate the financial impact of the events described above.

UFOOD RESTAURANT GROUP, INC. AND SUBSIDIARY
Consolidated Balance Sheet
as of September 26, 2010
Unaudited

	9/26/2010		9/26/2010
	As Reported	Adjustments	As Adjusted
Assets
Current assets
Cash and cash equivalents	518,140	3,096,000	3,614,140
Restricted cash	40,041		40,041
Accounts receivable	22,208		22,208
Inventories	145,110		145,110
Prepaid expenses and other current assets	31,807		31,807

	757,306	3,096,000	3,853,306

Equipment	984,368		984,368
Furniture & Fixtures	209,120		209,120
Leasehold Improvements	1,721,044		1,721,044
Website Design	27,050		27,050
Accum Depr	(1,781,907)		(1,781,907)

Property and equipment, net	1,159,675	—	1,159,675

Other assets
Deferred financing costs, net	570,491	(491,348)	79,143
Other assets	83,782		83,782
Goodwill	75,363		75,363

	729,636	(491,348)	238,288

Total assets	2,646,617	2,604,652	5,251,269

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of capital lease obligations	450,000		450,000
Notes Payable	38,792		38,792
Accounts payable	349,387		349,387
Franchisee deposits	111,421		111,421
Accrued Dividends	19,778		19,778
Accrued expenses and other current liabilities	189,698		189,698

	1,159,076	—	1,159,076

Long-term liabilities
Convertible Debenture	3,549,091	(3,491,631)	57,460
Warrant Liability	2,195,596		2,195,596
Other non current liabilities	95,480		95,480
Capital lease obligations	21,040		21,040

	5,861,207	(3,491,631)	2,369,576

Total liabilities	7,020,283	(3,491,631)	3,528,652

Stockholders’ equity
Preferred Stock	10	91	101
common stock	40,427		40,427
Additional paid-in capital	28,049,167	13,631,746	41,680,913
Accumulated deficit	(32,463,270)	(7,535,554)	(39,998,824)

	(4,373,666)	6,096,283	1,722,617

Total liabilities and stockholders’ equity	2,646,617	2,604,652	5,251,269

Contractual Obligations and Other Commitments
In addition to our capital expenditures requirements, we have certain other contractual and committed cash obligations. Our contractual cash obligations primarily consist of non-cancelable operating leases for our stores and administrative offices. Lease terms for our stores and administrative offices are generally for seven to ten years with renewal options at most locations and generally require us to pay a proportionate share of real estate taxes, insurance, common area, and other operating costs. Some store leases provide for contingent rental (i.e. percentage rent) payments based on sales in excess of specified amount. Certain of our lease agreements provide for scheduled rent increases during the lease terms or for rental payments commencing at a date other than the date of initial occupancy.
Effective July 1, 2010, the Company signed an amendment of the lease agreement for our administrative offices to move to a smaller suite within the same building, as a result of this amendment there is a significant decrease in Other long term liabilities and an adjustment to rent expenses for the straight line treatment of the monthly rent payments.
Also, we signed a lease amendment of our Landmark location in Boston, to reduce the basic rent to half of the current price with no increments for the remaining term of the lease; this amendment was effective September 1, 2010.
The following table sets forth information as of September 26, 2010, with respect to our contractual obligations and the effect they are expected to have on our liquidity and cash flows in future periods:

		Less Than		1 Year to	4 Years to	More than
	Total	1 Year		3 Years	5 Years	5 Years
Long-term debt	$3,999,091	$450,000	(1)	$3,549,091	$—	$—
Capital leases	59,833	38,792		21,041	—	—
Operating leases	2,239,573	198,953		935,274	912,970	192,376

(1)	Long-term debt due in less than 1 year and includes $450,000 that becomes due upon the sale of the Company’s Landmark Center restaurant and store. The Company currently has no plans to sell its Landmark Center unit.
Our capital requirements, including development costs related to the opening or acquisition of additional stores and maintenance and remodel expenditures, have and will continue to be significant. Our future capital requirements and the adequacy of available funds will depend on many factors, including the pace of expansion, real estate markets, site locations, and the nature of the arrangements negotiated with landlords. We have incurred significant operating losses since inception and expect to incur a significant operating loss in 2010.
Seasonality
Although our business is not highly seasonal, it can be adversely affected by weather conditions.
Impact of Inflation
In the past, we have been able to recover inflationary cost and commodity price increases through increased menu prices. There have been, and there may be in the future, delays in implementing such menu price increases, and competitive pressures may limit our ability to recover such cost increases in their entirety. Historically, the effects of inflation on our operations have not been materially adverse.
Many of our employees are paid hourly rates related to federal and state minimum wage laws. Although we have and will continue to attempt to pass along any increased labor costs through food price increases, there can be no assurance that all such increased labor costs can be reflected in our prices or that increased prices will be absorbed by consumers without diminishing to some degree consumer spending at our stores. However, we have not experienced to date a significant reduction in store profit margins as a result of changes in such laws, and management does not anticipate any related future significant reductions in gross profit margins

21,940,870 Shares of Common Stock
UFood Restaurant Group, Inc.
PROSPECTUS
                    , 2010
Dealer Prospectus Delivery Obligation
Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock.

EXPENSE	AMOUNT
Registration Fee	$368
Legal Fees and Expenses	91,017
Accounting Fees and Expenses	1,000
Miscellaneous Fees and Expenses	8,000

Total	$100,385

Item 14. Indemnification of Directors and Officers.
Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. Other than in an action by or in the right of the Company, the Company may indemnify any such person as long as:
•	the person is not liable pursuant to NRS Section 78.138; or

•	the person has conducted himself in good faith with the reasonable belief that his or her conduct was in, or not opposed to, our best interests and, for any criminal action, had no reasonable cause to believe that his or her conduct was unlawful.
     In an action by or in the right of the Company, the Company may indemnify any such person as long as:
•	the person is not liable pursuant to NRS Section 78.138; or

•	the person has conducted himself in good faith with the reasonable belief that his or her conduct was in, or not opposed to, our best interests.
Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.
Our bylaws include an indemnification provision under which we have the power to indemnify our current and former directors, officers, employees and other agents against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by any such person. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, trustee, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.
Item 15. Recent Sales of Unregistered Securities.
Shares Issued in Connection with the Merger
Simultaneously with the closing of the merger in December 2007, all of the issued and outstanding shares of KnowFat, consisting of (i) 1,034,481 shares of series A preferred stock converted, on a one-to-one basis, (ii) 923,800 shares of series B preferred stock converted, one a 1-to-1.005504 basis and (iii) 719,440 shares of series C preferred stock converted, on a one-to-one basis, into shares of KnowFat common stock. On the closing date, the holders of common stock of KnowFat (including the converted shares of preferred stock) surrendered all of their issued and outstanding shares and received 11,500,983 shares of our common stock. Also on the closing date, (a) the holders of the issued and outstanding warrants to purchase KnowFat common stock received the new warrants to purchase shares of our common stock, and (b) the holders of issued and outstanding options to purchase KnowFat common stock received new options to purchase shares of our common stock. 607,226 and 391,791 shares of our common stock, respectively, are reserved for issuance on exercise of the new warrants and the new options. The number of shares of our common stock issuable under, and the price per share upon exercise of, the new options were calculated based on the terms of the original options of KnowFat, as adjusted by the conversion ratio in the merger. The new options became immediately exercisable upon consummation of the merger. The number of shares of our common stock issuable under the new warrants was calculated based on the terms of the original warrants of KnowFat, as adjusted by the conversion ratio in the merger. Immediately prior to the consummation of the merger, the exercise price of all outstanding KnowFat warrants was adjusted to $1.00, and such exercise price was not affected by the conversion ratio in the merger.
Our pre-merger stockholders retained 7,500,000 shares of our common stock in the merger.
The transactions described above were exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.
Shares Issued in Connection with the First Private Placement
Concurrently with the closing of the merger in December 2007, and in contemplation of the merger, we consummated a private offering of 6,160,000 units of our securities, at a price of $1.00 per unit. Each unit consists of one share of our common stock and a warrant to purchase one-half, or 50%, of a share of our common stock. The investors collectively purchased the units for total cash consideration of $6,160,000.
In January 2008, we sold 863,000 units at a price of $1.00 per unit, in February 2008, we sold 1,927,000 units at a price of $1.00 per unit and in March 2008 we sold 1,991,000 units at a price of $1.00 per unit. Each unit consists of one share of our common stock and a warrant to purchase one-half of one share of our common stock. The investors collectively purchased these units for aggregate cash consideration of $4,781,000.
All of the units were sold only to accredited investors, as defined under Regulation D under the Securities Act, and non-U.S. persons, as defined under Regulation S under the Securities Act and otherwise in accordance with the provisions of Rule 506 of Regulation D and/or Regulation S. In the offering, no general solicitation was made by us or any person acting on our behalf. The units were sold pursuant to transfer restrictions, and the certificates for shares of common stock and warrants underlying the units sold in the offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.
We paid the placement agent retained in connection with the offering a commission of 10% of the funds raised from the investors in the offering plus an expense allowance. In addition, the placement agent received warrants to purchase a number of shares of common stock equal to 20% of the shares of common stock included in the units sold to investors in the offering. As a result of the foregoing, the placement agent was paid commissions aggregating $1,094,100 and received warrants to purchase a total of 2,188,200 shares of our common stock in connection with the offering.
The offering is more fully described in the Company’s Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 26, 2007, the Company’s Form 8-K, filed with the SEC on February 8, 2008, and the Company’s Form 8-K, filed with the SEC on March 31, 2008, each of which is incorporated herein by reference.
Shares and Warrants Issued in Connection with 2008 Corporate Awareness Campaign
In May 2008, we commenced a corporate awareness campaign in the investment community. The campaign encompasses investor relations and public relations services, including traditional media outlets like television, radio, and print, and the internet. The corporate awareness campaign encompasses the following activities: (i) written articles and television coverage of the Company via traditional media outlets; (ii) arranging meetings with investment professionals and prospective investors in various cities in the United States; (iii) introductions to potential financing sources; (iv) preparation, printing and distribution of profile reports about the Company to various proprietary databases; and (v) distribution of press releases, news releases and research on the Company and its activities. To date activities pursuant to the corporate awareness campaign have encompassed the preparation and distribution of press releases and the preparation and distribution in June 2008 of a 12 page color report describing the Company. In general, the campaign aims to build awareness for our brand with current and prospective shareholders, franchisees and customers. The campaign does not involve the sale of franchises. In connection with the campaign, we entered into service agreements with a number of investor relations and public relations firms, in connection with which we issued to the service providers an aggregate of 740,000 shares of our common stock and warrants to purchase an aggregate of 2,916,666 shares of our common stock in partial payment for their services. The services provided by the investor relations and public relations firms are provided on a “best efforts” basis. The transactions described above were exempt from registration under Section 4(2) of the Securities Act as they did not involve any public offering or general solicitation, the recipients had access to information that would be included in a registration statement, the recipients acquired the shares for investment and not resale, and we took appropriate measures to restrict resale.
The table below shows the recipient, date and the number of shares and warrants with respect to each issuance to one of these service providers:

Service Provider	Date	Shares	Warrants
New Century Capital Consultants, Inc.	April 21, 2008	250,000	2,750,000
MarketByte LLC	April 9, 2008	200,000	83,333
TGR Group LLC	April 9, 2008	200,000	83,333
Neptune Media, LLC	April 9, 2008	75,000	—
AviaTech	April 9, 2008	15,000	—
The shares and warrants issued to New Century Capital Consultants, Inc. (New Century) vest in equal installments over twenty-four months through April 2010 or upon the achievement of specified milestones tied to average daily trading volume of the Company’s common stock and/or the publication of articles about the Company by local and national media outlets. To date, the specified milestones have not been achieved. As of April 28, 2009, 125,000 shares and 1,375,000 warrants issued to New Century were vested.
As of the date hereof, all of the shares and warrants issued to MarketByte LLC, TGR Group LLC and Neptune Media, LLC have vested.
All of the shares issued to AviaTech were vested on June 17, 2008 when they were granted.
No dollar value was assigned to these services in the agreements. The aggregate consideration received for each issuance is being accounted for in accordance with the provisions of ASC No. 718 and ASC No. 505. Since there are no performance criteria (e.g., deliverables) or performance commitment dates specified in the agreements, the performance completion date is assumed to be the measurement date for determining the fair value of the equity awards. Accordingly, since the terms of each award are known, each award is valued at each vesting date until the award is fully vested. Therefore, it is not feasible to state a total dollar value of the consideration received for the shares.
Shares Issued in Connection with the Second Private Placement
On March 19 and April 20, 2009, we consummated a private offering of Debentures in the aggregate principal amount of $5,874,000 and Warrants to purchase an aggregate of 22,592,308 shares of our common stock. The investors collectively purchased the securities for total cash consideration of $5,874,000.
All of the securities were sold only to accredited investors, as defined under Regulation D under the Securities Act, and non-U.S. persons, as defined under Regulation S under the Securities Act and otherwise in accordance with the provisions of Rule 506 of Regulation D and/or Regulation S. In the offering, no general solicitation was made by us or any person acting on our behalf. The securities were sold pursuant to transfer restrictions, and the certificates for shares of common stock and warrants sold in the offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.
We paid the placement agent retained in connection with the offering (i) a commission of 10% of the aggregate subscription amount of the securities sold in the offering, plus (ii) $50,000 for its fees and expenses, plus (iii) an expense allowance equal to 3% of the aggregate subscription amount of the securities sold in the offering. In addition, the placement agent (or its assigns) received warrants to purchase a number of shares of common stock equal to twenty percent (20%) of the maximum number of shares of common stock underlying the securities sold in the offering. As a result of the foregoing, the placement agent was paid a commission of $763,620 and received warrants to purchase 9,036,023 shares our common stock in connection with the offering.
The offering is more fully described in the Company’s Form 8-K, filed with the Securities and Exchange Commission on April 22, 2009, which is incorporated herein by reference.
Shares Issued in Connection with the Third Private Placement
On October 4, 2010 and October 29, 2010 we consummated a private placement of Series B Preferred Stock for aggregate gross proceeds of $3,440,000 and warrants to purchase 3,440,000 shares of our common stock. The investors collectively purchased the securities for total cash consideration of $3,440,000.

The securities were sold only to accredited investors, as defined under Regulation D promulgated by the SEC under the Securities Act. The sale of securities in the offering was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the offering, no general solicitation was made by the Company nor any person acting on the Company’s behalf. The securities were sold pursuant to transfer restrictions, and the certificates for shares of Series B Preferred Stock and warrants sold in the offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.
We paid the placement agent retained in connection with the offering a commission of 10% of the funds raised from the investors in connection with each closing of the offering. In addition, the placement agent (or its assigns) received warrants to purchase a number of shares of Common Stock equal to 15% of the shares of Common Stock underlying the shares of Series B Preferred Stock sold to investors in connection with the each closing of the offering. As a result of the foregoing, the placement agent was paid a commission $344,000 and issued warrants to purchase an aggregate of 2,243,478 shares of common stock in connection with the Offering.
The offering is more fully described in the Company’s Form 8-K, filed with the Securities and Exchange Commission on November 3, 2010, which is incorporated herein by reference.
Shares Issued in Connection with the Debenture Exchange
On October 4, 2010 and October 29, 2010 we consummated the cancellation of an aggregate principal amount of $5,692,500 of outstanding 8% Senior Secured Convertible Debentures (the “Debentures”) in exchange (the “Debenture Exchange”) for 56,925 shares of our Series A 8% Convertible Preferred Stock (the “Series A Preferred Stock”).
The Series A Preferred Stock was issued only to accredited investors, as defined under Regulation D promulgated by the SEC under the Securities Act. The issuance of securities in the Debenture Exchange was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the Debenture Exchange, no general solicitation was made by the Company or any person acting on the Company’s behalf. The securities were issued pursuant to transfer restrictions, and the certificates for shares of Series A Preferred Stock issued in the Debenture Exchange contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.
None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.
The Debenture Exchange is more fully described in the Company’s Form 8-K, filed with the Securities and Exchange Commission on November 3, 2010, which is incorporated herein by reference.
Shares and Warrants Issued in Connection with 2010 Corporate Awareness Campaign
In June 2010, we commenced a corporate awareness campaign in the investment community. The campaign encompassed investor relations and public relations services, including traditional media outlets like television, radio, and print, and the internet. The corporate awareness campaign encompasses the following activities: provide a plan to use various investor and public relations services and coordinate the execution of the Plan. The Plan may include: consulting with the Company’s management concerning marketing surveys, investor accreditation, advise on strategic communication programs, organizing due diligence meetings, attendance at conventions and trade shows, assistance in the preparation of press releases and other forms of stockholder communications including financial analyst and newsletter campaigns, electronic public relations campaigns, direct mail campaigns, placement in investment publications and press releases. In general, the campaign aims to build awareness for our brand with current and prospective shareholders, franchisees and customers. The campaign does not involve the sale of franchises. In connection with the campaign, we entered into a payment agreement with Summit Trading Limited (“Summit”), in connection with which we issued to Summit 10,000 shares of our Series B Preferred Stock with an aggregate dollar value of $1,000,000. On December 8, 2010, we terminated the agreement with Summit and, in accordance with terms of our agreement with Summit, 5,000 of the shares of Series B Preferred Stock previously issued to Summit were cancelled.
The transactions described above were exempt from registration under Section 4(2) of the Securities Act as they did not involve any public offering or general solicitation, the recipients had access to information that would be included in a registration statement, the recipients acquired the shares for investment and not resale, and we took appropriate measures to restrict resale.

Item 16. Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of December 18, 2007, by and among UFood Restaurant Group, Inc., KnowFat Acquisition Corp. and KnowFat Franchise Company, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

2.2	Certificate of Merger (incorporated by reference to Exhibit 2.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

3.1(a)	Amended and Restated Articles of Incorporation of UFood Restaurant Group, Inc. (f/k/a Axxent Media Corporation and UFood Franchise Company) (incorporated by reference to Exhibit 3.1(a) to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 22, 2007)

3.1(b)	Amendment to Articles of Incorporation of UFood Restaurant Group, Inc. (incorporated by reference to Exhibit 3.1(b) to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 26, 2007)

3.2	Amended and Restated Bylaws of UFood Restaurant Group, Inc. (f/k/a Axxent Media Corporation and UFood Franchise Company) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 31, 2006)

3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A 8% Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 6, 2010)

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series B 8% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 6, 2010)

5.1*	Opinion of Ballard Spahr LLP.

10.1	Employment Agreement between KnowFat Franchise Company, Inc., and George Naddaff (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

10.2	Employment agreement between UFood Restaurant Group, Inc., and Charles A. Cocotas (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-k filed with the Securities and Exchange Commission on February 19, 2008)

10.3	Joint Venture Agreement dated as of January 26, 2004 between George Naddaff and Eric Spitz and Low Fat No Fat Gourmet Café, Inc. (incorporated by reference to Exhibit 10.39 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on September 11, 2008)

10.4	Form of UFood Area Development Agreement (incorporated by reference to Exhibit 10.41 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on November 18, 2008)

10.5	Form of UFood Franchise Agreement (incorporated by reference to Exhibit 10.42 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on November 18, 2008)

10.6	KnowFat Franchise Company, Inc., 2004 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

10.7	UFood Restaurant Group, Inc., 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Form 10-QSB filed with the Securities and Exchange Commission on December 13, 2007)

Exhibit No.	Description
10.8	Form of Stock Option Agreement by and between UFood Restaurant Group, Inc., and participants under the 2004 Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

10.9	Form of Stock Option Agreement by and between UFood Restaurant Group, Inc., and participants under the 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

10.10	UFood Restaurant Group, Inc., Non-Employee Director Compensation Plan (incorporated by reference to Exhibit 10.26 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2008)

10.11	Services Agreement dated September 6, 2006, between KnowFat Franchise Company, Inc., and George Foreman Ventures, LLC (incorporated by reference to Exhibit 10.24 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.12	Promotion License Agreement dated September 6, 2006, between KnowFat Franchise Company, Inc., and George Foreman Ventures, LLC (incorporated by reference to Exhibit 10.25 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.13	Letter Agreement dated June 12, 2007, between KnowFat Franchise Company Inc, and George Foreman Ventures, LLC (incorporated by reference to Exhibit 10.26 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.14	Media Services Agreement dated as of April 8, 2008, between Crosscheck Media Services and UFood Restaurant Group, Inc. (incorporated by reference to Exhibit 10.33 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.15	Consulting Agreement dated as of April 21, 2008, between New Century Capital Consultants and UFood Restaurant Group, Inc. (incorporated by reference to Exhibit 10.34 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.16	Consulting Agreement dated as of April 21, 2008, between Stara Zagora Kompanija, LTD, UFood Restaurant Group, Inc., and Neptune Media, LLC (incorporated by reference to Exhibit 10.35 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.17	Consulting Agreement dated as of April 9, 2008, between MarketByte LLC and UFood Restaurant Group, Inc. (incorporated by reference to Exhibit 10.36 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.18	Consulting Agreement dated as of April 9, 2008, between TGR Group LLC and UFood Restaurant Group, Inc. (incorporated by reference to Exhibit 10.37 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.19	Consulting Agreement dated as of June 16, 2008, between Aviatech and UFood Restaurant Group, Inc. (incorporated by reference to Exhibit 10.38 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on July 9, 2008)

10.20	Placement Agency Agreement by and between UFood Restaurant Group, Inc., KnowFat Franchise Company, Inc., and Spencer Trask Ventures, Inc., dated October 17, 2007 (incorporated by reference to Exhibit 10.21 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 14, 2008)

10.21	Amendment No. 1 to Placement Agency Agreement, dated February 14, 2008, by and between UFood Restaurant Group, Inc., KnowFat Franchise Company, Inc., and Spencer Trask Ventures, Inc., dated October 17, 2007 (incorporated by reference to Exhibit 10.22 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 14, 2008)

Exhibit No.	Description
10.22	Finder’s Fee Agreement between UFood Restaurant Group, Inc., and Spencer Trask Ventures, Inc., dated December 18, 2007 (incorporated by reference to Exhibit 10.25 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 14, 2008)

10.23	Form of Registration Rights Agreement, dated as of December 18, 2007, by and between UFood Restaurant Group, Inc., and the investors in the Spencer Trask private placement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 26, 2007)

10.24	Placement Agent Agreement by and between UFood Franchise Company, Inc. and Garden State Securities Inc., dated as of February 4, 2009, as amended (incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.25	Securities Purchase Agreement by and between UFood Franchise Company, Inc., and the Purchasers (as defined therein), dated March 19, 2009 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.26	Securities Purchase Agreement by and between UFood Franchise Company, Inc., and the Purchasers (as defined therein), dated April 20, 2009 (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.27	Registration Rights Agreement, dated as of March 19, 2009, by and between UFood Restaurant Group, Inc., and the Investors in the 2009 Offering (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.28	Registration Rights Agreement, dated as of April 20, 2009, by and between UFood Restaurant Group, Inc., and the Investors in the 2009 Offering (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.29	Subsidiary Guarantee, dated as of March 19, 2009, made by each of the Guarantors (as defined in the Subsidiary Guarantee) in favor of the Purchasers (as defined in the Subsidiary Guarantee) (incorporated by reference to Exhibit 10.9 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.30	Subsidiary Guarantee, dated as of April 20, 2009, made by each of the Guarantors (as defined in the Subsidiary Guarantee) in favor of the Purchasers (as defined in the Subsidiary Guarantee) (incorporated by reference to Exhibit 10.10 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.31	Security Agreement, dated as of March 19, 2009, among UFood Restaurant Group, Inc., all of the subsidiaries of the Company and the Secured Parties (as defined in the Security Agreement) (incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.32	Form of Common Stock Purchase Warrant of UFood Restaurant Group, Inc., issued as of March 19, 2009 and April 20, 2009 to Investors in the Company’s 2009 Offering (incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.33	Form of 8% Senior Secured Convertible Debenture, issued as of March 19, 2009 and April 20, 2009 to Investors in the Company’s 2009 Offering (incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 22, 2009)

10.34	Letter Agreement between UFood Restaurant Group, Inc. and Eric Spitz, dated January 22, 2009 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 1, 2009)

Exhibit No.	Description
10.35	Form of Common Stock Purchase Warrant of UFood Restaurant Group, Inc., issued as of October 4, 2010 to Investors in connection with the first closing of the Company’s Private Placement (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 6, 2010)

10.36	Securities Purchase Agreement by and between UFood Restaurant Group, Inc. and the Purchasers (as defined therein) in connection with the first closing of the Private Placement, dated October 1, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 6, 2010)

10.37	Registration Rights Agreement by and between UFood Restaurant Group, Inc. and the Purchasers (as defined therein) in connection with the first closing of the Private Placement, dated October 1, 2010 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 6, 2010)

10.38	Form of Subscription and Exchange Agreement between UFood Restaurant Group, Inc. and each Investor (as defined therein) in connection with the first closing of the Debenture Exchange, each dated as of October 1, 2010 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 6, 2010)

10.39	Form of Common Stock Purchase Warrant of UFood Restaurant Group, Inc., issued as of October 29, 2010 to Investors in connection with second closing of the Company’s Private Placement (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 3, 2010)

10.40	Securities Purchase Agreement by and between UFood Restaurant Group, Inc. and the Purchasers (as defined therein) in connection with the second closing of the Private Placement, dated October 29, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 3, 2010)

10.41	Registration Rights Agreement by and between UFood Restaurant Group, Inc. and the Purchasers (as defined therein) in connection with the second closing of the Private Placement, dated October 29, 2010 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 3, 2010)

10.42	Form of Subscription and Exchange Agreement between UFood Restaurant Group, Inc. and each Investor (as defined therein) in connection with the second closing of the Debenture Exchange, each dated as of October 29, 2010 (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 3, 2010)

10.43*	Payment Agreement, between UFood Restaurant Group, Inc. and Summit Trading Limited, Effective June 29, 2010

14.1	UFood Restaurant Group, Inc., Code of Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 19, 2008)

16.1	Letter to the Securities and Exchange Commission from Manning Elliot LLP, dated March 6, 2008, regarding a change in Certifying Accountant (incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K/A filed with the Securities and Exchange Commission on March 11, 2008)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 14, 2008)

23.1*	Consent of Ballard Spahr LLP (included in its opinion filed as Exhibit 5.1)

23.2*	Consent of CCR LLP

*	Filed herewith

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Newton, Massachusetts, on December 16, 2010.

UFood Restaurant Group, Inc.

By:	/s/ George Naddaff

Name:	George Naddaff
Title:	Chief Executive Officer
     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ George Naddaff		December 28, 2010
George Naddaff	Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Charles Cocotas		December 28, 2010
Charles A. Cocotas	President, Chief Operating Officer
and Director

/s/ Irma Norton		December 28, 2010
Irma Norton	Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)

December ___, 2010
Mark Giresi	Director

December 28, 2010
/s/ Robert Grayson Robert Grayson	Director

/s/ Richard Golden		December 28, 2010
Richard Golden	Director

December ___, 2010
Keith Mueller	Director